Portions of this Exhibit 10.1 have been omitted based upon a request for confidential treatment. This Exhibit 10.1, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

Exhibit 10.1

CAPACITY PURCHASE AGREEMENT

Among

Continental Airlines, Inc.,

AND

Republic Airways Holdings Inc.

and

Republic Airline Inc.

Dated as of May 1, 2012

Table of Contents

Parties		5
Recitals		5
	Article I - Definitions	6
	Article II - Capacity Purchase, Schedules and Fares	7
Section 2.01	Capacity Purchase
Section 2.02	Flight-Related Revenues
Section 2.03	Pass Travel
Section 2.04	Conversion of Covered Aircraft Livery
Section 2.05	Acceptance of Transition Aircraft
Section 2.06	Conditions Subsequent
	Article III - Contractor Compensation	11
Section 3.01	Base and Incentive Compensation
Section 3.02	Periodic Adjustment of Base and Incentive Compensation
Section 3.03	Contractor Expenses
Section 3.04	Continental Expenses
Section 3.05	Audit Rights; Financial Information
Section 3.06	Billing and Payment; Reconciliation
Section 3.07	Operating Goals
	Article IV - Contractor Operations and Agreements with Continental	14
Section 4.01	Crews, Etc.
Section 4.02	Governmental Regulations
Section 4.03	Quality of Service
Section 4.04	Incidents or Accidents
Section 4.05	Emergency Response
Section 4.06	Safety Matters
Section 4.07	Master Facility and Ground Handling Agreement
Section 4.08	Codeshare Terms
Section 4.09	Fuel Purchasing Agreement
Section 4.10	Slots and Route Authorities
Section 4.11	Use of Continental Marks
Section 4.12	Use of Contractor Marks
Section 4.13	Catering Standards
Section 4.14	Ticket Handling Terms
Section 4.15	Fuel Efficiency Program
Section 4.16	Intentionally Omitted
Section 4.17	Environmental

	Article V - Certain Rights of Continental	20
Section 5.01	Use of Covered Aircraft
Section 5.02	Most Favored Nations
Section 5.03	Change of Control
Section 5.04	Changes to Agreements
	Article VI - Insurance	21
Section 6.01	Minimum Insurance Coverages
Section 6.02	Endorsements
Section 6.03	Evidence of Insurance Coverage
	Article VII - Indemnification	23
Section 7.01	Contractor Indemnification of Continental
Section 7.02	Continental Indemnification of Contractor
Section 7.03	Indemnification Claims
Section 7.04	Employer's Liability; Independent Contractors; Waiver of Control
Section 7.05	Survival
	Article VIII - Term, Termination and Disposition of Aircraft	26
Section 8.01	Term
Section 8.02	Early Termination
Section 8.03	Disposition of Aircraft during Wind-Down Period
	Article IX - Representations, Warranties and Covenants	31
Section 9.01	Representations and Warranties of Contractor
Section 9.02	Representations and Warranties of Continental
	Article X - Miscellaneous	34
Section 10.01	Transition Arrangements
Section 10.02	Notices
Section 10.03	Binding effect; Assignment
Section 10.04	Amendment and Modification
Section 10.05	Waiver
Section 10.06	Interpretation
Section 10.07	Confidentiality
Section 10.08	Arbitration
Section 10.09	Counterparts
Section 10.10	Severability
Section 10.11	Equitable Remedies; Certain Liquidated Damages
Section 10.12	Relationship of Parties
Section 10.13	Entire Agreement; No Third Party Beneficiaries
Section 10.14	Governing Law
Section 10.15	Parent Guarantee
Section 10.16	Right of Set-Off
Section 10.17	Cooperation with Respect to Reporting
Section 10.18	Extension of Aircraft Term
Section 10.19	Other Adjustments to Schedule 1

CAPACITY PURCHASE AGREEMENT
This Capacity Purchase Agreement (this “Agreement”), dated as of May 1, 2012, is among Continental Airlines, Inc., a Delaware corporation (“Continental”), Republic Airway Holdings Inc., a Delaware corporation (“Parent”), and Republic Airline Inc., an Indiana corporation (“Contractor”).
NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and obligations hereinafter contained, the parties agree to:

Article I
DEFINITIONS

Capitalized terms used in this Agreement (including, unless otherwise defined therein, in the Schedules, Appendices and Exhibits to this Agreement) shall have the meanings set forth in Exhibit A hereto.

Article II
CAPACITY PURCHASE, SCHEDULES AND FARES

Section 2.01 Capacity Purchase. Continental agrees to purchase the capacity of each Covered Aircraft for the period beginning on the date such aircraft is presented for service by Contractor under this Agreement and ending on the exit date set forth for such aircraft on Schedule 1, as such date may be extended pursuant to Section 10.18 hereof, in each case unless such aircraft is earlier withdrawn pursuant to Article VIII, all under the terms and conditions set forth herein and for the consideration described in Article III. Subject to the terms and conditions of this Agreement, Contractor shall provide all of the capacity of the Covered Aircraft solely to Continental and use the Covered Aircraft solely to operate the Scheduled Flights, in the provision of Regional Airline Services (currently referred to as United Express service).
(a)Fares, Rules and Seat Inventory. Continental and/or its affiliates, including United Air Lines, Inc., shall establish and publish all fares and related tariff rules for all seats on the Covered Aircraft. Contractor shall not publish any fares, tariffs, or related information for the Covered Aircraft. In addition, Continental shall have complete control over all seat inventory and inventory and revenue management decisions for the Covered Aircraft, including overbooking levels, discount seat levels and allocation of seats among various fare buckets.
(b)Flight Schedules. Continental and/or its affiliates, including United Air Lines, Inc., shall, in its sole discretion, establish and publish all schedules for the Covered Aircraft (such scheduled flights, together with Charter Flights and ferry flights required to accommodate such scheduled flights and Charter Flights or otherwise made at Continental's request, referred to herein as “Scheduled Flights”), including determining the city-pairs served, frequencies, utilization and timing of scheduled arrivals and departures, and shall, in its sole discretion, make all determinations regarding the establishment and scheduling of any Charter Flights; provided that such schedules shall be subject to Reasonable Operating Constraints. Continental shall also be entitled, in its sole discretion and at any time prior to takeoff, to direct Contractor to delay or cancel a Scheduled Flight, including without limitation for delays and cancellations that are ATC or weather related, and Contractor shall take all necessary action to give effect to any such direction. Contractor and Continental shall meet monthly (but not later than the fourth Friday of each calendar month) to review the planned flight schedules for the Covered Aircraft for each of the next six months. At such meeting, Continental shall present a planned flight schedule for the Covered Aircraft for each of the next six months, including a proposed Final Monthly Schedule for the next calendar month. At such meeting, Continental shall review and consider any changes to the planned flight schedule for the Covered Aircraft, including the proposed Final Monthly Schedule, suggested by Contractor. Not later than three Business Days prior to the beginning of each calendar month, Continental will deliver to Contractor the Final Monthly Schedule. Following such monthly meetings and delivery of the Final Monthly Schedule, however, Continental may make such adjustments to the proposed Final Monthly Schedule as it deems appropriate (subject to Reasonable Operating Constraints).
(c)Wet Leases. At Continental's option, and provided that Contractor is not adversely affected in any material respect, Contractor shall “wet lease” one or more of the Covered Aircraft to Continental, on terms mutually acceptable to the parties hereto, which terms are identical in all material respects, economically and otherwise, to the terms of this Agreement (taking into account the inherent differences between a “wet lease” arrangement and a capacity purchase arrangement), and such “wet lease” shall supersede the capacity purchase provisions of this Agreement with respect to such Covered Aircraft. In such event, Contractor's compensation hereunder, including without limitation in this Article II, in Article III and in Schedule 3, shall be adjusted so that Contractor's aggregate compensation from such “wet lease” arrangements and the capacity purchase arrangements applicable to the remaining Covered Aircraft are equal to the amount of Contractor's aggregate compensation had no such “wet lease” arrangements been entered into.

(d)Start Up Dates. The Covered Aircraft shall be placed into service under the terms and conditions of this Agreement on such dates as are provided on Schedule 1. In the event that a Covered Aircraft is not ready for entry into service by the scheduled entry date indicated for such Covered Aircraft in Schedule 1, unless such circumstance is caused by Contractor or circumstances under Contractor's direct control, the date for entry into service (and the corresponding exit date) shall be extended until such Covered Aircraft is able to enter into service. Continental agrees that it shall remain responsible for EDC Payments to the extent required per the aircraft lease agreements between Contractor and EDC (if any) with respect to such period of delay.
(e)Spare Aircraft; Heavy Check Aircraft; Hubs and RON. Contractor may use spare aircraft to operate Scheduled Flights as well as to operate flights that are not Scheduled Flights, including flights for other air carriers as directed by Continental. Notwithstanding anything in this Section 2.01 or elsewhere in this Agreement to the contrary, one of the Covered Aircraft shall be allocated as the maintenance program heavy check aircraft. This aircraft will support normally scheduled calendar and cycle driven maintenance inspections which cannot otherwise be accomplished on scheduled overnights. The heavy check schedule requirements will be communicated to Continental quarterly and six months in advance and in the event sufficient time exists where no heavy check maintenance is required, Continental may utilize the heavy check aircraft in scheduled service. In addition, the parties shall adhere to the following requirements in regard to Rest Over-night (RON) maintenance and operational spares:
(i)The first two (2) Covered Aircraft in service will operate from Contractor's existing DEN crew and maintenance base with RON maintenance accomplished in MCI. At Contractor's discretion, and with at least [*] written notice to Continental, these two (2) Covered Aircraft will be reallocated to other hub flying for Continental pursuant to this Agreement. If no aircraft are to be based in DEN, then these aircraft shall not operate in DEN beyond [*];
(ii)In order to achieve the desired operating performance standards for the Covered Aircraft as set forth in Section 3.07, Contractor requires that no less than [*] of the Covered Aircraft, rounded up to the nearest whole Covered Aircraft, be allowed entry into a designated Q400 overnight maintenance base for at least [*] per entry for purposes of performing required program maintenance;
(iii)[*]; and
(iv)All Covered Aircraft will operate consistently with one of the five schedule scenarios listed in the table below, as determined by Continental from time to time as provided in this paragraph, in regard to RON maintenance stations and numbers of operational spares; provided, that Continental shall give Contractor at least [*] days prior written notice of changing the then-current selected schedule scenario; provided further that where any such change is between schedule scenario 1 and schedule scenario 2 below or if such change is between schedule scenario 4 and schedule scenario 5, such prior notice shall be [*] days; provided further that where the election of a new schedule scenario requires Contractor to no longer operate from any RON maintenance station (a “Closed Station”), Continental may not elect such a new schedule scenario for a period from the date of establishment of the Closed Station to the greater of (x) one year and (y) the duration of the contractual agreements Contractor enters into with respect to the Closed Station, such agreements to be subject to Continental's prior written consent, such consent not to be unreasonably withheld, delayed or conditioned. The initial schedule scenario under this Agreement shall be schedule scenario 4 below. Continental may elect to change schedule scenarios up to a maximum of four (4) times over the life of this Agreement, [*]. Requirements for the minimum number and location of RON aircraft per each scenario as well as the number of operational spares assumed per each scenario are as follows:

[*]

1 [*]
2 [*]
3other = other location as mutually agreed

Section 2.02 Flight-Related Revenues. Contractor and Parent acknowledge and agree that all revenues resulting from the sale and issuance of passenger tickets associated with the operation of the Covered Aircraft and all other sources of revenue associated with the operation of the Covered Aircraft, in each case during the Term, including without limitation revenues relating to the transportation of cargo or mail and revenues associated with food, beverage and duty-free services and guaranteed or incentive payments from airport or governmental authorities, civic associations or other third parties in connection with scheduling flights to such airport or locality, are the sole property of and shall be retained by Continental (or, if received by Contractor or Parent, shall be promptly remitted to Continental, free and clear of claims of any third party arising by, through or under Contractor).

Section 2.03 Pass Travel. All pass travel and other non-revenue travel on any Scheduled Flight shall be administered in accordance with Exhibit E.

Section 2.04 Conversion of Covered Aircraft Livery. The Transition Aircraft will not require a conversion of livery. For the Republic Aircraft, Continental shall be responsible for Contractor's reasonable out-of-pocket costs of preparing each Republic Aircraft, up to [*] for each Q400 Aircraft, prior to its being placed into service hereunder, in the livery required by Paragraph 8 of Exhibit G.

Section 2.05 Acceptance of Transition Aircraft. Contractor shall accept the Transition Aircraft in the same condition as existed on the respective wind-down dates with Colgan even if such aircraft are not in airworthy condition.  It is agreed that all actual expenses incurred by Contractor that are required to put the Transition Aircraft into airworthy condition pursuant to Contractor's FAA-approved maintenance program,  and prepared for scheduled passenger operation, (excluding (i) any maintenance forming part of the C-Check to be performed prior to or upon the commencement of the Master Lease with respect to such airframe, (ii) any interior modifications to or painting of such airframe and (iii) any other routine maintenance on such airframe performed in the ordinary course of business), (collectively, the “Additional Maintenance Expense”) shall either be paid directly by Continental or reimbursed by Continental to Contractor subject to a cap of [*] per Transition Aircraft. In the event that Additional Maintenance Expense for any Transition Aircraft exceeds [*], Contractor shall notify Continental thereof and, pursuant to the Master Lease, the lessor and not Continental, shall be liable for an amount equal to the amount of such Additional Maintenance Expense in excess of [*] and up to [*]. To the extent that Additional Maintenance Expense for any Transition Aircraft exceeds [*], Contractor, Continental and lessor shall negotiate in good faith to agree on the cost allocation of such excess amount.  If Contractor, Continental and lessor do not agree on a mutually satisfactory cost allocation, then, upon prior written notice to Continental concurrent with the notices required under the Master Lease for termination due to Additional Maintenance Expense in excess of [*], and provided such Transition Aircraft has not yet been inducted into service under this Agreement, Contractor may terminate the capacity purchase in respect of such Transition Aircraft and remove the aforesaid Transition Aircraft from the scope of this Agreement.  The Contractor shall have the right under this provision to terminate the capacity purchase in respect of up to three (3) of the Transition Aircraft that have not yet been inducted into service under this Agreement, and remove said Transition Aircraft from the scope of this Agreement, pursuant to this provision.  Thereafter, if the Additional Maintenance Expense in regard to any of the Transition Aircraft exceeds [*] and Contractor, Continental and lessor do not agree on a mutually satisfactory cost allocation, the parties shall be obligated as follows:
(x) Continental shall pay for the out-of-pocket cost of the performance of such maintenance up to [*], and

(y) Contractor shall pay for the out-of-pocket cost of the performance of such maintenance in excess of [*], provided that in such case, it has secured a commitment under the Master Lease from the lessor to reimburse such amounts to it.
Section 2.06 Conditions Subsequent. The parties acknowledge that at the time that this Agreement is signed by all parties and becomes effective, (x) the Master Lease will not be in place (but a binding Letter of Intent is anticipated to be signed concurrent with this Agreement), and (y) the Term Cost Program Agreement will not be in place (but Pratt & Whitney Canada Corp. has agreed to perform certain maintenance of certain engines associated with the Covered Aircraft and to cover the engines associated with the Covered Aircraft as of June 1, 2012 on substantially the terms set forth in that certain proposal letter dated May 14, 2012 from Pratt & Whitney Canada Corp. to Contractor). The parties agree to perform all of their obligations under this Agreement notwithstanding that the Master Lease and Term Cost Program Agreement have not been finalized and signed. In the event that the Master Lease and Term Cost Program Agreement are not both finalized and signed by all parties thereto within sixty (60) days of the date of this Agreement (it being agreed by Contractor that it shall use commercially reasonable efforts to finalize such agreements), then Contractor and Continental shall confer in good faith and determine whether to extend such sixty (60) day period or terminate this Agreement. If Contractor and Continental decide to terminate this Agreement, then (i) such termination shall be effective no less than thirty (30) days thereafter and Continental shall be entitled to cause the number of aircraft to be withdrawn as Continental directs over such thirty (30) day period, (ii)Continental shall pay all amounts payable by Continental under this Agreement through the date of such termination in accordance with Schedule 3.

Article III
CONTRACTOR COMPENSATION

Section 3.01 Base and Incentive Compensation. For and in consideration of the transportation services, facilities and other services to be provided by Contractor hereunder, Continental shall pay Contractor the base and incentive compensation as provided in Paragraph A of Schedule 3 hereto, subject to the terms and conditions set forth in this Article III.

Section 3.02 Periodic Adjustment of Base and Incentive Compensation. The rates under this Agreement set forth in Appendix 1 to Schedule 3 hereto shall remain in effect through December 31, 2013, and thereafter shall be adjusted on each January 1, beginning with January 1, 2014, as follows: the new rates, applicable beginning on such January 1, shall equal the rates in effect on the immediately preceding December 31 multiplied by the lower of (a) the greater of (i) [*] and (ii) the Annual CPI Change and (b) [*]; in any year where the Annual CPI Change exceeds [*] then the multiplier for the rates will be the sum of [*], however escalation sharing that exceeds [*] will not include any escalation in respect of Contractor's non-salaried and management labor costs, with such non-salaried and management labor costs being borne by Contractor; provided that the rates “generally for each Covered Aircraft for each day in the Term” and “separately for each Covered Aircraft for each month in the Term,” in each case as set forth or cross-referenced on Appendix 1 to Schedule 3 shall not be adjusted pursuant to this Section 3.02.

Section 3.03 Contractor Expenses. Except as provided otherwise in Section 3.04, Contractor shall pay in accordance with commercially reasonable practices all expenses incurred in connection with Contractor's provision of Regional Airline Services.

Section 3.04 Continental Expenses.

(a)Certain Expenses. Continental shall incur directly those expenses relating to the Regional Airlines Services that are described in Paragraph B(1) of Schedule 3.

(b)Design Changes. Contractor shall reconfigure the Covered Aircraft to add a First Class, Economy Plus, and Economy configuration consistent with the specifications in Schedule 2. The timing of such reconfiguration work is subject to discussions between Continental and Contractor with Bombardier, and the execution of a definitive agreement by and between Contractor and Bombardier relating to the re-starting of the lines. [*].

(c)Crew Training: Continental shall pay one-time expenses associated with crew training to fulfill FAA requirements for such operation, for the induction of the Transition Aircraft as actuals subject to a cap of no more than [*] per Transition Aircraft. All crew training expenses to be incurred shall be paid no later than thirty (30) days after the date all Transition Aircraft are inducted into service under this Agreement. In the event that Contractor must bypass pilots in order to meet the agreed induction schedule, Continental shall reimburse the actual pay-protect expenses association with such bypassing for a period of one year from October 1, 2012 to September 30, 2013, up to a maximum of [*]. If at any time Continental requires Contractor to operate any of the Covered Aircraft into Aspen, Colorado, Continental shall pay expenses associated with crew training for such operation (as of the date hereof, such expenses are [*] per pilot, subject to escalation pursuant to Section 3.02 of this Agreement).

Section 3.05 Audit Rights; Financial Information. Contractor shall make available for inspection by Continental and its outside auditors and advisors, within a reasonable period of time after Continental makes a written request therefor, all of Contractor's books and records (including all financial and accounting records and operations reports, and records of other subsidiaries or affiliates of Contractor, if any) as necessary to audit any reimbursement of expenses set forth on Appendix 3 of Schedule 3 hereto. In connection with such audit, Continental and its outside auditors and advisors shall be entitled to make copies and notes of such information as they deem necessary and to discuss such records with Contractor's Chief Financial Officer or such other employees or agents of Contractor knowledgeable about such records. Upon the reasonable written request of Continental or its outside auditors or advisors, Contractor will cooperate with Continental and its outside auditors and advisors to permit Continental and its outside auditors and advisors access to Contractor's outside auditors for purposes of reviewing such records. In addition, Contractor and Parent shall deliver or cause to be delivered to Continental (I) as soon as available, but in any event within 90 days after the end of each fiscal year, a copy of the consolidated balance sheet of Parent, as at the end of such year, and the related consolidated statements of income and retained earnings and of cash flows of Parent for such year, setting forth in each case in comparative form the figures for the previous year, reported on by an independent certified public accountants of nationally recognized standing; and (II) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year, the unaudited consolidated balance sheet of Parent, as at the end of such quarter, and the related unaudited consolidated statements of income and retained earnings and of cash flows of Parent for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a responsible officer of Parent, as being fairly stated in all material respects (subject to normal year-end audit adjustments); provided, that no party shall be required to deliver financial statements pursuant to this sentence if such party is a reporting issuer pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and such financial statements are timely filed with the Securities and Exchange Commission pursuant thereto. All financial statements delivered hereunder shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

Section 3.06 Billing and Payment; Reconciliation.

(a)    Billing and Payment. On the next Business Day after Contractor receives the Final Monthly Schedule from Continental pursuant to Section 2.01(b), Contractor shall present a reasonably detailed written invoice for amounts due under this Agreement in respect of the Base Compensation for the Scheduled Flights during the month to which such Final Monthly Schedule pertains. Continental shall pay Contractor the amount due under such invoice (the “Invoiced Amount”), subject to Continental's right to dispute any calculations set forth on such invoice that do not comply with the terms of this Agreement, net of amounts owed by Contractor to Continental, including without limitation amounts owed under the Master Facility and Ground Handling Agreement and/or any other amounts as mutually agreed to by both Contractor and Continental, as follows:
(i)That portion of the Invoiced Amount constituting aircraft rent for Republic Aircraft, and [*] of the balance of the Invoiced Amount (including one-quarter of the sum of EDC Payments) shall be payable by Continental to Contractor, by electronic transfer of funds to a bank account designated by Contractor, available on or before the first day of the month (or if such day is not a Business Day, the next Business Day) to which such invoice relates;
(ii)[*] of the balance of the Invoiced Amount (including one-quarter of the sum of EDC Payments) shall be payable by Continental to Contractor, by electronic transfer of funds to a bank account designated by Contractor, available on or before the 8th day of the month (or if such day is not a Business Day, the next Business Day) to which the invoice relates;
(iii)[*] of the balance of the Invoiced Amount (including one-quarter of the sum of EDC Payments) shall be payable by Continental to Contractor, by electronic transfer of funds to a bank account designated by Contractor, available on or before the 15th day of the month (or if such day is not a Business Day, the next Business Day) to which the invoice relates; and
(iv)[*] of the balance of the Invoiced Amount (including one-quarter of EDC Payments) shall be payable by Continental to Contractor, by electronic transfer of funds to a bank account designated by Contractor, available on or before the 22nd day of the month (or if such day is not a Business Day, the next Business Day) to which the invoice relates.

(b)Reconciliation. Not later than 14 days following the end of each month, Contractor and Continental shall reconcile actual amounts due in respect of such month with the estimated amounts included in the Invoiced Amount for such items for such month in accordance with the terms and conditions set forth in Schedule 3. On or before the 15th day following the end of such month (or if such day is not a Business Day, the next Business Day), such reconciled amounts for such month to the extent applicable: (i) shall be paid by Continental to Contractor, together with any payment to be made by Continental pursuant to Section 3.06(a)(iii) above, or (ii) shall be paid by Contractor to Continental or set off by Continental against any other amounts owing to Contractor under this Agreement or any Ancillary Agreement. Further reconciliations shall be made on or prior to the 22nd day following the end of such month (or if such day is not a Business Day, the next Business Day) to the extent necessary as a result of Continental's review of financial information provided by Contractor in respect of such month. Such further reconciled amounts for such month to the extent applicable (x) shall be paid by Continental to Contractor, together with any other payment to be made by Continental pursuant to Section 3.06(a)(iv) above, or (y) shall be paid by Contractor to Continental or set off by Continental against any other amounts owing to Contractor. If, subsequent to any reconciliation payments or set-off, as the case may be, Contractor's financial statements are restated, amended or otherwise adjusted for any calendar month or quarter, then the reconciled amounts for such period shall be recalculated in accordance with the terms and conditions set forth in Schedule 3, and the parties shall make further payments or set off further amounts as appropriate in respect of such recalculations.

Section 3.07 Operating Goals. [*].

Article IV
CONTRACTOR OPERATIONS AND AGREEMENTS WITH CONTINENTAL

Section 4.01 Crews, Etc.

(a)    Contractor shall be responsible for providing all crews (flight and cabin) and maintenance personnel and, at Contractor Airports, gate agents and other ground personnel, necessary to operate the Scheduled Flights and for all aspects (personnel and other) of dispatch control.

(b)    Contractor agrees to give any furloughed Continental pilot preferential interview status for any pilot openings that may occur at Contractor consistent with Contractor's commitments concerning pilots of other carriers. Any furloughed Continental pilot hired by Contractor shall be required to comply with all standard terms and conditions of employment applicable to employees of Contractor, but will not be required by Contractor to resign from Continental as a condition for applying or being employed as a pilot of Contractor.

Section 4.02 Governmental Regulations. Contractor has and shall maintain all certifications, permits, licenses, certificates, exemptions, approvals, plans, and insurance required by governmental authorities, including, without limitation, FAA, DOT and TSA, to enable Contractor to perform the services required by this Agreement. All flight operations, dispatch operations and all other operations and services undertaken by Contractor pursuant to this Agreement shall be conducted, operated and provided by Contractor in compliance with all U.S. and foreign governmental laws, regulations and requirements, including, without limitation, those relating to airport security, the use and transportation of hazardous materials and dangerous goods, crew qualifications, crew training and crew hours, the carriage of persons with disabilities and without any violation of U.S. or foreign laws, regulations or governmental prohibitions. All Covered Aircraft shall be operated and maintained by Contractor in compliance with all laws, regulations and governmental requirements, Contractor's own operations manuals and maintenance manuals and procedures, and all applicable equipment manufacturers' manuals and instructions.

Section 4.03 Quality of Service. At all times, Contractor shall provide Regional Airline Services with appropriate standards of care, but in no event lower than such standards utilized by Continental as of the date of this Agreement. Continental procedures, performance standards and means of measurement thereof concerning the provision of air passenger and air cargo services shall be applicable to all Regional Airline Services provided by Contractor. Contractor shall achieve at least the comparable quality of airline service as provided by Continental, subject to limitations imposed by the type of aircraft used by Contractor and its route network. Contractor shall comply with all airline customer service commitments and policies of Continental as of the date hereof, including without limitation the “CustomerFirst” commitments, and employee conduct, appearance and training policies in place as of the date hereof, and shall handle customer-related services in a professional, businesslike and courteous manner. In connection therewith, Contractor shall comply with aircraft cleanliness, condition, and workability standards and shall adhere to the aircraft Refurbishment Scope of Work as set forth in Schedule 4, and shall maintain adequate staffing levels, to ensure at least a comparable level of customer service and operational efficiency that Continental achieves, including without limitation in respect of customer complaint response, ticketing and boarding timing, oversales, baggage services and handling of irregular operations. In addition, at the request of Continental, Contractor shall comply with all such airline customer service commitments, policies and standards of care of Continental as adopted, amended or supplemented after the date hereof. Contractor shall ensure that all Covered Aircraft are equipped with an aircraft communications addressing and reporting system that provides operational information in a form reasonably acceptable to Continental, [*]. Contractor shall provide Continental with timely communication regarding the status of all Scheduled Flights, and shall perform closeout procedures at service levels at least as high as those of Continental at comparably-sized airports. Contractor will use Continental's standard procedures for processing and adjudicating all claims for which Contractor is responsible in an effort to avoid such matters becoming the subject of claims, litigation or an investigation by a governmental agency or authority. At either party's request, Contractor and Continental will meet to discuss and review Contractor's customer service and handling procedures and policies and its employees' conduct, appearance and training standards and policies. Continental shall give Contractor not less than [*] prior written notice of any non-safety-related breach of this Section 4.03 prior to exercising any remedy regarding such breach.

Section 4.04 Incidents or Accidents. Contractor shall promptly notify Continental of all irregularities involving a Scheduled Flight or Covered Aircraft operated by Contractor, including, without limitation, aircraft accidents and incidents, which result in any damage to persons and/or property or may otherwise result in a complaint or claim by passengers or an investigation by a governmental agency or authority. Contractor shall furnish to Continental as much detail as practicable concerning such irregularities and shall cooperate with Continental at Contractor's own expense in any appropriate investigation.

Section 4.05 Emergency Response. Contractor shall adopt Continental's Emergency Response Plan for aircraft accidents or incidents. In the event of an accident or incident involving a Covered Aircraft or Scheduled Flight, Continental will have the right to manage the emergency response efforts on behalf of Contractor with full cooperation from Contractor.

Section 4.06 Safety Matters.

(a)In the event of a reasonable safety concern, Continental shall have the right, at its own cost, to inspect, review, and observe Contractor's operations of Scheduled Flights. Notwithstanding the conduct or absence of any such review, Contractor is and shall remain solely responsible for the safe operation of its aircraft and the safe provision of Regional Airline Services, including all Scheduled Flights, and nothing in this Section 4.06 or otherwise in this Agreement is intended or shall be interpreted to make Continental responsible for such safety matters. Contractor represents and warrants that it has successfully undergone an IATA Operational Safety Audit (IOSA) and further warrants that it shall maintain compliance with the requirements of such audits within the timeframe required by IATA. Any failure to maintain compliance shall immediately be brought to Continental's attention along with corrective actions taken or a corrective action plan. Although the IOSA is to be completed biennially, additional safety review audits may be required at Continental's discretion and Contractor shall cooperate with all such audits.

Section 4.07 Master Facility and Ground Handling Agreement. Contemporaneous with the execution and delivery of this Agreement, Contractor and Continental shall enter into a Master Facility and Ground Handling Agreement in the form attached hereto as Exhibit C.

Section 4.08 Codeshare Terms. Contractor agrees to operate all Scheduled Flights using the Continental flight code and flight numbers assigned by Continental, or such other flight codes and flight numbers as may be assigned by Continental (to accommodate, for example, a Continental alliance partner), and otherwise under the codeshare terms set forth in Exhibit D.

Section 4.09 Fuel Purchasing Agreement. Contemporaneous with the execution and delivery of this Agreement, Continental and Contractor shall enter into the Fuel Purchasing Agreement in the form attached hereto as Exhibit F.

Section 4.10 Slots and Route Authorities. At the request of Continental made during the Term or upon termination of this Agreement, Contractor shall use its commercially reasonable efforts to transfer to Continental or its designee, to the extent permitted by law, any airport takeoff or landing slots, route authorities or other similar regulatory authorizations transferred to Contractor by Continental for use in connection with Scheduled Flights, or held by Contractor and used for Scheduled Flights, in consideration of the payment to Contractor of the net book value, if any, of such slot, authority or authorization on Contractor's books. Contractor's obligations pursuant to the immediately preceding sentence shall survive the termination of this Agreement for so long as any transfer requested pursuant to this Section 4.10 shall not have been completed. Contractor hereby agrees that all of Contractor's contacts or communications with any applicable regulatory authority concerning any airport takeoff or landing slots, route authorities or other similar regulatory authorizations used for Scheduled Flights will be coordinated through Continental. If any airport takeoff or landing slot, route authority or other similar regulatory authorization transferred to Contractor by Continental for use in connection with Scheduled Flights, or held by Contractor and used for Scheduled Flights is withdrawn or otherwise forfeited as a result of Controllable Cancellations or any other reason within Contractor's reasonable control, then Contractor agrees to pay to Continental promptly upon demand an amount equal to the market value of such withdrawn or forfeited slot, authority or authorization.

Section 4.11 Use of Continental Marks. Continental hereby grants to Contractor the non-exclusive and non-transferable rights to use the Continental Marks and other Identification as provided in, and Contractor shall use the Continental Marks and other Identification in accordance with the terms and conditions of, Exhibit G.

Section 4.12 Use of Contractor Marks. Contractor hereby grants to Continental the non-exclusive and non-transferable rights (subject to Section 10.03) to use the Contractor Marks as provided in, and Continental shall use the Contractor Marks in accordance with the terms and conditions of, Exhibit H.

Section 4.13 Catering Standards. Continental and Contractor shall comply with the catering requirements set forth on Exhibit I hereto. The parties agree that, in the event of a conflict between the provisions of Exhibit I and the Contractor Ground Handling Agreement, the provisions of Exhibit I shall control.

Section 4.14 Ticket Handling Terms. Continental and Contractor shall comply with the ticket handling requirements set forth in Exhibit K hereto. The parties agree that, in the event of a conflict between the provisions of Exhibit K and the Contractor Ground Handling Agreement, the provisions of Exhibit K shall control.

Section 4.15 Fuel Efficiency Program. Contractor shall use its commercially reasonable best efforts to promptly adopt and adhere to a fuel efficiency program as described on Exhibit L hereto.

Section 4.17 Environmental.

(a)Definitions.
i.The term “Environmental Laws” means all applicable federal, state, local and foreign laws and regulations, including airport or Continental rules, regulations, policies, or lease requirements relating to the prevention of pollution, protection of the environment or occupational health and safety, or remediation of environmental contamination, including, without limitation, laws, regulations and rules relating to emissions to the air, discharges to surface and subsurface soil and waters, regulation of potable or drinking water, the use, storage, release, disposal, transport or handling of Hazardous Materials, and aircraft noise, vibration, exhaust and overflight. Continental requirements will apply only after Contractor i

s provided such requirements in writing and provided with a reasonable amount of time to comply with such requirements.
ii.The term “Hazardous Materials” means any substances, whether solid, liquid or gaseous, which are listed and/or regulated as hazardous, toxic, or similar terminology under any Environmental Laws or which otherwise cause or pose threat or hazard to human health, safety or the environment, including, but not limited to, petroleum and petroleum products.

(b)Contractor Obligations.
i.Contractor shall conduct its operations in a prudent manner, taking reasonable preventative measures to avoid liabilities under any Environmental Laws or harm to human health or the environment, including, without limitation, measures to prevent unpermitted releases of Hazardous Materials to the environment, adverse environmental impacts to on-site or off-site properties and the creation of any public nuisance. If, in the course of conducting services under this Agreement, Contractor encounters adverse environmental conditions that could reasonably be expected to give rise to liability for Continental or Contractor under any Environmental Laws or which otherwise could reasonably be expected to result in harm to human health or the environment, Contractor shall promptly notify Continental of such conditions.
ii.Contractor shall, at its own expense, conduct its operations in compliance with applicable Environmental Laws. If Continental provides any information, instruction, or materials to Contractor relating to its obligations under any Environmental Laws, Contractor agrees that this shall not in any way relieve Contractor of its obligation to comply with Environmental Laws; provided, that Continental shall use commercially reasonable efforts to avoid giving any such information, instruction, or materials to Contractor that conflict with Environmental Laws and provided further that Contractor shall not be deemed to be in breach of this Agreement if Contractor does not follow such information, instruction or material if in Contractor's reasonable judgment such information, instruction or material violates Environmental Laws. Contractor further agrees that it shall otherwise preserve the proprietary nature of any such information that is identified by Continental as proprietary and confidential and shall use its commercially reasonable efforts to ensure that confidential information identified as such is not disclosed to any third parties (other than disclosures required by applicable law, rule or regulation) without first obtaining the written consent of Continental.
iii.Contractor shall use its commercially reasonable efforts to perform its services under this Agreement so as to minimize the unnecessary generation of waste materials, including consideration of source reduction and re-use or recycling options. If reasonably requested by Continental and such requested change doesn't interfere with Contractor's operations (on a global level), Contractor shall replace specific products used in its operations with less toxic products, as long as there is a reasonable replacement available at a similar cost, or if the product costs more, provided that Continental agrees to pay the difference. Contractor shall ensure that any waste materials generated in connection with the services performed by Contractor under this Agreement are managed in accordance with all applicable Environmental Laws, with Contractor assuming responsibility as the legal generator of such wastes; however, this provision does not apply should Continental or another vendor of Continental be the entity who has, in fact, independently generated the wastes.
iv.For any leased areas or other equipment that are jointly used or operated by both Contractor and Continental (and/or other Continental contractors), Contractor and Continental shall use their respective commercially reasonable efforts to coordinate their activities with Continental and/or Continental contractors and otherwise perform such activities to ensure compliance with applicable Environmental Laws.
v.Except for de minimis amounts of Hazardous Materials which are immediately and fully remediated to pre-existing conditions, Contractor shall promptly notify Continental of any spills or leaks of Hazardous Materials arising out of Contractor's provision of services under this Agreement, and shall provide copies to Continental of any written reports provided to any governmental agencies and airport authorities under any Environmental Laws regarding same. Contractor shall promptly undertake all commercially reasonable actions to remediate any such spills or leaks to the extent Contractor is required to do so by applicable Environmental Laws, by the relevant airport authority, or in order to comply with a lease obligation. In the event that Contractor fails to fulfill its remediation obligations under this Paragraph and Continental may otherwise be prejudiced or adversely affected, Continental may undertake such actions as are reasonable at the cost and expense of Contractor. Such costs and expenses shall be promptly paid upon Contractor's receipt of a written request for reimbursement for such costs and expenses by Continental. The remediation requirements in this paragraph shall not apply to Contractor to the extent the spill or leak of Hazardous Materials is caused by (i) the reckless or willful misconduct, or gross negligence, of Continental, or (ii) the negligence of a third party contracted by Continental to perform fueling or other support to Contractor under this Agreement.
vi.Contractor shall promptly provide Continental with written copies of any notices of violation issued or other claims from a third party asserted pursuant to Environmental Laws or associated with a potential release of Hazardous Materials and related to or associated with the provision of services by Contractor under this Agreement. Contractor shall promptly undertake all actions necessary to resolve such matters, including, without limitation, the payment of fines and penalties, and promptly addressing any noncompliance identified; provided, however, that Contractor may contest any notice of violation or other alleged violation and defend any claim that it believes is untrue, improper or invalid. In the event that Contractor fails to fulfill its obligations under this Paragraph and Continental may otherwise be prejudiced or adversely affected, Continental may undertake such actions as are reasonable or legally required at the cost and expense of Contractor. Such costs and expenses shall be promptly paid upon Contractor's receipt of a written request for reimbursement for such costs and expenses by Continental. The requirements in this paragraph (other than providing copies of notices) shall not apply to Contractor to the extent the notices of violation issued or claims are caused by (i) the reckless or willful misconduct, or gross negligence, of Continental, or (ii) the negligence of a third party contracted by Continental to perform fueling or other support to Contractor under this Agreement.
vii.If requested by Continental, Contractor shall conduct a review and provide information to Continental regarding Contractor's compliance with the requirements of this Section 4.17 (Environmental). Such review will not be required more frequently than once each year unless there are circumstances that warrant an additional review as reasonably determined by Continental after consultation with Contractor. This review may include the completion of an environmental compliance audit of Contractor's activities or an environmental site assessment, each subject to a work plan approved by Continental, such approval not to be unreasonably withheld or delayed. Contractor shall provide Continental with a summary of the results of this audit, provide Continental an opportunity to review any report generated in connection with such an audit, and will promptly use its commercially reasonable efforts to address any noncompliance or liability identified.
viii.In the event that Contractor's Services include (a) providing bulk (nonbottled) potable water for crew or passenger consumption; (b) the handling or loading of bulk (non-bottled) potable water onto aircraft; or (c) the maintenance of any potable water equipment (such as water servicing trucks, carts, cabinets or portable tanks), Contractor shall comply with all applicable Environmental Laws governing the provision of such Services (“Drinking Water Requirements”) and shall use its commercially reasonable efforts to ensure all water handling equipment is properly and regularly disinfected and kept in sanitary condition. If Contractor relies upon another contractor to load water onto its aircraft or to maintain water handling equipment, it shall inquire with such contractors to ensure they meet these Drinking Water Requirements as well. Contractor shall notify Continental if it becomes aware of practices or conditions that may negatively impact potable water quality.
ix.Contractor shall maintain records relating to its compliance with Environmental Laws under this Agreement for at least five (5) years or such longer period of time if required by Environmental Laws. Contractor shall, at the request of Continental and with reasonable advance notice, provide Continental with reasonable access to Contractor's operations, documents, and employees for the sole purpose of allowing Continental to assess Contractor's compliance with its obligations with this Section 4.17 (Environmental), including responding to reasonable information requests.
x.Upon the termination of operations at a space used to support operations under this Agreement, Contractor shall use its commercially reasonable efforts to ensure the removal and proper management of any and all Hazardous Materials for which Contractor is responsible associated with its operations (including its subcontractors) and will comply with any other applicable Environmental Laws applicable to Contractor's United Express Services.
xi.Contractor has reviewed Continental's Environmental Commitment Statement (found at ----- www.united.com/ecoskies) and agrees to use commercially reasonable efforts to cooperate with Continental in meeting these commitments and in responding to reasonable information requests.
xii.Contractor shall be responsible for and will indemnify, defend, and hold harmless Continental, including its officers, agents, servants and employees, from and against any and all claims, liabilities, damages, costs, losses, penalties, and judgments (in this paragraph referred to as “Claims”), including costs and expenses incident thereto under Environmental Laws or due to the release of a Hazardous Material, which may be suffered or incurred by, accrue against, be charged to, or recoverable from Continental or its officers, agents, servants and employees arising out of an act or omission of Contractor (or its subcontractor) related to Contractor's provision of services under this Agreement, excluding (A) Claims caused by the acts or omissions of a fuel service vendor where such fuel service vendor is contracted by Continental to perform fueling services for Covered Aircraft under this Agreement (such vendors referred to herein as “Fuel Vendor Contracted by Continental”) and (B) the reckless or willful misconduct, or gross negligence, of Continental. After the execution of this Agreement by Continental, Continental shall use commercially reasonable efforts in the negotiation of new into-plane fueling services agreements with any Fuel Vendors Contracted by Continental to include Contractor as an indemnified party when such Fuel Vendor Contracted by Continental is providing an indemnity to Continental covering provision of fueling services and/or releases of hazardous materials with respect to the Covered Aircraft; further, to the extent that (x) any into-plane fuel servicing agreements with any Fuel Vendors Contracted by Continental in force as of the date of this Agreement that contain indemnity provisions naming Contractor or otherwise including Contractor as an indemnified party, Continental shall inform Contractor or its rights (if any) as a third beneficiary of such indemnification provisions, and (y) Continental provides a reciprocal indemnity to a Fuel Vendor Contracted by Continental, Contractor agrees to be bound by such reciprocal indemnity to the same extent as Continental is required to indemnify such Fuel Vendor Contracted by Continental with respect to provision of fueling services and/or releases of hazardous materials with respect to the Covered Aircraft..
xiii.All notices to be provided by Contractor to Continental under this Section 4.17 (Environmental) shall be provided as indicated in Section 10.02 (Notices) of this Agreement, with a copy to Director of Environmental Affairs, Continental Airlines, Inc., 77 W. Wacker Drive-HDQSY, Chicago, IL 60601.

Article V
CERTAIN RIGHTS OF CONTINENTAL

Section 5.01 Use of Covered Aircraft. Contractor and Parent agree that, except as otherwise directed or approved in writing by Continental in Continental's sole discretion, the Covered Aircraft (other than Covered Aircraft that are Spare Aircraft which may be used as provided in Section 2.01(e)), may be used only to provide Regional Airline Services. Without the written consent of Continental, the Covered Aircraft may not be used by Contractor for any other purpose, including without limitation flying for any other airline or on Contractor's own behalf.

Section 5.02 Most Favored Nations. Each of Contactor and Parent represents to Continental that in its reasonable view as of the date hereof the overall terms of this Agreement are more favorable to Continental than the overall terms of any other existing agreement pursuant to which Contractor provides comparable services to any other major carrier.

Section 5.03 Change of Control. Upon the occurrence of a Change of Control of Parent or Contractor without the prior written consent of Continental, Continental shall have the right to terminate this Agreement on 90 days prior written notice to Contractor, such notice to be delivered not later than 90 days after Continental becomes aware of such Change of Control (which termination shall not be effective if the circumstances giving rise to such Change of Control shall no longer exist on the 30th day after Continental delivers such written notice to Contractor); provided, that the creation of any indirect subsidiary ownership of Contractor by the Parent by itself, so long as the Parent continues to indirectly own 100% of the Contractor and such restructuring does not constitute a Change of Control of Contractor, shall not require prior written consent of Continental.

Section 5.04 Changes to Agreements
. Contractor agrees that any material modifications or new agreements relating to that certain Term Cost Program Agreement dated as of May 1, 2012 between Contractor and Pratt & Whitney Canada or those certain aircraft lease agreements between Contractor and EDC pertaining to the Covered Aircraft shall require Continental's consent to the terms of such modifications or new agreements in writing, such consent not to be unreasonably withheld, delayed or conditioned.

Article VI
INSURANCE

Section 6.01 Minimum Insurance Coverages. During the Term, in addition to any insurance required to be maintained by Contractor pursuant to the terms of any aircraft lease, or by any applicable governmental or airport authority, Contractor shall maintain, or cause to be maintained, in full force and effect policies of insurance with insurers of recognized reputation and responsibility, in each case to the extent available on a commercially reasonable basis, as follows:

(a)Comprehensive aircraft hull and liability insurance, including aircraft third party, passenger liability (including passengers' baggage and personal effects), cargo and mail legal liability, and all-risk ground and flight physical damage, with a combined single limit of not less than [*] per occurrence and a minimum limit in respect of personal injury (per clause AVN 60 or its equivalent) of [*] per occurrence and in the aggregate, and War Risk hull and liability insurance as provided by the Federal Aviation Administration program with a combined single limit no less than [*] per occurrence;
(b)Workers' compensation as required by the appropriate jurisdiction and employer's liability with a limit of not less than [*] combined single limit; and

(c)Other property and liability insurance coverages of the types and in the amounts that would be considered reasonably prudent for a business organization of Contractor's size and nature, under the insurance market conditions in effect at the time of placement, but in any event of the type and the amount that Continental may reasonably require to prevent or minimize a disruption in the provision of Regional Airline Services resulting from a casualty or liability incident related to Contractor's operations. All coverages described in this Section 6.01 shall be placed with deductibles reasonably prudent for a business organization of Contractor's size and nature, under the insurance market conditions in effect at the time of placement.

Section 6.02 Endorsements. Contractor shall cause the policies described in Section 6.01 to be duly and properly endorsed by Contractor's insurance underwriters with respect to Contractor's flights and operations as follows:
(a)To provide that the underwriters shall waive subrogation rights against Continental, its directors, officers, agents, employees and other authorized representatives, except for their gross negligence or willful misconduct;
(b)To provide that Continental, its directors, officers, agents, employees and other authorized representatives shall be endorsed as additional insured parties, except for their gross negligence or willful misconduct;
(c)To provide that insurance shall be primary to and without right of contribution from any other insurance which may be available to the additional insureds;
(d)To include a breach of warranty provision in favor of the additional insureds;
(e)To accept and insure Contractor's hold harmless and indemnity undertakings set forth in this Agreement, but only to the extent of the coverage afforded by the policy or policies; and
(f)To provide that such policies shall not be canceled, terminated or materially altered, changed or amended until 30 days (but seven days or such lesser period as may be available in respect of hull, war and allied perils) after written notice shall have been sent to Continental.

Section 6.03 Evidence of Insurance Coverage. At the commencement of this Agreement, and thereafter at Continental's request, Contractor shall furnish to Continental evidence reasonably satisfactory to Continental of such insurance coverage and endorsements, including certificates certifying that such insurance and endorsements are in full force and effect. Initially, this evidence shall be a certificate of insurance. If

Contractor fails to acquire or maintain insurance as herein provided, Continental may at its option secure such insurance on Contractor's behalf at Contractor's expense.

Article VII
INDEMNIFICATION

Section 7.01 Contractor Indemnification of Continental. Contractor shall be liable for and hereby agrees to fully defend, release, discharge, indemnify and hold harmless Continental, its directors, officers, employees and agents, from and against any and all claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, costs and expenses of any kind, character or nature whatsoever, including attorneys' fees, costs and expenses in connection therewith and expenses of investigation and litigation thereof, which may be suffered by, accrued against, charged to, or recoverable from Continental or its directors, officers, employees or agents, including but not limited to, any such losses, costs and expenses involving (i) death or injury (including claims of emotional distress and other non-physical injury by passengers) to any person including any of Contractor's or Continental's directors, officers, employees or agents, (ii) loss of, damage to, or destruction of property (including real, tangible and intangible property, and specifically including regulatory property such as route authorities, slots and other landing rights), including any loss of use of such property, and (iii) damages due to delays in any manner, in each case arising out of, connected with, or attributable to (w) any act or omission by Contractor or any of its directors, officers, employees or agents relating to the provision of Regional Airline Services, (x) the performance, improper performance, or non-performance of any and all obligations to be undertaken by Contractor or any of its directors, officers, employees or agents pursuant to this Agreement, or (y) the operation, non-operation, or improper operation of the Covered Aircraft or Contractor's equipment or facilities at any location, in each case excluding only claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, costs and expenses to the extent resulting from the gross negligence or willful misconduct of Continental or its directors, officers, agents or employees (other than gross negligence or willful misconduct imputed to such indemnified person by reason of its interest in a Covered Aircraft). Contractor will use commercially reasonable efforts to cause and assure that Contractor will at all times be and remain in custody and control of all aircraft, equipment, and facilities of, or operated by, Contractor, and Continental and its directors, officers, employees and agents shall not, for any reason, be deemed to be in custody or control, or a bailee, of such aircraft, equipment or facilities.

Section 7.02 Continental Indemnification of Contractor. Continental shall be liable for and hereby agrees fully to defend, release, discharge, indemnify, and hold harmless Contractor, its directors, officers, employees, and agents from and against any and all claims, demands, damages, liabilities, suits, judgments, actions, causes of action, losses, costs and expenses of any kind, character or nature whatsoever, including attorneys' fees, costs and expenses in connection therewith and expenses of investigation and litigation thereof, which may be suffered by, accrued against, charged to, or recoverable from Contractor, or its directors, officers, employees or agents, including but not limited to, any such losses, costs and expenses involving (i) death or injury (including claims of emotional distress and other non-physical injury by passengers) to any person including any of Contractor's or Continental's directors, officers, employees or agents, (ii) loss of, damage to, or destruction of property (including any loss of use of such property including real, tangible and intangible property, and specifically including regulatory property such as route authorities, slots and other landing rights), and (iii) damages due to delays in any manner, in each case arising out of, connected with, or attributable to, (x) the performance, improper performance, or nonperformance of any and all obligations to be undertaken by Continental or any of its directors, officers, employees or agents pursuant to this Agreement, (y) the operation, non-operation or improper operation of Continental's aircraft, equipment or facilities (excluding, for the avoidance of doubt, Covered Aircraft and any equipment or facilities leased or subleased by Continental to Contractor) at any location, in each case excluding only claims, demands, damages, liabilities, suits judgments, actions, causes of action, losses, costs and expenses to the extent resulting from the negligence or willful misconduct of Contractor or its directors, officers, agents or employees. Continental will use commercially reasonable efforts to cause and assure that Continental will at all times be and remain in custody and control of any aircraft, equipment and facilities of, or operated by, Continental, and Contractor and its directors, officers, employees and agents shall not, for any reason, be deemed to be in the custody or control, or a bailee, of such aircraft, equipment or facilities.

Section 7.03 Indemnification Claims. A party (the “Indemnified Party”) entitled to indemnification from another party under the terms of this Agreement (the “Indemnifying Party”) shall provide the Indemnifying Party with prompt written notice (an “Indemnity Notice”) of any third party claim which the Indemnified Party believes gives rise to a claim for indemnity against the Indemnifying Party hereunder. The Indemnifying Party shall be entitled, if it accepts financial responsibility for the third party claim, to control the defense of or to settle any such third party claim at its own expense and by its own counsel; provided that the Indemnified Party's prior written consent (which may not be unreasonably withheld or delayed) must be obtained prior to settling any such third party claim. The Indemnified Party shall provide the Indemnifying Party with such information as the Indemnifying Party shall reasonably request to defend any such third party claim and shall otherwise cooperate with the Indemnifying Party in the defense of any such third party claim. Except as set forth in this Section 7.03, the Indemnified Party shall not enter into any settlement or other compromise or consent to a judgment with respect to a third party claim as to which the Indemnifying Party has an indemnity obligation hereunder without the prior written consent of the Indemnifying Party (which may not be unreasonably withheld or delayed), and the entering into of any settlement or compromise or the consent to any judgment in violation of the foregoing shall constitute a waiver by the Indemnified Party of its right to indemnity hereunder to the extent the Indemnifying Party was prejudiced thereby. Any Indemnifying Party shall be subrogated to the rights of the Indemnified Party to the extent that the Indemnifying Party pays for any loss, damage or expense suffered by the Indemnified Party hereunder. If the Indemnifying Party does not accept financial responsibility for the third party claim or fails to defend against the third party claim that is the subject of an Indemnity Notice within 30 days of receiving such notice (or sooner if the nature of the third party claim so requires), or otherwise contests its obligation to indemnify the Indemnified Party in connection therewith, the Indemnified Party may, upon providing written notice to the Indemnifying Party, pay, compromise or defend such third party claim without the prior consent of the (otherwise) Indemnifying Party. In the latter event, the Indemnified Party, by proceeding to defend itself or settle the matter, does not waive any of its rights hereunder to later seek reimbursement from the Indemnifying Party.
Section 7.04 Employer's Liability; Independent Contractors; Waiver of Control.

(a)Employer's Liability and Workers' Compensation. Each party hereto assumes full responsibility for its employer's and workers' compensation liability to its respective officers, directors, employees or agents on account of injury or death resulting from or sustained in the performance of their respective service under this Agreement. Each party, with respect to its own employees, accepts full and exclusive liability for the payment of workers' compensation and employer's liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or old age or retirement benefits, pensions or annuities now or hereafter imposed upon employers by the government of the United States or any other governmental body, including state, local or foreign, with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise.
(b)Employees, etc., of Contractor. The employees, agents, and independent contractors of Contractor engaged in performing any of the services Contractor is to perform pursuant to this Agreement are employees, agents, and independent contractors of Contractor for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of Continental. In its performance under this Agreement, Contractor will act, for all purposes, as an independent contractor and not as an agent for Continental. Notwithstanding the fact that Contractor has agreed to follow certain procedures, instructions and standards of service of Continental pursuant to this Agreement, Continental will have no supervisory power or control over any employees, agents or independent contractors engaged by Contractor in connection with its performance hereunder, and all complaints or requested changes in procedures made by Continental will, in all events, be transmitted by Continental to Contractor's designated representative. Nothing contained in this Agreement is intended to limit or condition Contractor's control over its operations or the conduct of its business as an air carrier.
(c)Employees, etc., of Continental. The employees, agents, and independent contractors of Continental engaged in performing any of the services Continental is to perform pursuant to this Agreement are employees, agents, and independent contractors of Continental for all purposes, and under no circumstances will be deemed to be employees, agents, or independent contractors of Contractor. Contractor will have no supervision or control over any such Continental employees, agents and independent contractors and any complaint or requested change in procedure made by Contractor will be transmitted by Contractor to Continental's designated representative. In its performance under this Agreement, Continental will act, for all purposes, as an independent contractor and not as an agent for Contractor.
(d)Contractor Flights. The fact that Contractor's operations are conducted under Continental's Marks and listed under the flight code designated by Continental will not affect their status as flights operated by Contractor for purposes of this Agreement or any other agreement between the parties, and Contractor and Continental agree to advise all third parties, including passengers, of this fact.

Section 7.05 Survival. The provisions of this Article VII shall survive the termination of this Agreement for a period of seven years.

Article VIII
TERM, TERMINATION AND DISPOSITION OF AIRCRAFT

Section 8.01 Term. The Term of this Agreement shall commence on and shall be effective as of the date that the first Covered Aircraft is placed into service under the terms and conditions of this Agreement (the “Commencement Date”) and, unless earlier terminated or extended as provided herein, shall continue until the exit date of the last Covered Aircraft, as such date may be extended pursuant to Section 10.18 hereof (the “Term”).

Section 8.02 Early Termination.

(a)By Continental for Cause. Continental shall have the right to terminate this Agreement, immediately upon written notice (but without any prior notice) following the occurrence of any event that constitutes Cause. Any termination pursuant to this Section 8.02(a) shall supersede any other termination pursuant to any other provision of this Agreement (even if such other right of termination shall already have been exercised), and the date of first occurrence of such event constituting Cause shall be the Termination Date for purposes of this Agreement (and such Termination Date pursuant to this Section 8.02(a) shall supersede any other Termination Date that may have been previously established pursuant to another termination). In the event that Continental shall not have delivered written notice of termination pursuant to this Section 8.02(a) within four months after Continental receives written notice from Contractor of the occurrence of any event that constitutes Cause by Contractor, then Continental shall be conclusively deemed to have waived any right to terminate this Agreement based upon such event; provided that such waiver shall not apply to any subsequent or continuing event that constitutes Cause.
(b)By Continental for Breach. Continental may terminate this Agreement, upon [*] prior written notice, upon the occurrence of (x) a material breach of this Agreement by Contractor as described in clause (ii) below, which breach shall not have been cured, or (y) a breach of the guarantee executed by Parent pursuant to Section 10.15. Continental may terminate this Agreement upon the occurrence of any other material breach of this Agreement by Contractor, which breach shall not have been cured within [*] after written notice of such breach is delivered by Continental to Contractor (which [*] notice period may run concurrently with the [*] notice period, if any, provided pursuant to Section 4.03 for non-safety-related breaches). The parties hereto agree that, without limiting the circumstances or events that may constitute a material breach, each of the following shall constitute a material breach of this Agreement by Contractor: (i) the occurrence of a System Flight Disruption, (ii) a reasonable and good faith determination by Continental, using recognized standards of safety, that there is a material safety concern with the operation of any Scheduled Flights, (iii) the grounding of any of the Contractor Fleets by regulatory or court order or other governmental action, (iv) beginning [*], a Controllable Flight Completion for any [*] of [*] or below (v)beginning [*], an On-Time Departure Rate for any [*] of [*] or below (vi) Contractor enters into a new codeshare with another airline in breach of Exhibit D.6 and (vii) Contractor breaches its obligations contained in Section 5.01. In the event that Continental shall not have delivered written notice of termination pursuant to this Section 8.02(b) within four months after Continental receives written notice from Contractor of any material breach of this Agreement by Contractor, then Continental shall be conclusively deemed to have waived any right to terminate this Agreement based upon such breach; provided that such waiver shall not apply to any subsequent or continuing breach.
(c)By Contractor for Breach. Contractor may terminate this Agreement upon (i) [*] prior written notice upon any failure by Continental to make any payment or payments under this Agreement aggregating in excess of [*] (or [*] at any time when there are [*] or fewer Covered Aircraft), including without limitation, any payments which become due during any Wind-Down Period, but specifically excluding any amounts which are the subject of a good faith dispute between the parties, which failure shall not have been cured within such five Business Day period, (ii) the occurrence of any other failure by Continental to make any payment or payments under this Agreement aggregating in excess of [*], including without limitation, any payments which become due during any Wind-Down Period, but specifically excluding any amounts which are the subject of a good faith dispute between the parties, which failure shall not have been cured within [*] after written notice of such breach is delivered by Contractor to Continental, or (iii) the occurrence of any other material breach of this Agreement by Continental, including without limitation, any breach during any Wind-Down Period, which breach shall not have been cured within [*] after written notice of such breach is delivered by Contractor to Continental. In the event that Contractor shall not have delivered written notice of termination pursuant to this Section 8.02(c) within [*] after Contractor receives written notice from Continental of any material breach of this Agreement by Continental, then Contractor shall be conclusively deemed to have waived any right to terminate this Agreement based upon such breach; provided that such waiver shall not apply to any subsequent or continuing breach.
(d)Survival During Wind-Down Period. Upon any termination hereunder, the Term shall continue, and this Agreement shall survive in full force and effect, beyond the Termination Date until the end of the Wind-Down Period, and the rights and obligations of the parties under this Agreement, including without limitation remedies available upon the occurrence of events constituting Cause or material breach, shall continue with respect to the Covered Aircraft until they are withdrawn from this Agreement.
(e)Right to Call. Continental will have the option to assume Contractor's ownership or leasehold interest, as the case may be, in certain aircraft as more fully described in this Section 8.02(e) (the “Call Option”) in any one or more of the following circumstances:
(i)if Contractor wrongfully terminates this Agreement
(ii)if Continental terminates this Agreement for cause for any of the reasons included in Section 8.02(a) or for breach of this Agreement for any of the reasons included in Section 8.02(b).

Such Call Option will be governed by the terms set forth below:
A.The Call Option shall apply to any or all aircraft operated by Contractor as United Express pursuant to the terms of this Agreement at the time of the event or events described in Section 8.02(e)(i) or (ii) above; provided, that the Republic Aircraft shall only be subject to the Call Option so long as Contractor owns the Republic Aircraft; should Contractor enter into a sale leaseback transaction with respect to the Republic Aircraft, Contractor will use its commercially reasonable efforts to have the resulting leases of the Republic Aircraft permit Continental to assume such leases at the time of the events described in Section 8.02(e)(i) or (ii) above and Continental be provided at least [*] days notice of any termination of such leases.
B.Continental shall deliver notice of its election to exercise the Call Option no later than 45 days following the date of notice of termination of this Agreement.
C.Within [*] business days following its receipt of a notice by Continental of its notice of termination, Contractor shall provide Continental with: (i) copies of documentation relating to interests to be assumed by Continental or retired at Continental's expense as a result of an aircraft lease assignment, sublease or purchase; (ii) lease rates and other financial information relevant to the assignment, sublease or purchase; and (iii) the identity of and contact information for all parties with an interest in said aircraft.
D.Intentionally omitted
E.In the event Continental exercises its Call Option (i) with respect to aircraft that are owned by Contractor or an affiliate of Contractor, Contractor or such affiliate shall sell the aircraft to Continental for the purchase price set forth in paragraph F below, and (ii) with respect to aircraft that are leased by Contractor, (A) if the leases to such aircraft may be assigned to Continental, Continental shall assume the leases with respect to such aircraft, and (B) if the leases to such aircraft may not be assigned to Continental or a consent required cannot be obtained, Continental shall sublease such aircraft from Contractor pursuant to a sublease with terms and conditions that are the same for the remaining term as they are in the lease under which Contractor leases the aircraft. The effective date of any such sale, lease, or sublease shall occur promptly after Continental's election to exercise the Call Option but no later than [*] days after the notice.
F.In the event of a sale of an aircraft under paragraph E(i) above, the purchase price for the aircraft shall be [*].
G.In the event of a lease assumption under sub paragraph E(A) above, Contractor shall be entitled to either a full release from all liabilities and obligations under such lease other than obligations relating to periods prior to the date of assignment to Continental or Continental shall indemnify the Contractor from liabilities and obligations arising after the date of assignment. Contractor shall indemnify Continental from all liabilities and obligations arising prior to the date of the assignment.
H.In the event of either a lease assumption under paragraph E(A) above or a sublease under paragraph E(B) above Continental will indemnify Contractor against all liabilities arising from and after such assignment or sublease as the case may be. Contractor shall indemnify Continental from all liabilities and obligations arising prior to the date of the assignment or sublease, as the case may be. Continental shall also attempt to obtain a termination of all guarantees and return to Contractor (or reimburse) all applicable deposits, letters of credit, or other collateral, but such release shall not include (and instead Contractor shall assign to the extent assignable to Continental without further compensation, and if not assignable, Contractor shall subrogate its rights regarding any such deposits or reserves held by or subject to the security interest of third parties to Continental or otherwise put Continental in the same position as if such rights were assignable) any deposits or reserves held by or subject to the security interest of third parties related to the maintenance or operation of the aircraft (including the airframe, any engine, any landing gear, or other component or part). Continental shall assume all obligations of Contractor with respect to such lease or sublease as of the date of assignment or sublease and adjustments shall be made between the parties for advance or arrears payment of rent. Such adjustment shall be the difference between: (i) the cash amount of rent actually paid under the lease during its entire term as of the time of the assignment, and (ii) the total rent due during the entire term of the lease times the percentage of the number of days since the beginning of the lease to the total number of days in the entire term of the lease. In the event that Continental and the Contractor working together are unable to obtain a release, for the benefit of Contractor, then Continental shall indemnify Contractor from and against all losses and liabilities of any kind arising from and after such assignment or sublease in the same manner contemplated above.
I.Following a notice of termination from Continental, provided that Contractor does not operate the aircraft in a manner that is prohibited under the terms of this Agreement, Continental shall continue to pay aircraft ownership costs as provided in Appendix 1 to Schedule hereof in respect of all aircraft subject to Continental's exercise of its Call Option until (a) in the event Continental exercises its Call Option, the effective date of the sale, lease or sublease of the respective aircraft as provided herein, or (b) in the event that Continental does not exercise its Call Option, the date of expiration of its Call Option, the date of Continental's written notice providing Continental's early release of its rights to such Call Option, or the date of Continental's revocation of its exercise of the Call Option as provided under paragraph f, in each case with respect to any particular aircraft.
J.For each aircraft that Continental acquires pursuant to the Call Option, Continental will purchase from the Contractor and take delivery of a mutually-selected, proportional share of Contractor's spare engines, rotable and expendable spare parts, and tools, owned by Contractor to support the operation of the aircraft type. The aggregate proportional share of Contractor's spare engines, spare parts and tools shall be determined as the number of aircraft acquired by Continental as a percentage of the Contractor's fleet, by aircraft type. Spare parts, spare engines and tools will be purchased by Continental at [*].

K.In the event Continental exercises its Call Option with respect to any aircraft as to which Contractor has prepaid rent under the terms of any lease or financing agreement, Continental shall reimburse Contractor for all prepaid rent to the extent not previously included in the aircraft ownership costs previously paid by Continental or otherwise.

Section 8.03 Disposition of Aircraft during Wind-Down Period.

(a)Termination by Continental for Cause. If this Agreement is terminated pursuant to Section 8.02(a), then the Covered Aircraft shall be withdrawn from the capacity purchase provisions of this Agreement as of the Termination Date and shall cease to be Covered Aircraft as of such date. The provisions of this Section 8.03(a) shall supersede any Wind‑Down Schedule delivered pursuant to any other provision of this Agreement.
(b)Termination by Continental for Breach or Change of Control. If this Agreement is terminated by Continental under Section 8.02(b) or Section 5.03, then the Covered Aircraft, or in the event of a termination under Section 8.02(b)(iii), the Covered Aircraft that are included within the grounded Contractor Fleets, shall be withdrawn from the capacity purchase provisions of this Agreement in accordance with the following terms and conditions:
i.Within [*] of delivery of any notice of termination delivered pursuant to Section 8.02(b) or Section 5.03, Continental shall deliver to Contractor an irrevocable written Wind-Down Schedule, providing for the withdrawal of such Covered Aircraft from the capacity purchase provisions of this Agreement, delineating the number of each aircraft type to be withdrawn by month.
ii.In the event of a termination pursuant to Section 8.02(b) or Section 5.03, the Wind-Down Schedule may not commence until the Termination Date and may not provide for the withdrawal of any Covered Aircraft beyond the then-applicable exit date for such Covered Aircraft.
(c)Termination by Contractor for Breach. If this Agreement is terminated by Contractor under Section 8.02(c), then the Covered Aircraft shall be withdrawn from the capacity purchase provisions of this Agreement in accordance with the following terms and conditions: The notice of termination delivered by Contractor to Continental pursuant to Section 8.02(c)(i) shall be irrevocable and shall contain a Termination Date that is not more than [*] after the date of such notice; provided that such termination notice shall be void and of no further effect automatically upon the payment by Continental prior to such Termination Date of all unpaid amounts giving rise to the default under Section 8.02(c)(i). As of the Termination Date set forth in a notice of termination delivered pursuant to Section 8.02(c)(i), all of the Covered Aircraft shall automatically be withdrawn from the capacity purchase provisions of this Agreement and shall cease to be Covered Aircraft as of such date. The notice of termination delivered by Contractor to Continental pursuant to Section 8.02(c)(ii) shall be irrevocable and shall contain a Termination Date that is at least [*] and not more than [*] after the date of such notice. The notice of termination delivered by Contractor to Continental pursuant to Section 8.02(c)(iii) shall be irrevocable and shall contain a Termination Date that is at least [*] after the date of such notice. Prior to the earlier of the [*] prior to the Termination Date and the [*] after receipt of such termination notice pursuant to Section 8.02(c)(ii) or 8.02(c)(iii), Continental shall deliver to Contractor a Wind-Down Schedule beginning on such Termination Date; provided that no Wind-Down Period shall occur following a termination pursuant to Section 8.02(c)(ii) if Continental shall not have cured the payment default giving rise to such termination prior to or simultaneously with its delivery of the Wind-Down Schedule to Contractor. The Wind-Down Schedule may not provide for the withdrawal of more than [*] Covered Aircraft per month, and may not provide for the withdrawal of any Covered Aircraft beyond the then-applicable exit date for such Covered Aircraft.
(d)Termination at End of Term. If the Agreement is terminated at the end of the Term (other than pursuant to Section 8.02), then each Covered Aircraft shall be withdrawn from the capacity purchase provisions of this Agreement on the exit date set forth for such Covered Aircraft on Schedule 1, as amended. Upon withdrawal of each Covered Aircraft subject to the Master Lease pursuant to this paragraph, Contractor shall notify Continental in writing the amount Contractor owes to lessor or the amount lessor owes to Contractor (provided, all such amounts shall be subject to Continental's review and approval in writing, such approval not to be unreasonably withheld, delayed or conditioned, with Contractor providing reasonably detailed summaries of the flight hours and other relevant adjustments), as the case may be, pursuant to the return conditions under the Master Lease with respect to each such Covered Aircraft; if Contractor owes an amount to lessor, Continental shall pay such amount to Contractor or at Contractor's direction (provided that Continental has approved such amount pursuant to this Section); if lessor owes Contractor an amount, Contractor shall pay such amount to Continental upon Contractor's receipt thereof from the lessor (provided that Continental has approved such amount pursuant to this Section). The Master Lease shall provide that the lessor shall give Contractor credit towards the return condition adjustment at the applicable return condition rates set forth in the Master Lease for the flight hours flown by such Covered Aircraft under this Agreement and in respect of which Contractor has paid for such flight hours pursuant to Contractor's applicable maintenance agreements with respect to such Covered Aircraft.
(e)Other Remedies for Labor Strike and Other Circumstances. In the event of (i) the occurrence of a Labor Strike that shall have continued for at least three consecutive days or (ii) the mandatory grounding of any of the Contractor Fleets by the FAA, then for so long as such Labor Strike or grounding shall continue and thereafter until the number of Scheduled Flights that are Controllable On-Time Departures on any day of the week equals or exceeds the number of Scheduled Flights that were Controllable On-Time Departures on the same day of the week prior to such Labor Strike or grounding, Continental shall not be required to pay or otherwise reimburse Contractor for any of the amounts set forth or cross-referenced on Appendix 1 to Schedule 3 as being required “for each day in the Term,” “generally for each Covered Aircraft for each day in the Term” or “separately for each Covered Aircraft for each month in the Term.” The rights set forth in this Section 8.03(e) are in addition to, and not in limitation of, any other right of Continental arising hereunder.
(f)Punitive Damages. NO PARTY TO THIS AGREEMENT OR ANY OF ITS AFFILIATES SHALL BE LIABLE TO ANY OTHER PARTY HERETO OR ANY OF ITS AFFILIATEs FOR CLAIMS FOR PUNITIVE, SPECIAL OR EXEMPLARY DAMAGES, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLES OF WHETHER A CLAIM IS BASED ON CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, VIOLATION OF ANY APPLICABLE DECEPTIVE TRADE PRACTICES ACT OR SIMILAR LAW OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE, AND EACH PARTY RELEASES THE OTHERS AND THEIR RESPECTIVE AFFILIATES FROM LIABILITY FOR ANY SUCH DAMAGES. No party shall be entitled to rescission of this Agreement as a result of breach of any other party's representations, warranties, covenants or agreements, or for any other matter; provided that nothing in this Section 8.03(f) shall restrict the right of any party to exercise any right to terminate this Agreement pursuant to the terms hereof.

Article IX
REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 9.01 Representations and Warranties of Contractor. Contractor represents, warrants and covenants to Continental as of the date hereof as follows:

(a)Organization and Qualification. Contractor is a duly organized and validly existing corporation under the laws of the State of Indiana. Contractor has the corporate power and authority to own, operate and use its assets and to provide the Regional Airline Services. Contractor is duly qualified to do business as a foreign corporation under the laws of each jurisdiction that requires such qualification.
(b)Authority Relative to this Agreement. Contractor has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Contractor. This Agreement has been duly and validly executed and delivered by Contractor and is, assuming due execution and delivery thereof by Continental and that Continental has legal power and right to enter into this Agreement, a valid and binding obligation of Contractor, enforceable against Contractor in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or otherwise under applicable law).
(c)Conflicts. Neither the execution or delivery of this Agreement nor the performance by Contractor of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of Contractor's certificate of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any material contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other agreement to which Contractor is a party or by which it or any of its properties or assets may be bound, (ii) result in the creation or imposition of any lien, charge or encumbrance in favor of any third person or entity, (iii) violate any law, statute, judgment, decree, order, rule or regulation of any governmental authority or body, or (iv) constitute any event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens, charges or encumbrances.
(d)No Default. Contractor is not (i) in violation of its charter or by‑laws, (ii) in breach or default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any material license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, where such violation, breach, default or failure would have a material adverse effect on Contractor or on its ability to provide Regional Airlines Services and otherwise perform its obligations hereunder. To the knowledge of Contractor, no third party to any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument that is material to Contractor to which Contractor is a party or by which any of them are bound or to which any of their properties are subject, is in default in any material respect under any such agreement.
(e)Broker. Contractor has not retained or agreed to pay any broker or finder with respect to this Agreement and the transactions contemplated hereby.

(f)Financial Statements. The financial statements (including the related notes and supporting schedules) of each of Contractor and Parent delivered (or, if filed with the Securities and Exchange Commission, made available) to Continental immediately prior to the date hereof fairly present in all material respects the consolidated financial position of Contractor or Parent, as the case may be, and their respective results of operations as of the dates and for the periods specified therein. Since the date of the latest of such financial statements, there has been no material adverse change nor any development or event involving a prospective material adverse change with respect to Contractor or Parent, as the case may be. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except to the extent disclosed therein.
(g)Insurance. Contractor is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are customary in the businesses in which they are engaged. Contractor has not received notice of cancellation or non-renewal of such insurance. All such insurance is outstanding and duly in force on the date hereof. Contractor has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on Contractor or Parent.
(h)No Proceedings. There are no legal or governmental proceedings pending, or investigations commenced of which Contractor or Parent has received notice, in each case to which Contractor or Parent is a party or of which any property or assets of Contractor or Parent is the subject which, if determined adversely to Contractor or Parent, would individually or in the aggregate have a material adverse effect on Contractor or Parent or on Contractor's ability to provide Regional Airlines Services and otherwise perform its obligations hereunder; and to the best knowledge of Contractor and Parent, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
(i)No Labor Dispute. No labor dispute with the employees of Contractor exists or, to the knowledge of Contractor or Parent, is imminent which would reasonably be expected to have a material adverse effect on Contractor or on its ability to provide Regional Airlines Services and otherwise perform their respective obligations hereunder.
(j)Permits. Contractor possesses all material certificates, authorizations and permits issued by FAA and other applicable federal, state or foreign regulatory authorities necessary to conduct their respective businesses, to provide Regional Airlines Services and otherwise to perform their respective obligations hereunder, and neither Contractor nor Parent has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on Contractor or Parent or on their ability to conduct their respective businesses, to provide Regional Airlines Services and otherwise to perform their respective obligations hereunder.

Section 9.02 Representations and Warranties of Continental. Continental represents and warrants to Contractor as of the date hereof as follows:

(a)Organization and Qualification. Continental is a duly incorporated and validly existing corporation in good standing under the laws of the State of Delaware.
(b)Authority Relative to this Agreement. Continental has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Continental. This Agreement has been duly and validly executed and delivered by Continental and is, assuming due execution and delivery thereof by Contractor and Parent and that Contractor and

Parent each has legal power and right to enter into this Agreement, a valid and binding obligation of Continental, enforceable against Continental in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally and legal principles of general applicability governing the availability of equitable remedies (whether considered in a proceeding in equity or at law or otherwise under applicable law).
(c)Conflicts; Defaults. Neither the execution or delivery of this Agreement nor the performance by Continental of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of Continental's certificate of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any material contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other agreement to which Continental is a party or by which it or its properties or assets may be bound, (ii) result in the creation or imposition of any lien, charge or encumbrance in favor of any third person or entity, (iii) violate any law, statute, judgment, decree, order, rule or regulation of any governmental authority or body, or (iv) constitute any event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens, charges or encumbrances.
(d)Broker. Continental has not retained or agreed to pay any broker or finder with respect to this Agreement and the transactions contemplated hereby.
(e)No Proceedings. There are no legal or governmental proceedings pending, or investigations commenced of which Continental has received notice, in each case to which Continental is a party or of which any property or assets of Continental is the subject which, if determined adversely to Continental, would individually or in the aggregate have a material adverse effect on Continental or on its ability to perform its obligations hereunder; and to the best knowledge of Continental, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

Article X
MISCELLANEOUS

Section 10.01 Transition Arrangements.

(a)Scheduling. Subsequent to the execution of this Agreement, and prior to the commencement of the Term, Contractor and Continental shall work together to facilitate the initial monthly scheduling of Scheduled Flights.
(b)Other Setup Arrangements. Subsequent to the execution of this Agreement, and prior to the commencement of the Term, Contractor and Continental shall work together to facilitate all other relevant aspects of the commencement of Contractor's provision of Regional Airlines Services as of the beginning of the Term, including without limitation the provision of passenger-related airport services, ground handling services and technology-related services (subject to the related cost-allocation provisions in Section 4.03).

Section 10.02 Notices. All notices made pursuant to this Agreement shall be in writing and shall be deemed given upon (a) a transmitter's confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery by a nationally recognized overnight courier (such as Federal Express) the following Business Day or if delivered by hand the following Business Day), or (b) confirmed delivery by a nationally recognized overnight courier (such as Federal Express) or delivered by hand, to the parties at the following addresses:

if to Continental:

Continental Airlines, Inc.
233 South Wacker Drive
Chicago, IL 60606
Attention: Senior Vice President - Network Operations & United Express
Facsimile No.: [*]

with a copy to:

Continental Airlines, Inc.
77 West Wacker Drive
Chicago, IL 60601
Attention: Vice President and Deputy General Counsel
Facsimile No.: [*]

and to:

Continental Airlines, Inc.
77 West Wacker Drive
Chicago, IL 60601
Attention: Vice President - Fleet
Facsimile No.: [*]

if to Contractor:

Republic Airline Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
Attention: Chief Financial Officer
Telecopy No.: [*]

with a copy to:

Republic Airline Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
Attention: Vice President, General Counsel
Telecopy No.: [*]

if to Parent:

Republic Airways Holdings Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
Attention: President and Chief Executive Officer
Telecopy No.: [*]

or to such other address as any party hereto may have furnished to the other parties by a notice in writing in accordance with this Section 10.02.
Section 10.03 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger or other consolidation of either party with another Person (and without limiting Continental's rights pursuant to Section 5.03 hereof), neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties. For the avoidance of doubt, without Contractor's and Parent's prior written consent, Continental may assign this Agreement and any of its rights, interests, and obligations under this Agreement to any of its affiliates and shall assign this Agreement (to the extent such assignment does not occur by operation of law) to any entity that is the successor to Continental that results from the merger and integration of Continental and United Air Lines, Inc.

Section 10.04 Amendment and Modification. This Agreement may not be amended or modified in any respect except by a written agreement signed by the parties hereto that specifically states that it is intended to amend or modify this Agreement.

Section 10.05 Waiver. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted that specifically states that it is intended to waive such term. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by any party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by each party against whom the existence of such waiver is asserted.

Section 10.06 Interpretation. The table of contents and the section and other headings and subheadings contained in this Agreement and in the exhibits and schedules hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit or schedule hereto. All references to days or months shall be deemed references to calendar days or months. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to an “Article,” a “Section,” an “Exhibit,” or a “Schedule” shall be deemed to refer to a section of this Agreement or an exhibit or schedule to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the document to be drafted.

Section 10.07 Confidentiality. Except as required by law or stock exchange or other regulation or in any proceeding to enforce the provisions of this Agreement, or as otherwise provided below, each party hereby agrees not to publicize or disclose to any third party the terms or conditions of this Agreement or any of the Ancillary Agreements, or any exhibit, schedule or appendix hereto or thereto, without the prior written consent of the other parties thereto (except that a party may disclose such information to its third party consultants, advisors and representatives, in each case who are themselves bound to keep such information confidential). Except as required by law or stock exchange or other regulation or in any proceeding to enforce the provisions of this Agreement or any of the Ancillary Agreements, or as otherwise provided below, each party hereby agrees not to disclose to any third party any confidential information or data, both oral and written, received from the other, whether pursuant to or in connection with this Agreement or any of the Ancillary Agreements, and designated as such by the other without the prior written consent of the party providing such confidential information or data (except that a party may disclose such information to its third party consultants, advisors and representatives, in each case who are themselves bound to keep such information confidential). Each of party hereby agrees not to use any such confidential information or data of the other party other than in connection with performing their respective obligations or enforcing their respective rights under this Agreement or any of the Ancillary Agreements, or as otherwise expressly permitted or contemplated by this Agreement or any of the Ancillary Agreements. If either party is served with a subpoena or other process requiring the production or disclosure of any of such agreements or information, then the party receiving such subpoena or other process, before complying with such subpoena or other process, shall immediately notify the other parties hereto of same and permit said other parties a reasonable period of time to intervene and contest disclosure or production. Upon termination of this Agreement, each party must return to each other any confidential information or data received from the other and designated as such by the party providing such confidential information or data which is still in the recipient's possession or control. Without limiting the foregoing, no party shall be prevented from disclosing the following terms of this Agreement: the number of aircraft subject hereto, the periods for which such aircraft are subject hereto, and any termination provisions contained herein. Notwithstanding anything in this Section 10.07 to the contrary, Continental may, without obtaining the prior written consent of Contractor or Parent, publicize or disclose to its affiliated company, United Air Lines, Inc. (i) the terms or conditions of this Agreement or any of the Ancillary Agreements or any exhibit, schedule or appendix hereto or thereto, and/or (ii) any confidential information or data, both oral and written, received from Contractor, whether pursuant to or in connection with this Agreement or any of the Ancillary Agreements. The provisions of this Section 10.07 shall survive the termination of this Agreement for a period of ten years.

Section 10.08 Arbitration.

(a)Agreement to Arbitrate. Subject to the equitable remedies provided under Section 10.11, any and all claims, demands, causes of action, disputes, controversies and other matters in question (all of which are referred to herein as “Claims”) arising out of or relating to this Agreement, shall be resolved by binding arbitration pursuant to the procedures set forth by the International Institute for Conflict Prevention and Resolution (the “CPR”). Each of the parties agrees that arbitration under this Section 10.08 is the exclusive method for resolving any Claim and that it will not commence an action or proceeding based on a Claim hereunder, except to enforce the arbitrators' decisions as provided in this Section 10.08, to compel any other party to participate in arbitration under this Section 10.08. The governing law for any such action or proceeding shall be the law set forth in Section 10.08(f).
(b)Initiation of Arbitration. If any Claim has not been resolved by mutual agreement on or before the 15th day following the first notice of the Claim to or from a disputing party, then the arbitration may be initiated by one party by providing to the other party a written notice of arbitration specifying the Claim or Claims to be arbitrated. If a party refuses to honor its obligations to arbitrate under this provision, the other party may compel arbitration in either federal or state court in Houston, Texas and seek recovery of its attorneys' fees and court costs incurred if the arbitration is ordered to proceed.
(c)Place of Arbitration. The arbitration proceeding shall be conducted in Houston, Texas, or some other location mutually agreed upon by the parties.
(d)Selection of Arbitrators. The arbitration panel (the “Panel”) shall consist of three arbitrators who are qualified to hear the type of Claim at issue. They may be selected by agreement of the Parties within thirty days of the notice initiating the arbitration procedure, or from the date of any order compelling such arbitration to proceed. If the Parties fail to agree upon the designation of any or all the Panel, then the Parties shall request the assistance of the CPR. The Panel shall make all of its decisions by majority vote. Evident partiality on the part of an arbitrator exists only where the circumstances are such that a reasonable person would have to conclude there in fact existed actual bias, and a mere appearance or impression of bias will not constitute evident partiality or otherwise disqualify an arbitrator. The decision of the Panel will be binding and non-appealable, except as permitted under the Federal Arbitration Act.
(e)Choice of Law as to Procedural Matters. The enforcement of this agreement to arbitrate, and all procedural aspects of the proceeding pursuant to this agreement to arbitrate, including but not limited to, the issues subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, and the rules governing the conduct of the arbitration, unless otherwise agreed by the Parties, shall be governed by and construed pursuant to the Federal Arbitration Act.
(f)Choice of Law as to Substantive Claims. In deciding the substance of the parties' Claims, the arbitrators shall apply the substantive laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of the law of another jurisdiction).
(g)Procedure. It is contemplated that the arbitration proceeding will be self-administered by the parties and conducted in accordance with procedures jointly determined by the Panel and the Parties; provided, however, that if either or both Parties believes the process will be enhanced if it is administered by the CPR, then either or both Parties shall have the right to cause the process to become administered by the CPR and, thereafter, the arbitration shall be conducted, where applicable or appropriate, pursuant to the administration of the CPR. In determining the extent of discovery, the number and length of depositions, and all other pre-hearing matters, the Panel shall endeavor to the extent possible to streamline the proceedings and minimize the time and cost of the proceedings.

(h)Final Hearing. The final hearing shall be conducted within 120 days of the selection of the entire Panel. The final hearing shall not exceed ten business days, with each party to be granted one-half of the allocated time to present its case to the arbitrators, unless otherwise agreed by the Parties.
(i)Damages. Only actual damages may be awarded. It is expressly agreed that the Panel shall have no authority to award treble, exemplary or punitive damages of any type under any circumstances regardless of whether such damages may be available under the applicable law.
(j)Decision of the Arbitration. The Panel shall render its final decision and award in writing within 20 days of the completion of the final hearing completely resolving all of the Claims that are the subject of the arbitration proceeding. The Panel shall certify in its decision that no part of its award includes any amount for treble, exemplary or punitive damages. The Panel's decision and award shall be final and non-appealable to the maximum extent permitted by law. Any and all of the Panel's orders and decisions will be enforceable in, and judgment upon any award rendered in the arbitration proceeding may be confirmed and entered by, any federal or state court in Houston, Texas having jurisdiction.
(k)Confidentiality. All proceedings conducted hereunder and the decision and award of the Panel shall be kept confidential by the Panel and, except as required by law or stock exchange regulation or in any proceeding to enforce any decision or award by the Panel, by the Parties.

Section 10.09 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Agreement may be executed by facsimile signature.

Section 10.10 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.11 Equitable Remedies; Certain Liquidated Damages.

(a)Equitable Remedies. Each party acknowledges and agrees that, under certain circumstances, the breach by a party of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.
(b)Other Limitations on Seeking Damages. Neither the right of any party to terminate this Agreement, nor the exercise of such right, shall constitute a limitation on such party's right to seek damages or such other legal redress to which such party may otherwise be entitled; provided that, absent the occurrence of another breach of this Agreement by Contractor, Continental shall not be entitled to seek damages solely for the occurrence of (i) an event of Cause of the type described in clause (iii) or clause (v) of the definition thereof, (ii) a material breach of the type described in clause (iii) of Section 8.02(b), or (iii) a termination pursuant to Section 5.03.

Section 10.12 Relationship of Parties. Nothing in this Agreement shall be interpreted or construed as establishing between the parties a partnership, joint venture or other similar arrangement.

Section 10.13 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the exhibits and schedules hereto) and the Ancillary Agreements are intended by the parties as a complete statement of the entire agreement and understanding of the parties with respect to the subject matter hereof and all matters between the parties related to the subject matter herein or therein set forth, superseding all prior discussions and agreements, written or oral, concerning such subject matter, including, but not limited to, the Summary of Principal Terms and Conditions for New Capacity Purchase Agreement dated May 11, 2012 by and among the parties hereto, as amended previously by the parties thereto and hereto (the “Term Sheet”); provided that the confidentiality obligations under the Confidentiality section of the Term Sheet shall nonetheless survive pursuant to its terms as such relates to the terms and conditions of the Term Sheet and any confidential information exchanged under the Term Sheet and provided, further that the provisions of the Term Sheet pertaining to the Master Lease and Term Cost Program Agreement to be entered into by Contractor and Continental's consent rights to those agreements as well as the stipulations pertaining to the content of such agreements shall nonetheless survive until such other agreements have been finalized by the parties thereto. This Agreement is made among, and for the benefit of, the parties hereto, and the parties do not intend to create any third-party beneficiaries hereby, and no other Person shall have any rights arising under, or interests in or to, this Agreement.

Section 10.14 Governing Law. Except with respect to matters referenced in Section 10.08(e) (which shall be governed by and construed pursuant to the Federal Arbitration Act), this Agreement shall be governed by and construed in accordance with the laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of the law of another jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies. Except as otherwise provided in Section 10.08(e), any action arising out of this Agreement or the rights and duties of the parties arising hereunder may be brought, if at all, only in the state or federal courts located in Harris County, Texas.

Section 10.15 Parent Guarantee. Contemporaneous with the execution and delivery of this Agreement, Parent shall execute a guarantee in favor of Continental in form of Exhibit M. Parent hereby agrees that it shall not participate in any transaction or series of transactions if, after giving effect to such transaction or series of transactions, Contractor will become the Subsidiary of another Person, unless at the time such transactions are consummated the entity with respect to which Contractor is or will be a Subsidiary executes and delivers to Continental a guarantee of the obligations of Contractor under this Agreement and the Ancillary Agreements substantially in the form of Exhibit M.

Section 10.16 Right of Set-Off. If any party hereto shall be in default hereunder to any other party, then in any such case the non-defaulting party shall be entitled to set off from any payment owed by such non-defaulting party to the defaulting party hereunder any amount owed by the defaulting party to the non-defaulting party thereunder; provided that contemporaneously with any such set-off, the non-defaulting party shall give written notice of such action to the defaulting party; provided further that the failure to give such notice shall not affect the validity of the set-off. It is specifically agreed that (i) for purposes of the set-off by any non-defaulting party, mutuality shall be deemed to exist among the parties; (ii) reciprocity among the parties exists with respect to their relative rights and obligations in respect of any such set-off; and (iii) the right of set-off is given as additional security to induce the parties to enter into the transactions contemplated hereby and by the Ancillary Agreements. Upon completion of any such set-off, the obligation of the defaulting party to the non-defaulting party shall be extinguished to the extent of the amount so set-off. Each party hereto further waives any right to assert as a defense to any attempted set-off the requirements of liquidation or mutuality. This set-off provision shall be without prejudice, and in addition, to any right of set-off, combination of accounts, lien or other right to which any non-defaulting party is at any time otherwise entitled (either by operation of law, contract or otherwise), including without limitation pursuant to Section 3.06(b)(ii) hereof.

Section 10.17 Cooperation with Respect to Reporting. Each of the parties hereto agrees to use its commercially reasonable efforts to cooperate with each other party in providing necessary data, to the extent in the possession of the first party, required by such other party in order to meet any reporting requirements to, or otherwise in connection with any filing with or provision of information to be made to, any regulatory agency or other governmental authority.

Section 10.18 Extension of Aircraft Term. At any time and from time to time, and at its sole option, Continental may extend the exit date for any Covered Aircraft (which shall extend the capacity purchase provisions hereof with respect to such Covered Aircraft to such later exit date) by delivering to Contractor a revised Schedule 1 reflecting such later exit date; provided, that except as the parties may otherwise agree as reflected on a revised Schedule 1 signed by Contractor and Continental:

(a) no extension of the exit date for a Covered Aircraft shall be permitted by Continental hereunder if (x) the resulting exit date would be subsequent to the date that is [*] prior to the end of the then-applicable lease term for such aircraft and (y) Contractor or Parent does not have the unilateral right to extend such lease term to a date coincident with or subsequent to the resulting exit date (it being understood that Contractor shall be deemed to have the unilateral right to extend such lease term if Continental and Contractor's or Parent's lessor shall have negotiated a lease extension to a date that is [*] after the resulting exit date at a lease cost not in excess of the rent per month for such aircraft on Schedule 1 (or such other amount as Continental shall agree to include in an amended Schedule 1), which lease extension shall otherwise be on the same terms and conditions as the lease being extended (and Contractor or Parent, as appropriate shall agree to cooperate in all reasonable respects with Continental in such regard));
(b) any extension for any aircraft shall be made only in increments of twelve months (or such lesser period as conforms to the termination date of the lease for such aircraft and provides for the [*] return period referenced in clause (a) above);
(c) the exit date for any Covered Aircraft may be extended more than once;
(d) the exit date for any Covered Aircraft shall not be extended more than an aggregate of five years;
(e) notice of any extension hereunder shall be in a writing and given at least six months in advance; and
(f) any extension hereunder is contingent on either (i) Contractor obtaining concurrent extension of the Term Cost Program Agreement on the same terms and conditions in effect immediately prior to such extension or (ii) Contractor agreeing to another comparable engine maintenance program with a third party service provider, where such program and related agreement are subject to Continental's prior written approval and such other engine maintenance program shall be deemed to be the “Term Cost Program Agreement” for all purposes under this Agreement (including, without limitation, Contractor's reimbursement obligations).
Upon delivery to Contractor, such revised Schedule 1 shall be incorporated into this Agreement without any further action by any party and shall thereafter constitute the amended and restated Schedule 1 for all purposes of this Agreement (unless such revised Schedule 1 requires the signature of each party pursuant to the first proviso of this Section 10.18, in which case such revised Schedule 1 shall only be incorporated into this Agreement and thereafter constitute the amended and restated Schedule 1 for all purposes of this Agreement upon the delivery of an executed Schedule 1 by each of Contractor and Continental to the other). Upon any determination by Contractor not to renew any lease for any Covered Aircraft, Contractor shall promptly notify Continental (and if Continental has any further extension rights hereunder with respect to such Covered Aircraft, then Contractor agrees to provide a reminder notice to Continental at least 10 days prior to the date by which Contractor must notify the applicable lessor as to whether Contractor intends to renew such lease). Further, Contractor agrees not to amend any lease for any Covered Aircraft with the purpose or effect of eliminating, reducing or otherwise impairing Continental's rights as set forth in this Agreement.
Section 10.19 Other Adjustments to Schedule 1. Continental and Contractor have agreed to the scheduled delivery dates, scheduled exit dates and aircraft rent per month for the Covered Aircraft as listed on Schedule 1. If Contractor enters into agreement (whenever entered into) that reduces any lease costs for any such Covered Aircraft below the amount per month set forth on Schedule 1, Contractor agrees to adjust the “rent per month” for such Covered Aircraft set forth on Schedule 1 to reflect any difference between the lease costs and the amount shown as the “rent per month” on Schedule 1. The detailed delivery schedule(s) in Schedule 1 (inclusive of tail numbers, actual delivery dates, and scheduled lease expiration dates) will be provided by Contractor by the later of (i) a date not to exceed [*] following the execution of this Agreement or (ii) a date no less than [*] prior to the individual aircraft induction date, and such revised schedule(s), to the extent mutually agreed, shall be incorporated into this Agreement as the new Schedule 1 by amendment to the Agreement; Contractor shall promptly provide notice to Continental upon any subsequent change to any lease expiration date for any Covered Aircraft.

IN WITNESS WHEREOF, the parties hereto have caused this Capacity Purchase Agreement to be duly executed and delivered as of the date and year first written above.

CONTINENTAL AIRLINES, INC.

By:    /s/ John Rainey_________________
Name:    John Rainey

Title:	Executive VP & CFO

REPUBLIC AIRLINE INC.

By:    /s/ Timothy P. Dooley_____________
Name:    Timothy P. Dooley

Title:	Senior VP & CFO

REPUBLIC AIRWAYS HOLDINGS INC.

By:    /s/ Timothy P. Dooley______________
Name:    Timothy P. Dooley

Title:	Senior VP & CFO

SCHEDULE 1
Covered Aircraft & Delivery Schedule

The detailed delivery schedule(s) for this Schedule 1 (inclusive of tail numbers, actual delivery dates, and scheduled exit dates) will be provided by Contractor by the later of (i) a date not to exceed [*] following the execution of this Agreement or (ii) a date no less than [*] prior to the individual aircraft induction date, and such revised schedule(s), to the extent mutually agreed, shall be incorporated into this Agreement as the new Schedule 1 by amendment to the Agreement. Until such time, in regard to aircraft scheduling, the parties will adhere to the interim Covered Aircraft and Delivery Schedule. The amount of the monthly rent payment shall be as specified below in the Detailed Schedule.

The detailed delivery schedule for all Covered Aircraft must also satisfy the following conditions: Covered Aircraft shall have a lease term, subject to customary exceptions, of [*]. It is understood that the Transition Aircraft rent commencement date for each aircraft shall be when the aircraft is entered in service.

INTERIM COVERED AIRCRAFT AND DELIVERY SCHEDULE (AND SPARE ENGINES)

	Available for Schedule		Covered Aircraft			Unassigned Aircraft
Month	Per Mth	Cumulative	Transition	Republic	Total	Op. Spare	Cumulative
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

DETAILED SCHEDULE (to be updated as stated above)
Classic Q400 Term TBD

EDC Payment
Aircraft Tail #	Delivery Date	Exit Date	Year 1 / Years 2+
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]

New Generation Q400 Term TBD

EDC Payment
Aircraft Tail #	Delivery Date	Exit Date	Year 1 / Years 2+
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]
[*]	TBD	TBD	[*]

Republic Aircraft

Aircraft Tail #	Delivery Date	Exit Date	Rent per Month
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]

Spare Engines - Term TBD

Engine Serial #	Delivery Date	Exit Date	Rent per Month
[*]	TBD	TBD	TBD
[*]	TBD	TBD	TBD

SCHEDULE 2

[*]

SCHEDULE 3
Compensation
:

A.	Base and Incentive Compensation.

1.
Base Compensation. On a monthly basis and in a United Express standard format, Contractor will provide an estimate of its monthly Carrier Controlled Costs, Aircraft Ownership Costs, Maintenance Related Reconciled Expenses, and their respective Markup values, assuming C Level Performance and assuming a [*] Completion factor and a [*] load factor, plus its Reconciled Expenses (that are not eligible for Markup) as set forth in Appendix 3. This estimate will be based upon the schedule to be operated during the upcoming month and shall be provided no later than 7 days prior to the start of the month in which the wire transfers shall be made. Payments will be made as set forth in Section 3.06 of this Agreement. Continental will pay to Contractor, in respect of the Covered Aircraft, block hours, flight hours, rent, and departures, an amount calculated for each of the foregoing measurements and aggregated, as follows for each calendar month:

(a)
for each Republic Aircraft, the “rent per month” set forth for such aircraft on Schedule 1 hereto and for each Transition Aircraft, the “EDC Payment” set forth for such aircraft on Schedule 1 hereto plus a markup for all Covered Aircraft and engines as set forth in Appendix 8 to this Schedule 3; provided, that if the Master Lease relating to any Covered Aircraft is terminated, Continental's rent payment obligation pertaining to such Covered Aircraft is also terminated, and provided further that for any calendar month in which such Covered Aircraft enters or exits service hereunder, such amount shall be multiplied by a fraction, the numerator of which is the actual number of days in such month such aircraft constituted a Covered Aircraft, and the denominator of which is the actual number of days in such month; plus

(b)
the weighted average number of Covered Aircraft during such month, multiplied by the rate “generally for each Covered Aircraft for each day in the Term” as set forth in Appendix 1 hereto, multiplied by the actual number of days in such month; plus

(c)	the number of block hours set forth on the Final Monthly Schedule for such month, multiplied by the “block hour” rate as set forth in Appendix 1 hereto, multiplied by [*]; plus

(d)
for the first [*] of the Term, flight hours calculated at [*] of the number of block hours set forth on the Final Monthly Schedule for such month, and thereafter the trailing [*] average ratio of actual flight hours flown to actual block hours flown, multiplied by the number of block hours set forth on the Final Monthly Schedule for such month, in each case multiplied by the “flight hour” rate as set forth in Appendix 1 hereto, multiplied by [*]; plus

(e)	the number of departures set forth on the Final Monthly Schedule for such month, multiplied by the rate set forth in Appendix 1 hereto for each Scheduled Flight departure, multiplied by [*]; plus

(f)	the number of departures set forth on the Final Monthly Schedule for such month at all Contractor Airports, multiplied by the rate set forth in Appendix

1 hereto for each Scheduled Flight departure at a Contractor Airport, multiplied by [*].

In addition, Continental will pay Contractor an allocation for Reconciled Expenses set forth in Appendix 3, and as reconciled and further described in Paragraph B(6)(a) below:

(h)
for Reconciled Expenses constituting payments for Terminal Facilities at Contractor Airports, property taxes, glycol and de-icing costs at Contractor Airports, and passenger-related interrupted trip costs (including hotel, meal and calling card vouchers) and baggage handling claims, repairs and delivery costs related to Uncontrollable Cancellations and oversales at Contractor Airports, Base Compensation shall include the amount set forth for such Reconciled Expenses on Appendix 3; and

(i)
for Reconciled Expenses constituting payments for passenger liability insurance, hull and war risk insurance costs, landing fees, air navigation fees, TSA fees or charges and any other passenger security fees or charges for security at all Contractor Airports, Base Compensation shall include an allocation based on the factors set forth for such Reconciled Expenses on Appendix 3 and calculated in accordance with Paragraph B(6)(b); and

(j)
for Reconciled Expenses constituting payments for all amounts per aircraft as agreed to as part of the Reconfiguration Commitment, all reasonable out of pocket expenses associated with aircraft movement to the First Class, Economy Plus, and Economy reconfiguration line in Macon, Georgia, and all one-time amounts required to align the Republic Aircraft livery with Continental standards up to an amount of [*] per Republic Aircraft, Base Compensation shall include the amount set forth for such Reconciled Expenses on Appendix 3; and

(k)	[*].

In addition, Continental will pay Contractor an allocation for Markup set forth in Appendix 8, and as reconciled and further described in Paragraph C below:

(l)	for Performance Related Markup, an amount equal to the product of (i) [*] Performance Related Markup and (ii) Carrier Controlled costs as calculated in Schedule 3.A.

(m)	for Aircraft Ownership Related Markup, an amount equal to the product of (i) [*] Performance Related Markup and (ii) aircraft ownership and engine lease costs as calculated in Schedule 3.A.

(n)
for Maintenance Related Markup, an amount equal to the product of (i) [*] Performance Related Markup and (ii) aircraft maintenance expenses that are classified as Reconciled Expenses and not included in Base Rates in Schedule 3.A.(k).

The aggregate Base Compensation shall be invoiced as provided in Section 3.06(a).

:

B.	Expenses and Reconciliation.

1.
Passenger and Cargo Revenue-Related Expenses. With respect to Scheduled Flights, in consideration of the provision by Contractor of Regional Airline Services and its compliance with the other terms and conditions of this Agreement, the following expenses shall be incurred directly by Continental:

(a)
passenger and cargo revenue-related expenses, including but not limited to commissions, taxes and fees related to the transportation of passengers or cargo, food and beverage costs, charges for fare or tariff filings, sales and advertising costs, computer reservation system fees, credit card fees, interline fees, revenue taxes, GDS fees, airport collateral materials, reservation costs, revenue accounting costs, including costs associated with ticket sales reporting and unreported sales, MileagePlus participation costs and Continental Currencies;

(b)	glycol, de-icing and snow removal costs at Continental Airports;

(c)	denied boarding amenities and travel certificates;

(d)
passenger-related interrupted trip costs (including hotel, meal and calling cards vouchers) and baggage handling claims, repairs and delivery costs related to Uncontrollable Cancellations and oversales at Continental Airports;

(e)
as provided by and in consideration of Contractor's compliance with its obligations under the Fuel Purchasing Agreement, fuel, fuel taxes and fuel into plane charges, including administration fees, if any;

(f)	rent for Terminal Facilities at Continental Airports;

(g)	ground handling costs at Continental Airports, for which costs Continental is responsible pursuant to the Continental Ground Handling Agreement;

(h)	technology services related to all passenger services processes; and

(i)	TSA fees or charges and any other passenger security fees or charges for security at all Continental Airports.

2.    [Reserved]

3.    Flight Reconciliation.

a.
With respect to Scheduled Flights, for any calendar month in which Contractor's actual block hours flown exceeds the block hours invoiced pursuant to Paragraph A(1)(c) for such calendar month, then the reconciliation for such period shall include a payment by Continental to Contractor in an amount equal to the product of (i) the difference between the actual block hours flown for Scheduled Flights and such invoiced block hours, multiplied by (ii) the Base Compensation per block hour as set forth in Appendix 1 hereto.

b.
With respect to Scheduled Flights, for any calendar month for which the block hours invoiced pursuant to Paragraph A(1)(c) exceeds Contractor's actual block hours flown in such calendar month, then the reconciliation for such period shall include a payment by Contractor to Continental in an amount equal to the product of (i) the difference between such invoiced block hours and the actual block hours flown for Scheduled Flights, multiplied by (ii) the Base Compensation per block hour as set forth in Appendix 1 hereto.

c.
With respect to Scheduled Flights, for any calendar month in which Contractor's actual flight hours flown exceeds the flight hours invoiced pursuant to Paragraph A(1)(d) for such calendar month, then the reconciliation for such period shall include a payment by Continental to Contractor in an amount equal to the product of (i) the difference between the actual flight hours flown for Scheduled Flights and such invoiced flight hours, multiplied by (ii) the Base Compensation per flight hour as set forth in Appendix 1 hereto.

d.
With respect to Scheduled Flights, for any calendar month for which the scheduled flight hours invoiced pursuant to Paragraph A(1)(d) exceeds Contractor's actual flight hours flown in such calendar month, then the reconciliation for such period shall include a payment by Contractor to Continental in an amount equal to the product of (i) the difference between such invoiced flight hours and the actual flight hours flown for Scheduled Flights, multiplied by (ii) the Base Compensation per flight hour as set forth in Appendix 1 hereto.

e.
With respect to Scheduled Flights, for any calendar month in which Contractor's actual departures exceeds the scheduled departures invoiced pursuant to Paragraph A(1)(e) for such calendar month, then the reconciliation for such period shall include a payment by Continental to Contractor in an amount equal to the product of (i) the difference between the departures for Scheduled Flights and such invoiced departures, multiplied by (ii) the Base Compensation per Scheduled Flight departure as set forth in Appendix 1 hereto.

f.
With respect to Scheduled Flights, for any calendar month for which the scheduled departures invoiced pursuant to Paragraph A(1)(e) exceeds Contractor's actual departures in such calendar month, then the reconciliation for such period shall include a payment by Contractor to Continental in an amount equal to the product of (i) the difference between such invoiced departures and the actual departures for Scheduled Flights, multiplied by (ii) the Base Compensation per Scheduled Flight departure as set forth in Appendix 1 hereto.

g.
With respect to Scheduled Flights, for any calendar month in which Contractor's actual departures at a Contractor Airport exceeds the scheduled invoiced pursuant to Paragraph A(1)(f) for such calendar month, then the reconciliation for such period shall include a payment by Continental to Contractor in an amount equal to the product of (i) the difference between the departures for Scheduled Flights at Contractor Airports and such invoiced departures, multiplied by (ii) the Base Compensation per Scheduled Flight departure at Contractor Airports as set forth in Appendix 1 hereto.

h.
With respect to Scheduled Flights, for any calendar month for which the scheduled departures at Contractors Airports invoiced pursuant to Paragraph A(1)(f) exceeds Contractor's actual departures at Contractor Airports in such calendar month, then the reconciliation for such period shall include a payment by Contractor to Continental in an amount equal to the product of (i) the difference between such invoiced departures and the actual departures at Contractor Airports for Scheduled Flights, multiplied by (ii) the Base Compensation per Scheduled Flight departure at Contractor Airports as set forth in Appendix 1 hereto.

4.	[Intentionally Omitted]

5.
Payload Restriction Reconciliation. Appendix 7 shall set forth the number of seats per Scheduled Flight, in each market and on each aircraft type set forth on Appendix 7, that Contractor shall make available for sale by Continental. Appendix 7 shall be provided by Continental prior to the operation of the first Scheduled Flight, and shall be amended from time to time as may be required in response to governmental regulation or safety matters; provided that Contractor shall have given Continental not less than 30 days' advance written notice of such amendment and met (or offered to meet) with Continental to discuss such adjustments.

6.
Reconciled Expenses. The following expenses incurred in connection with Scheduled Flights shall be reconciled monthly (except as specifically set forth below) to actual costs: (i) rent paid by Contractor for Terminal Facilities at Contractor Airports (it being understood, for the avoidance of doubt, that the term “rent” as used herein shall not be deemed to include indemnity or similar payments, irrespective of its definition under any applicable lease); (ii) property taxes (but excluding all other taxes including without limitation income, profits, withholding, employment, social security, disability, occupation, severance, excise ad valorem, sales, use and franchise taxes); (iii) passenger liability, hull and war risk insurance costs; provided, that Continental shall not pay to Contractor any amount in respect of this clause (iii) that is in excess of the Average Peer Group Rates; (iv) landing fees; (v) glycol and de-icing costs at Contractor Airports; (vi) passenger-related interrupted trip costs (including hotel, meal and calling cards vouchers) and baggage handling claims, repairs and delivery costs related to Uncontrollable Cancellations and oversales at Contractor Airports, at a per passenger cost not unreasonably in excess of Continental's per passenger cost for its regional airline passengers; (vii) air navigation fees paid to NavCanada (or any Canadian successor thereto) and Servicios a la Navegación en el Espacio Aéreo Mexicano (SENEAM) (or any Mexican successor thereto), in each case in respect of Scheduled Flights; (viii) the amount of TSA fees or charges and any other passenger security fees or charges for security at all Contractor Airports; (ix) costs associated with the Reconfiguration Commitment including costs associated with aircraft movement; (x) a one-time payment of up to [*] per Republic Aircraft to align livery with Continental standards; (xi) PWC PBH for Engine Overhaul and LLP Services for the Republic Aircraft (including spare engines) (net of [*] per Engine Flight Hour (“EFH” as defined in the Term Cost Program Agreement), as escalated per the Term Cost Program Agreement); (xii) [*]; (xiii) [*]; (xiv) [*]; (xv)[*]; (xvi) [*]; (xvii) [*]; (xviii) [*]; (xix) [*]; (xx) the Refurbishment Scope of Work (as defined in Schedule 4 to the Agreement);and (xxi) any additional costs associated with continuous duty overnights or high-speed overnights pursuant to Exhibit J hereto (collectively, the “Reconciled Expenses”). The Base Compensation includes allocations of the Reconciled Expenses as set forth in Appendix 3 and with respec

t to certain Reconciled Expenses, as further provided in Paragraph B(6)(a) below. If in any month the Contractor's actual Reconciled Expenses exceed the amount of Reconciled Expenses included in the Base Compensation in accordance with Appendix 3 and with respect to certain Reconciled Expenses as further provided in Paragraph B(6)(a) below for such month, Continental shall pay to Contractor an amount equal to such difference. If in any month the amount of Reconciled Expenses included in the Base Compensation in accordance with Appendix 3 and with respect to certain Reconciled Expenses as further provided in Paragraph B(6)(a) below for such month exceeds the Contractor's actual Reconciled Expenses, Contractor shall pay to Continental an amount equal to such difference.

a.	The allocations included in Base Compensation for Reconciled Expenses of the type set forth in Paragraph A(1)(i) for any particular month shall be calculated as provided below:

I.    The amount of passenger liability, hull and war risk insurance costs referred to in clause (iii) of Paragraph B(6) and the amount of TSA fees or charges and any other passenger security fees or charges at all Contractor Airports for security referred to in clause (viii) of Paragraph B(6) included in the Base Compensation for any particular month will be equal to the product of (1) the insurance rate and TSA rates set forth on Appendix 3 multiplied by (2) the Forecasted Passengers for such month.

II.    The amount of landing fees referred to in clause (iv) of Paragraph B(6) included in the Base Compensation for any particular month will be equal to the aggregate sum of the following products: (1) the landing fee rate set forth in Appendix 3, multiplied by (2) the number of scheduled departures set forth in the Final Monthly Schedule, multiplied by (3) [*].

III.    The amount of Canada and Mexico air navigation fees referred to in clause (vii) of Paragraph B(6) included in the Base Compensation for any particular month will be equal to the aggregate sum of the following products: (1) the Canadian and Mexican air navigation rates set forth in Appendix 3, multiplied by (2) the number of scheduled departures set forth in the Final Monthly Schedule, multiplied by (3) [*].

b.
For the avoidance of doubt, Contractor agrees that, in connection with its provision of Regional Airline Services to Continental under this Agreement and the provision of other services contemplated to be performed by Contractor under the Ancillary Agreements, it shall use commercially reasonable efforts to minimize costs incurred by it if such costs would be reimbursable by Continental to Contractor in accordance with the CPA or the applicable Ancillary Agreement. Further to the foregoing, if Continental can provide or arrange to provide any service item for which Continental is required to reimburse Contractor for its cost of providing at a lower cost than applicable to Contractor, then so long as such service items are not subject to an agreement obligating Contractor to purchase such service items, Contractor shall allow Continental to provide or arrange to provide such service or item in order to permit Continental to lower its costs.

7.
No Reconciliation for Fines, Etc. Notwithstanding anything to the contrary contained in this Paragraph B, Continental shall not be required to incur any cost or make any reconciliation payment pursuant to this Paragraph B to the extent that such cost or reconciliation payment is attributable to any costs, expenses or losses (including fines, penalties and any costs and expenses associated with any related investigation or defense) incurred by Contractor as a result of any violation by Contractor of any law, statute, judgment, decree, order, rule or regulation of any governmental or airport authority. Continental shall be liable for all any costs, expenses or losses (including fines, penalties and any costs and expenses associated with any related investigation or defense) incurred by Contractor as a result of any violation by Continental or its agents of any law, statute, judgment, decree, order, rule or regulation of any governmental or airport authority.

A.	Markup and Reconciliation

1.     Performance Related Markup

a.
With respect to Scheduled Flights, for any calendar month in which the operating performance of applicable metrics for Contractor for Scheduled Flights in such calendar month exceeds the operating performance for which Continental is invoiced by Contractor for Scheduled Flights for such calendar month pursuant to Paragraph A(1)(l), then the reconciliation for such calendar month shall include a payment by Continental to Contractor in an amount equal to the product of (i) the difference between the actual Performance Related Markup for Scheduled Flights in such calendar month and the Performance Related Markup for which Continental is invoiced by Contractor for Scheduled Flights in such calendar month and (ii) the actual Carrier Controlled Costs for the applicable Covered Aircraft.

b.
With respect to Scheduled Flights, for any calendar month in which the operating performance of applicable metrics for which Continental is invoiced by Contractor for Scheduled Flights in such calendar month pursuant to Paragraph A(1)(l) exceeds the operating performance of Contractor for Scheduled Flights in such calendar month, then the reconciliation for such calendar month shall include a payment by Contractor to Continental in an amount equal to the product of (i) the difference between the actual Performance Related Markup for Scheduled Flights in such calendar month and the Performance Related Markup for which Continental is invoiced by Contractor for Scheduled Flights in such calendar month and (ii) the actual Carrier Controlled Costs for the applicable Covered Aircraft.

2.	Aircraft Ownership Related Markup

a.
With respect to Scheduled Flights, for any calendar month in which the operating performance of applicable metrics for Contractor for Scheduled Flights in such calendar month exceeds the operating performance for which Continental is invoiced by Contractor for Scheduled Flights for such calendar month pursuant to Paragraph A(1)(l), then the reconciliation for such calendar month shall include a payment by Continental to Contractor in an amount equal to the product of (i) the difference between the actual Performance Related Markup for Scheduled Flights in such calendar month and the Performance Related Markup for which Continental is invoiced by Contractor for Scheduled Flights in such calendar month and (ii) the actual aircraft ownership and engine lease rates for the applicable Covered Aircraft.

b.
With respect to Scheduled Flights, for any calendar month in which the operating performance of applicable metrics for which Continental is invoiced by Contractor for Scheduled Flights in such calendar month pursuant to Paragraph A(1)(l) exceeds the operating performance of Contractor for Scheduled Flights in such calendar month, then the reconciliation for such calendar month shall include a payment by Contractor to Continental in an amount equal to the product of (i) the difference between the Actual Performance Related Markup for Scheduled Flights in such calendar month and the Performance Related Markup for which Continental is invoiced by Contractor for Scheduled Flights in such calendar month and (ii) the actual aircraft ownership and engine lease rates for the applicable Covered Aircraft.

3.	Maintenance Related Markup

a.
With respect to Scheduled Flights, for any calendar month in which the operating performance of applicable metrics for Contractor for Scheduled Flights in such calendar month exceeds the operating performance for which Continental is invoiced by Contractor for Scheduled Flights for such calendar month pursuant to Paragraph A(1)(l), then the reconciliation for such calendar month shall include a payment by Continental to Contractor in an amount equal to the product of (i) the difference between the actual Performance Related Markup for Scheduled Flights in such calendar month and the Performance Related Markup for which Continental is invoiced by Contractor for Scheduled Flights in such calendar month and (ii) the actual aircraft maintenance expenses that are classified as Reconciled Expenses and not included in Base Rates for the applicable Covered Aircraft.

b.
With respect to Scheduled Flights, for any calendar month in which the operating performance of applicable metrics for which Continental is invoiced by Contractor for Scheduled Flights in such calendar month pursuant to Paragraph A(1)(l) exceeds the operating performance of Contractor for Scheduled Flights in such calendar month, then the reconciliation for such calendar month shall include a payment by Contractor to Continental in an amount equal to the product of (i) the difference between the Actual Performance Related Markup for Scheduled Flights in such calendar month and the Performance Related Markup for which Continental is invoiced by Contractor for Scheduled Flights in such calendar month and (ii) the actual aircraft maintenance expenses that are classified as Reconciled Expenses and not included in Base Rates for the applicable Covered Aircraft.

Schedule 3 Appendices

Appendix 1	Base Compensation Rates

Appendix 2	[Intentionally Omitted]

Appendix 3	Reconciliation of Expenses

Appendix 4	[Intentionally Omitted]

Appendix 5	Insurance Rates

Appendix 6	[Intentionally Omitted]

Appendix 7	Minimum Seats for Scheduled Flights

Appendix 8	Markup Values and Performance Grade Widths

Appendix 1 to Schedule 3

Base Compensation Rates

$	[*] generally for each Covered Aircraft for each day in the Term

$	[*] for each Covered Aircraft for each actual block hour

$	[*] for each Covered Aircraft for each actual flight hour

$	[*] for each Covered Aircraft for each Scheduled Flight departure

These Base Compensation Rates shall be adjusted pursuant to the terms of Section 3.02 of this Agreement. In addition, pursuant to the scenario selected in Section 2.01(e)(iv), the Base Compensation Rates may be adjusted as follows:

1.	[*].

2.	[*].

Appendix 2 to Schedule 3

[Intentionally Omitted]

Appendix 3 to Schedule 3

Reconciliation of Expenses

Reconciled	Schedule 3	Statistical
Expense	Reference	Driver	Rate
Subject to Aircraft Ownership Related Performance Markup
Republic Aircraft monthly rent	Sched3.B.6(a)(xiii)	Aircraft Month	[*]
Transition Aircraft monthly rent (“EDC Payment”) - year 1	Sched3.B.6(a)(xvii)	Aircraft Month	[*]
Transition Aircraft monthly rent (“EDC Payment”) - year 2+	Sched3.B.6(a)(xvii)	Aircraft Month	[*]
Transition spare engine costs (2)	Sched3.B.6(a)(xviii)	Engines/Mth	[*]
PWC spare engine costs (4)	Sched3.B.6(a)(xix)	Engines/Mth	[*]

No Performance Related Markup
Terminal Facility Rent at Contractor Airports	Sched3.B.6(i)	Fixed
Property Taxes	Sched3.B.6(ii)	Fixed
Passenger Liability, Hull and War Risk Insurance	Sched3.B.6(iii)	Passengers
Landing Fees	Sched3.B.6(iv)	Departures
Glycol and De-icing at Contractor Airports	Sched3.B.6(v)	Fixed
Interrupted Trip and Baggage Handling at Contractor Airports	Sched3.B.6(vi)	Fixed
Canadian and Mexican Air Navigation	Sched3.B6(vii)	Departures
TSA fees or charges and any other passenger security fees or charges for security at all Contractor Airports	Sched3.B.6(viii)	Passengers
One-time crew training expenses		Transition Aircraft	Up to [*]
One-time paint expense - Republic Aircraft		Republic Aircraft	Up to [*]
Reconfiguration Commitment	Sched3.B.6(ix)	Aircraft
Interior work for Republic Aircraft	Sched3.B.6(x)	Aircraft
Additional costs associated with continuous duty overnights or high-speed duty overnights	Sched3.B.6(xxi)

[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]
[*]	[*]

The Appendix 3 Rates shall be adjusted from time to time with the mutual agreement of the parties to reflect the actual rates charged to Contractor.

Appendix 4 to Schedule 3

[Intentionally Omitted]

Appendix 5 to Schedule 3

Insurance Rates

Insurance Type	Rate	Driver Units

Hull Insurance	[*]	per $100 value

Liability Insurance	[*]	per Departure

Liability Insurance	[*]	per Passenger

War Risk Insurance	[*]	per 1000 RPMs

War Risk Insurance	[*]	per Passenger

Appendix 6 to Schedule 3

[Intentionally omitted]

Appendix 7 to Schedule 3

Minimum Seats for Scheduled Flights

Appendix 7 shall be provided and subsequently adjusted from time to time in accordance with the provisions of Paragraph B.5 of this Schedule 3.

Hub	Segment	Seats Withheld
EWR/IAD	ALB	[*]
	BDL	[*]
	BOS	[*]
	BTV	[*]
	BUF	[*]
	BWI	[*]
	CLE	[*]
	CMH	[*]
	DCA	[*]
	MHT	[*]
	MYR	[*]
	ORF	[*]
	PIT	[*]
	PVD	[*]
	PWM	[*]
	RDU	[*]
	ROC	[*]
	SYR	[*]
	YHZ	[*]
	YOW	[*]
	YUL	[*]
	YYZ	[*]
DEN	ABQ	[*]
	AMA	[*]
	ASE	[*]
	BIL	[*]
	COD	[*]
	COS	[*]
	CPR	[*]
	DRO	[*]
	EGE	[*]
	FSD	[*]
	GJT	[*]
	GUC	[*]
	HDN	[*]
	ICT	[*]
	IDA	[*]
	JAC	[*]
	LBB	[*]
	LNK	[*]
	MCI	[*]
	MTJ	[*]
	OKC	[*]
	OMA	[*]
	RAP	[*]
	SLC	[*]

Appendix 8 to Schedule 3

Markup and Performance Grade Widths

Markup Values

Performance Related Markup
Markup on Carrier Controlled Costs will be paid as provided below for [*] through [*]:

Level of Performance
Performance Metric	A	B	C	D	Weight
Controllable Flight Completion	[*]	[*]	[*]	[*]	[*]
Departure On Time Zero	[*]	[*]	[*]	[*]	[*]
PERFORMANCE RELATED MARKUP	[*]	[*]	[*]	[*]	[*]

[*] through [*] performance will be defined as the following:

Level of Performance
Performance Metric	A	B	C	D
Controllable Flight Completion	[*]	[*]	[*]	[*]
Departure On Time Zero	[*]	[*]	[*]	[*]

For [*] through [*] of the Agreement, performance metrics will be weighted as [*] Controllable Flight Completion, [*] Departure On Time Zero, and [*] United Promoter; provided, that the weighting shall be [*] Controllable Flight Completion, [*] Departure On Time Zero until the later of (x) [*] and (y) [*], which in no case will be later than [*]. Annual goal setting for Controllable Flight Completion and Departure On Time Zero will be consistent with the methodology in Section 3.07. Annual goal setting for United Promoter will be substantially similar to the methodology in Section 3.07, however, such final methodology remains subject to further discussion and the mutual agreement of Contractor and Continental.
Markup on Carrier Controlled Costs will be paid as provided below for [*] through [*]:

Level of Performance
Performance Metric	A	B	C	D	Weight
Controllable Flight Completion	[*]	[*]	[*]	[*]	[*]
Departure On Time Zero	[*]	[*]	[*]	[*]	[*]
United Promoter	[*]	[*]	[*]	[*]	[*]
PERFORMANCE RELATED MARKUP	[*]	[*]	[*]	[*]	[*]

Aircraft Ownership Related Performance Markup
Markup on aircraft ownership and engine lease rates will be paid on all Covered Aircraft as provided below:

Performance Metric	A	B	C	D	Weight
Controllable Flight Completion	[*]	[*]	[*]	[*]	[*]
Departure On Time Zero	[*]	[*]	[*]	[*]	[*]
OWNERSHIP RELATED MARKUP	[*]	[*]	[*]	[*]

Maintenance Related Performance Markup
Markup on aircraft maintenance expenses will be paid as provided below, as long as such maintenance expenses are classified as Reconciled Expenses and not included in Base Rates:

Performance Metric	A	B	C	D	Weight
Controllable Flight Completion	[*]	[*]	[*]	[*]	[*]
Departure On Time Zero	[*]	[*]	[*]	[*]	[*]
MAINTENANCE RELATED MARKUP	[*]	[*]	[*]	[*]

Performance Grade Widths

	Bottom of A Equals	Bottom Of B*	Bottom Of C	Level D

Controllable Completion	[*]	[*]	[*]	[*]
On-Time Zero	[*]	[*]	[*]	[*]
United Promoter	[*]	[*]	[*]	[*]
*W, X, Y, Z= Contractor's Monthly Operating Goal for the Operating Category

SCHEDULE 4

Aircraft Cleanliness and Refurbishment Standards

Aircraft Cleanliness Standards

United Express requires the Contractor to adhere to certain aircraft interior deep clean standards.  The elements of the Deep Clean Scope of Work shall be performed by Contractor according to a work schedule set forth by Continental.  The Scope of Work is comprised of the minimum required interior deep clean work required of Contractor, itemized by type of aircraft and identifies the items in scope for all interior aircraft cleaning work over and above routine RON cleaning standards, e.g., carpets, seats, cabin interior, lavatories etc.

The Contractor Flight Attendants will perform the following tidy clean standards in the out stations.

At the end of each flight, ensure that the aircraft is left in a clean condition. If this is not accomplished by other personnel at the station, then the flight attendants are responsible for:

1.	Removal of all trash, including from the floor. Follow appropriate station protocol for garbage disposal.

2.	Cleaning tray tables and galley.

Aircraft Refurbishment Standards

Continental requires Contractor to adhere to certain aircraft interior cabin refurbishment standards described in this Schedule 4, which such standards are outlined in the table below (the “Refurbishment Scope of Work”). The elements of the Refurbishment Scope of Work shall be performed by Contractor according to a work schedule set forth by Continental. The Refurbishment Scope of Work is comprised of the minimum required interior cabin refurbishment work required of Contractor, itemized by type of aircraft service visit, e.g., Heavy Maintenance, Intermediate and In-service/Overnight. The Refurbishment Scope of Work identifies the items in scope for all interior refurbishment work, e.g., carpets, seats, cabin decor/interior, lavatories etc., as specifically set forth in the table below, as well as the timing of when such refurbishment work shall be performed by Contractor.

Subject to the consent of the Contractor (such consent not to be unreasonably withheld or delayed), Continental may change the Refurbishment Scope of Work. Upon such consent of Contractor, such change shall be made part of the Refurbishment Scope of Work.

All refurbishment work performed by Contractor with respect to the Refurbishment Scope of Work set forth below, whether replacement, repair, or reconditioning/cleaning, must result in like-new interior cabin condition of the refurbished aircraft. Continental may, from time-to-time, or at any time, monitor and audit the interior cabin refurbishment work undertaken by Contractor pursuant to the Refurbishment Scope of Work, in order to ensure that the interior cabins of the Contractor-refurbished aircraft are in like-new condition post-refurbishment. If Continental reasonably determines that any Contractor-refurbished interior cabins are not returned to like-new condition, then Continental will require Contractor to repeat the refurbishment work on that specific aircraft, whether such work requires replacement, repair, or reconditioning/cleaning, at Contractor's sole cost and expense, until such aircraft interior cabin is returned to like-new condition.

[*].

Interval for refurbishment work by type of aircraft service visit:

•	Heavy Maintenance category should be similar to the carrier “C Check” interval timeframe, which occurs at approximately every 5,000 hours of flight time.

•	Intermediate category should be similar to half of the “C Check” interval timeframe, which occurs at approximately every 2,500 hours of flight time, or about every fifth (5th) “A Check” interval.

Note: These definitions/intervals are guidelines and are subject to change by Continental, with any such change subject to consent of the Contractor (such consent not to be unreasonably withheld or delayed)

Contractor agrees to discuss the need for replacement versus refurbishment of individual parts, as appropriate, to assure financial reasonableness while meeting the specified condition requirements.

EXHIBIT A
Definitions

Agreement - means the Capacity Purchase Agreement, dated as of May 1, 2012, among Continental, Parent and Contractor, as amended from time to time pursuant to Section 10.04 hereof.
Ancillary Agreements - means each of the agreements entered into by Continental and Contractor substantially in the form of Exhibits B, C, F and M hereto, together with all amendments, exhibits, schedules and annexes thereto (including any ground handling agreements entered into pursuant to Exhibit C).
Annual CPI Change - means, for any January 1, the fraction (expressed as a number rounded to four decimal places) as determined on the immediately preceding December 15th (or the first Business Day thereafter on which relevant CPI figures are publicly available) equal to the quotient obtained by dividing the simple average of the sum of the CPI for each of the last twelve months ending November immediately preceding such January 1 by the simple average of the sum of the CPI for each of the last twelve months ending November of the preceding year. (As an example, and for illustrative purposes only, the Annual CPI Change for January 1, 2005 would be equal to [*] (the simple average of the sum of the CPI for the last twelve months ending November of 2004) divided by [*] (the simple average of the sum of the CPI for the last twelve months ending November of 2003), or [*].)
Average Peer Group Rates - means, with respect to any insurance coverage and as of any date of determination, (x) the insurance rates set forth on Appendix 5 to Schedule 3, multiplied by (y) the average percentage increase or decrease, as appropriate, from January 1, 2006 to such date of determination, in the cost of such insurance coverage for the five regional airlines with annual revenues per passenger mile closest to those of Contractor, as determined by available information obtained from public sources or reputable insurance brokers, excluding (i) any such regional airline that experienced a major loss within the previous three years, and (ii) any regional airline whose insurance rates are included with its major airline partner(s).
Base Compensation - is defined in Paragraph A(1) of Schedule 3.
Business Day - means each Monday, Tuesday, Wednesday, Thursday and Friday unless such day shall be a day when financial institutions in New York, New York or Houston, Texas are authorized by law to close.
Cause - means (i) the suspension for [*] or longer or the revocation of Contractor's authority to operate as a scheduled airline, (ii) the ceasing of Contractor's operations as a scheduled airline, other than as a result of a Labor Strike or the mandatory grounding of any of the Contractor Fleets by the FAA, and other than any temporary cessation for not more than [*], (iii) the occurrence of a Labor Strike that shall have continued for [*] or longer, (iv) [intentionally omitted], (v) [intentionally omitted](vi) Contractor's failure to maintain IOSA certification in accordance with Section 4.06 (vii) a willful or intentional material of this Agreement by Parent or Contractor that substantially deprives Continental of the benefits of this Agreement, which breach shall have continued for [*] after notice thereof is delivered by Continental to Parent or Contractor, as the case may be.

Change of Control - means:

(i)
Parent or Contractor consolidates with, or merges with or into, a Prohibited Person or conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to a Prohibited Person, or a Prohibited Person consolidates with, or merges with or into, Parent or Contractor in any such event pursuant to a transaction in which the voting securities of Parent or Contractor are converted into or exchanged for cash or securities of a Prohibited Person, except where the holders of voting securities of Parent or Contractor immediately prior to such transaction own not less than a majority of the voting securities of the surviving or transferee corporation immediately after such transaction, in each case other than any such transaction between Parent or Contractor on the one hand, and Continental and/or any of its Subsidiaries on the other;

(ii)
the direct or indirect acquisition by a Prohibited Person or any Person directly or indirectly controlling a Prohibited Person of beneficial ownership of [*] (unless such person is the largest shareholder of Parent or Contractor, in which case [*]) or more of the capital stock or voting power of Parent or Contractor; provided that the acquisition of capital stock of Parent or Contractor by Delta Air Lines pursuant to contractual rights existing as of the date hereof shall not constitute a Change of Control, unless Delta shall at any time file a Schedule 13D in respect of such ownership;

(iii)
the direct or indirect acquisition by any “person” or “group” (as such terms are used in Section 13(d) of the Securities Exchange Act of 1934) not described in clause (ii) above, of beneficial ownership of more than [*] of the capital stock or voting power of Parent or Contractor, other than (A) Continental or its Subsidiaries or (B) any “person” or “group” that is a Person who has a Schedule 13D on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1 under the Securities Exchange Act of 1934 (the “Exchange Act”) with respect to its holdings of Parent's or Contractor's voting securities (a “13D Person”), so long as (1) such 13D Person is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as part of such 13D Person's duties as agent for fully managed accounts, holds or exercises voting or dispositive power over Parent's or Contractor's voting securities, (2) such 13D Person was a Person who had a Schedule 13G on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1 under the Exchange Act with respect to its holdings of Parent's or Contractor's voting securities, and became a 13D Person pursuant to Rule 13d-1(f)(1), and (3) such 13D Person acquires and continues to have beneficial ownership of Parent's or Contractor's voting securities pursuant to trading activities undertaken in the ordinary course of such 13D Person's business and not with the purpose nor the effect, either alone or in concert with any 13D Person, of exercising the power to direct or cause the direction of the management and policies of Parent or Contractor or of otherwise changing or influencing the control of Parent or Contractor, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) of the Exchange Act; provided, that a “Change of Control” shall not occur pursuant to this clause (iii) if such “person” or “group” reduces its ownership of the capital stock or voting power of Parent or Contractor, as the case may be, to less than [*] within [*] of the acquisition of ownership of at least [*] of such capital stock or voting power;

(iv)	the liquidation or dissolution of Parent or Contractor in connection with which Contractor ceases operations as an air carrier;

(v)
the sale, transfer or other disposition of all or substantially all of the airline assets of Parent or Contractor on a consolidated basis directly or indirectly to a Prohibited Person or its affiliate, whether in a single transaction or a series of related transactions; or

(vi)
the execution by Parent or Contractor of bona fide definitive agreements, the consummation of the transactions contemplated by which would result in a transaction described in the immediately preceding clauses.

Charter Flights - means any flight by a Covered Aircraft for charter operations at the direction of Continental that is not reflected in the Final Monthly Schedule.

Classic Q400 Aircraft - means the original manufactured version of the Bombardier Dash 8 Series 400, or DHC-8-400 aircraft.
Commencement Date - is defined in Section 8.01.
Continental - means Continental Airlines, Inc., a Delaware corporation and a subsidiary of United Continental Holdings, Inc., and its successors and permitted assigns.
Continental Airport - means any airport at which Continental provides or arranges for the provision of ground handling services pursuant to the Continental Ground Handling Agreement.
Continental Currencies - means inflight currency coupons issued by Continental that may only be purchased at any Continental eService Center and may only be redeemed for alcoholic beverages or headsets on any Continental or Contractor flight.
Continental Ground Handling Agreement - means that certain IATA Standard Ground Handling Agreement (April 1993 version) between Continental and Contractor, together with Annex A thereto (Ground Handling Services, April 1993 version) and Annex B thereto substantially in the form of Exhibit C to the Master Facility and Ground Handling Agreement (or as otherwise agreed or amended) providing for the provision by or on behalf of Continental to Contractor of ground handling services at the airports specified therein.
Continental Hub Airport - means any airport at which Continental operates an average of more than [*] flights/day.
Continental Marks - is defined in Exhibit G.
Contractor - means Republic Airline Inc., an Indiana corporation, and its successors and permitted assigns.
Contractor Airport - means (i) any airport at which Contractor provides or arranges for the provision of ground handling services pursuant to the Contractor Ground Handling Agreement, and (ii) any other airport into or out of which Contractor operates any Scheduled Flight and which is not a Continental Airport.
Contractor Fleet - means all or any of the following fleets of Covered Aircraft (to the extent that any Covered Aircraft are part of such fleet):Q400 Aircraft, or any portion of such aircraft consisting of one or more models, or any subgroup of such aircraft as determined from time to time by regulatory or court order or other governmental action (for example, all such aircraft manufactured within specific time frames).
Contractor Ground Handling Agreement - means that certain IATA Standard Ground Handling Agreement (April 1993 version) between Continental and Contractor, together with Annex A thereto (Ground Handling Services, April 1993 version) and Annex B thereto substantially in the form of Exhibit D to the Master Facility and Ground Handling Agreement (or as otherwise agreed or amended) providing for the provision by or on behalf of Contractor to Continental of ground handling services at the airports specified therein.
Contractor Marks - is defined in Exhibit H.
Contractor Services - is defined in the Master Facility and Ground Handling Agreement.
Controllable Completion Operating Goal - is defined in Section 3.07(a)(i)(b).

Controllable On-Time Departure - means a flight departing no later than zero minutes after scheduled departure time during such period, excluding flights impacted by ATC, weather-related delays, aircraft damage caused by Continental or its agents or any other circumstance beyond Contractor's control.
Covered Aircraft - means all of the Q400 Aircraft as further described in Schedule 1 (as amended from time to time pursuant to the provisions of this Agreement) and presented for service by Contractor, as adjusted from time to time for withdrawals pursuant to Article VIII and for exit date extensions pursuant to Section 10.18.

CPI - means (i) the Consumer Price Index for All Urban Consumers - U.S. City Average, All Items, Not Seasonally Adjusted Base Period: 1982-84 = 100, as published by the Bureau of Labor Statistics, United States Department of Labor, or (at any time when the Bureau of Labor Statistics is no longer publishing such Index) as published by any other agency or instrumentality of the United States of America, or (ii) at any time after the index described in clause (i) shall have been discontinued, any reasonably comparable replacement index or other computation published by the Bureau of Labor Statistics or any other agency or instrumentality of the United States of America. If any such index shall be revised in any material respect (such as to change the base year used for computation purposes), then all relevant determinations under this Agreement shall be made in accordance with the relevant conversion factor or other formula published by the Bureau of Labor Statistics or any other agency or instrumentality of the United States of America, or (if no such conversion factor or other formula shall have been so published) in accordance with the relevant conversion factor or other formula published for that purpose by any nationally recognized publisher of such statistical information.
DOT - means the United States Department of Transportation.
Enplanement - means one passenger for such passenger's entire one-way flight itinerary, regardless of how many Scheduled Flights or flight segments comprise such itinerary.
EDC Payment - means the actual lease costs or debt service costs that Contractor has agreed to pay to EDC on a monthly basis.
FAA - means the United States Federal Aviation Administration.
Final Monthly Schedule - means the final schedule of Scheduled Flights for the next calendar month delivered by Continental to Contractor pursuant to Section 2.01(b).
Flight Reconciliation - is defined in Paragraph B(3) of Schedule 3.
Forecasted Passengers - means, for any month, the forecasted Revenue Onboards derived from the Final Monthly Schedule for the previous month.
Fuel Purchasing Agreement - means that certain Fuel Purchasing Agreement, dated as of May 1, 2012, between Continental and Contractor, in the form attached hereto as Exhibit F (or as otherwise agreed or amended).
Identification - means the Continental Marks, the aircraft livery set forth on Exhibit H, the Continental designated flight code and other trade names, trademarks, service marks, graphics, logos, employee uniform designs, distinctive color schemes and other identification selected by Continental in its sole discretion for the Regional Airline Services to be provided by Contractor, whether or not such identification is copyrightable or otherwise protected or protectable under federal law.

Labor Strike - means a labor dispute, as such term is defined in 29 U.S.C. Section 113(c) involving Contractor and some or all of its employees, which dispute results in a union-authorized strike resulting in a work stoppage.
LLP - is defined in Section 10.21.
Master Facility and Ground Handling Agreement - means that certain Master Facility and Ground Handling Agreement, dated as of May 1, 2012, between Continental and Contractor, in the form attached hereto as Exhibit C (or as otherwise agreed or amended).
Master Lease - means the master operating lease agreement entered into by Contractor with Export Development Canada covering the Transition Aircraft and related engines including spare engines.
New Generation Q400 Aircraft - means that version of the Bombardier Dash 8 Series 400 aircraft that has updated windows, overhead bins, and landing gear.
On-Time Departure - means a flight departing no later than zero minutes after scheduled departure time.
On-Time Departure Rate - means that, for any period of determination, the percentage of flights that are On-Time Departures.
Parent - means Republic Airways Holdings Inc., a Delaware corporation, and its successors and permitted assigns.
Person - means an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity.
Prohibited Person - means (i) an air carrier (other than Continental and its successors and any Subsidiary thereof), the consolidated annual revenues of which for the most recently completed fiscal year for which audited financial statements are available are in excess of the Revenue Threshold as of the date of determination (or the U.S. dollar equivalent thereof), in each case other than any air carrier at least [*] of whose available seat miles, together with the available seat miles of its affiliates, are flown under the livery or brand of another air carrier, and (ii) any executive officer, as of the date hereof or any date of determination, of an air carrier (other than Continental and its successors and any Subsidiary thereof), the consolidated annual revenues of which for the most recently completed fiscal year for which audited financial statements are available are in excess of the Revenue Threshold as of the date of determination and any entity in which such current executive officer is an officer or significant shareholder.
Q400 Aircraft - means the Transition Aircraft together with the Republic Aircraft.
Reasonable Operating Constraints - means the operating constraints on Scheduled Flights set forth on Exhibit J.
Reconciled Expenses - is defined in Paragraph B(6)(a) of Schedule 3.
Regional Airline Services - means the provisioning by Contractor to Continental of Scheduled Flights and related ferrying using the Covered Aircraft in accordance with this Agreement.
Republic Aircraft - means those certain [*] Q400 aircraft owned by Contractor as of the date of this Agreement and as referenced in Schedule 1 of this Agreement.

Revenue Onboard - means one revenue-generating passenger on one flight segment, regardless of whether such flight segment is all or part of such passenger's entire one-way flight itinerary.
Revenue Threshold - means [*], as such amount may be increased based on the amount by which, for any date of determination, the most recently published CPI has increased to such date above the CPI for calendar year 2000. For purposes hereof, the CPI for calendar year 2000 is the monthly average of the CPI for the twelve months ending on December 31, 2000.
Scheduled ASMs - means, for any period of calculation, the available seat miles for all Scheduled Flights during such period of calculation.
Scheduled Flight - means a flight as determined by Continental pursuant to Section 2.01(b) (including all Charter Flights).
Spare Aircraft - means any Q400 Aircraft (including up to [*] Covered Aircraft pursuant to Section 2.01(e)) that are designated by Contractor as spare aircraft which may be used by Contractor to replace another aircraft in the operation of a Scheduled Flight that otherwise would be cancelled.
Subsidiary - means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries and (b) any partnership, association, joint venture, limited liability company, joint stock company or any other form of business or professional entity, in which such Person directly or indirectly through Subsidiaries has more than 50% equity interest at any time.
System Flight Disruption - means the failure by Contractor to complete at least [*] of the aggregate Scheduled ASMs in any three consecutive calendar months, or at least [*] of the aggregate Scheduled ASMs in any consecutive [*] period, in each case excluding the effect of Uncontrollable Cancellations; provided, that if the average number of Block Hours flown per Covered Aircraft during such period is more than the average number of Block Hours flown per Covered Aircraft during the three consecutive calendar months immediately preceding the period first measured, then the calculation for purposes of this definition shall disregard that number of Scheduled ASMs for such period as is necessary to reduce the average number of Block Hours flown per Covered Aircraft during such period to the average number of Block Hours flown per Covered Aircraft during prior three consecutive calendar month period; provided further, that a System Flight Disruption shall be deemed to continue until the next occurrence of a single calendar month in which Contractor completes at least [*] of the aggregate Scheduled ASMs; and provided further, that completions and cancellations of Scheduled Flights on any day during which a Labor Strike is continuing shall not be taken into account in the foregoing calculations.
Term - has the meaning set forth in Section 8.01, as earlier terminated pursuant to Section 8.02, if applicable, and any Wind-Down Period.
Term Cost Program Agreement - means the agreement entered into by Contractor with Pratt & Whitney Canada Corp. for power-by-the-hour maintenance services in regard to the engines associated with the Covered Aircraft and any spare engines necessary for the operation of the Covered Aircraft.
Terminal Facilities - means “Terminal Facilities” as such term is defined in the Master Facility and Ground Handling Agreement.

Termination Date - means the date of early termination of this Agreement, as provided in a notice delivered from one party to the others pursuant to Section 8.02, or, if no such early termination shall have occurred, the date of the end of the Term.
Transition Aircraft - means those certain 28 Q400 aircraft originally operated by Colgan Air, Inc. for United Express and financed by Export Development Canada (EDC) to be transitioned to Contractor.
TSA - means the United States Transportation Security Administration.
Uncontrollable Cancellation - means a cancellation of a Scheduled Flight as a result of weather, air traffic control, or any other circumstance beyond Contractor's reasonable control, in each case as coded on Contractor's operations reports in accordance with Continental's standard coding policies and consistent with Contractor's past practices, it being understood and agreed that if Continental's operations are subject to the same circumstance giving rise to the cancellation and Continental does not cancel flights as a result, such cancellation shall be a Controllable Cancellation, it being further understood and agreed that cancellations resulting from a labor slowdown or other similar action, but not constituting a Labor Strike, shall not constitute Uncontrollable Cancellations.
United Express Best Practice Operating Performance - means for each of the three operating performance metrics outlined in Section 3.07, the simple average of the calendar year's twelve operating performance levels (or results) generated by using the best operating performance attained (whether “best” is the highest or the lowest, as applicable) for each performance metric of all United Express Carriers in each month.
[*] - means the United Express Agreement by and between United Air Lines, Inc. (“United”) and [*] dated as of [*], as amended from time to time by the parties thereto.
Wind-Down Period - means the period after the Termination Date and until the time when the last Covered Aircraft has been withdrawn from the capacity purchase provisions of this Agreement.
Wind-Down Schedule - means the schedule, determined as provided in Article VIII of this Agreement, for Covered Aircraft to be withdrawn from the capacity purchase provisions of this Agreement.

EXHIBIT B

[Reserved]
:

EXHIBIT C
Master Facility and Ground Handling Agreement

MASTER FACILITY
AND
GROUND HANDLING AGREEMENT

Between

Continental Airlines, Inc.

Republic Airline Inc.

Executed as of May 1, 2012

MASTER FACILITY AND GROUND HANDLING AGREEMENT

This Master Facility and Ground Handling Agreement (this “Agreement”), dated as of May 1, 2012 is between Continental Airlines, Inc., a Delaware corporation (“Continental”) and Republic Airline Inc., an Indiana corporation (“Contractor”).

WHEREAS, Continental and Contractor are parties to that certain Q400 Capacity Purchase Agreement, dated as of May 1, 2012, relating to the operation of Q400 aircraft (as amended from time to time, the “Capacity Purchase Agreement”); and
WHEREAS, Continental and Contractor desire to establish the terms by which both Continental and Contractor will use and share airport facilities in furtherance of the Capacity Purchase Agreement, to include, without limitation, the mutual or coordinated use of airport facilities at any airport in or out of which Continental operates any flight or Contractor operates any Scheduled Flight, and the terms by which each of them will provide certain ground handling services for the other at certain airports in furtherance of the Capacity Purchase Agreement;
NOW, THEREFORE, for and in consideration of the mutual covenants and obligations hereinafter contained, Continental and Contractor agree as follows:

Section 1.    Defined Terms. Capitalized terms used in this Agreement (including, unless otherwise defined therein, in the Exhibits, Schedules and Annexes to this Agreement) and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Capacity Purchase Agreement. The following terms shall have the meanings set forth below:

“Airport Authority” shall mean any municipal, county, state or federal governmental authority, or any private authority or party, owning or operating any Applicable Airport with authority to lease, convey or otherwise grant rights to use any airport facilities.

“Applicable Airport” shall mean any Continental Airport or Contractor Airport.

“Continental Airport” shall mean (i) each Hub Airport and (ii) each other airport at which Continental provides or arranges for the provision of ground handling services pursuant to the Continental Ground Handling Agreement.

“Continental Ground Handling Agreement” shall mean that certain IATA Standard Ground Handling Agreement (April 1993 version) between Continental and Contractor, together with Annex A thereto (Ground Handling Services, April 1993 version), and Annex B thereto substantially in the form of Exhibit C hereto (or as otherwise agreed) providing for the provision by or on behalf of Continental to Contractor of ground handling services at the airports specified therein.

“Contractor Airport” shall mean any airport at which Contractor provides or arranges for the provision of ground handling services pursuant to the Contractor Ground Handling Agreement (except for any Hub Airport), and any other airport into or out of which Contractor operates any Scheduled Flight and which is not a Continental Airport.

“Contractor Ground Handling Agreement” shall mean that certain IATA Standard Ground Handling Agreement (April 1993 version) between Contractor and Continental, together with Annex A thereto (Ground Handling Services, April 1993 version), and Annex B thereto substantially in the form of Exhibit D hereto

(or as otherwise agreed) providing for the provision by or on behalf of Contractor to Continental and, at Continental's request from time to time, its codeshare partners, of ground handling services at the airports specified therein.

“Contractor Services” shall mean Regional Airline Services as contemplated by the Capacity Purchase Agreement and the ground handling services contemplated by the Contractor Ground Handling Agreement.

“Contractor Terminal Facility” shall mean any Terminal Facility to the extent owned, leased, subleased or otherwise retained or used by Contractor for the provision of Contractor Services.

“Hub Airport” shall mean, as of any date of determination, (i) the airports described in Section 2.01e(iv) of the Capacity Purchase Agreement as the “Operating From” airports in the applicable Schedule Scenario selected by Continental, and (ii) any other airport at which Continental and its Subsidiaries, together with all other operators operating under Continental's livery or a derivative thereof, operate an average of at least than [*]/day at such airport during the six months period prior to such date of determination.

“Non-Terminal Facilities” shall mean all maintenance, training, office and other facilities and spaces at an Applicable Airport or adjacent thereto that are not Terminal Facilities.

“Terminal Facilities” shall mean all terminal facilities and spaces leased, subleased or otherwise retained or used by a party at an Applicable Airport, including without limitation all passenger lounges, passenger holding areas, aircraft parking positions (which may or may not be adjacent to a passenger holding area) and associated ramp spaces, gates (including loading bridges and associated ground equipment parking areas), ticketing counters, curbside check-in facilities, baggage makeup areas, inbound baggage areas, crew rooms, in-terminal office spaces, associated employee parking areas and other terminal facilities.

“Transfer” shall mean any lease, sublease, assignment, disposition or other transfer.

Section 2.    Lease, Use and Modification of Airport Facilities.

(a)    Continental and Contractor agree that the use by Contractor of all Terminal Facilities at all Applicable Airports for the provision of Contractor Services shall be at the direction of Continental. In furtherance of this Section 2(a), from time to time, and notwithstanding the execution of any lease, sublease, or other agreement pursuant to this Section 2, at the request and direction of Continental and subject to Section 2(b), and subject to the provisions of Sections 6(c) and 6(f) relating to Transfers in connection with certain terminations, Contractor shall:

(i)    use its commercially reasonable efforts to enter into a lease, sublease or other appropriate agreement with any Airport Authority at any Applicable Airport for the lease, sublease or use of any Terminal Facilities used or to be used in connection with the provision of Contractor Services;

(ii)    use its commercially reasonable efforts to amend, modify or terminate any agreement with any Airport Authority at any Applicable Airport for the lease, sublease or use of any Contractor Terminal Facilities;

(iii)    use its commercially reasonable efforts to obtain the consent of any relevant Airport Authority at any Applicable Airport for the Transfer to Continental or its designee of any lease, sublease or other agreement in respect of any Contractor Terminal Facility, or for the right of Continental or its designee to use any Contractor Terminal Facility;

(iv)    enter into a sublease substantially in the form of Exhibit A hereto (or as otherwise required by any Airport Authority or agreed) for the sublease to Continental or its designee of Contractor's interest in any Contractor Terminal Facility;

(v)    enter into an assignment substantially in the form of Exhibit B hereto (or as otherwise required by any Airport Authority or agreed) for the assignment to Continental or its designee of Contractor's interest in any Contractor Terminal Facility;

(vi)    enter into a sublease substantially in the form of Exhibit A hereto (or as otherwise required by any Airport Authority or agreed) for the sublease to Contractor of Continental's interest in any Terminal Facility used or to be used in connection with the provision of Contractor Services;

(vii)    enter into an assignment substantially in the form of Exhibit B hereto (or as otherwise required by any Airport Authority or agreed) for the assignment to Contractor of Continental's interest in any Terminal Facility used or to be used in connection with the provision of Contractor Services; and

(viii)    take any other action reasonably requested by Continental in furtherance of this Section 2(a), including any action requested by Continental as a result of any requirement of any applicable Airport Authority in connection with the provision by Contractor of Contractor Services at the associated Applicable Airport.

(b)    The assignments and subleases to be entered into pursuant to Section 2(a) shall be subject to the rights of the Applicable Airports in such Terminal Facilities and to the receipt of all necessary consents from Airport Authorities and other third parties to such sublease or assignment.

(c)    Each of Contractor and Continental shall pay for all landing fees for its flights at all Applicable Airports, and to the extent that the other party is obligated to make such payments under any applicable lease or other agreement, the first party hereby indemnifies and agrees to hold harmless the other party for all such amounts.

(d)    Contractor shall perform in a timely manner all obligations under all leases, subleases and other agreements to which Contractor is or becomes a party for the use of Contractor Terminal Facilities, including without limitation making in a timely manner all payments of rent and other amounts due under such agreement, and shall use commercially reasonable efforts to keep such agreements in effect (or to promptly renew or extend such agreements as directed by Continental).

(e)    Contractor shall obtain the written consent of Continental prior to entering into any lease or other agreement for the use or modification of, or otherwise relating to, any Contractor Terminal Facilities (or other airport facilities which would become Contractor Terminal Facilities), or amending or modifying in any manner any such agreement, or consenting to any of the same.

(f)    Contractor shall give Continental at least [*] prior written notice before ceasing to use any Contractor Terminal Facilities, provided that no such notice shall be required where such use is ceasing because Continental has informed Contractor that no Scheduled Flights will be scheduled in or out of such location.

Section 3.    Exclusivity. Each Contractor Terminal Facility used for the provision of Regional Airline Services shall be used by Contractor exclusively for the provision of Contractor Services, and may not be used by Contractor in connection with any other flights or for any other purpose; provided that the foregoing limitation shall not apply to:

(i)    baggage claim and other similar facilities that are leased or otherwise made available to all air carriers at such airport on a common-use or joint-use basis;

(ii)    to any facilities that are properly required by an Airport Authority to be made available for use by others in accordance with any applicable agreement that is in place as of the date hereof or has been approved by Continental under Section 2(f); or

Section 4.    Ground Handling.

(a)    Each of Continental and Contractor shall enter into the Continental Ground Handling Agreement. Notwithstanding the identity of the lessee, sublessor or sublessee under any lease or other agreement relating to any Terminal Facilities, Continental shall use commercially reasonable efforts to provide Contractor with access to all Terminal Facilities at each Continental Airport, and at any Contractor Airport where Continental is the lessee or sublessee, in each case as reasonably necessary for the provision of Regional Airline Services. Without limiting any of the terms and conditions of the Continental Ground Handling Agreement, in connection with Continental granting to Contractor access to any Terminal Facilities leased by Continental pursuant to this Section 4(a), Contractor covenants and agrees, for the benefit of Continental and its lessor, that Contractor shall not, by its use and occupancy of such facilities, violate any of the provisions of such lease or other agreements relating thereto which have been made available to Contractor, and that it shall not knowingly permit any breach of any of the obligations of Continental under such agreements, and Contractor further agrees to release and indemnify Continental in respect of such facilities to the same extent as provided in Section 11 of the Form of Sublease Agreement attached hereto as Exhibit A (which provisions are hereby incorporated by reference), as if a sublease in respect of such facilities had been entered into by Continental and Contractor.

(b)    Each of Continental and Contractor shall enter into the Contractor Ground Handling Agreement. Notwithstanding the identity of the lessee, sublessor or sublessee under any lease or other agreement relating to any Terminal Facilities, Contractor shall use commercially reasonable efforts to provide Continental or its designee with access to all Terminal Facilities at each Contractor Airport, and at any Continental Airport where Contractor is the lessee or sublessee, in each case as reasonably necessary for Continental's or such designee's operations for which Contractor is providing ground handling services pursuant to the Contractor Ground Handling Agreement. Without limiting any of the terms and conditions of the Contractor Ground Handling Agreement, in connection with Contractor granting to Continental access to any Terminal Facilities leased by Contractor pursuant to this Section 4(b), Continental covenants and agrees, for the benefit of Contractor and its lessor, that Continental shall not, by its use and occupancy of such facilities, violate any of the provisions of such lease or other agreements relating thereto which have been made available to Contractor, and that it shall not knowingly permit any breach of any of the obligations of Contractor under such agreements, and Continental further agrees to release and indemnify Contractor in respect of such facilities to the same extent as provided in Section 11 of the Form of Sublease Agreement attached hereto as Exhibit A (which provisions are hereby incorporated by reference), as if a sublease in respect of such facilities had been entered into by Contractor and Continental.

Section 5.    Capital Costs and Modification Designs.

(a)    Contractor Funded. Contractor shall fund all capital expenditures required to be made by Continental or Contractor under any lease or other appropriate agreement pertaining to Terminal Facilities to which either of them is a party:

(i)    in connection with any Terminal Facility used for the provision of Contractor Services at any Contractor Airport; provided, that Contractor shall not be required to fund any expenditures that are subject to the provisions of Section 5(b)(i);

(ii)    in connection with any non-passenger-related Terminal Facility (including crew rooms, break rooms and office space) used exclusively or dedicated exclusively to Contractor at any Continental Airport; and

(iii)    in respect of ground handling equipment of the type described in Paragraph 1.1.3 of the Continental Ground Handling Agreement as being supplied by the Contractor (as defined therein);

provided, however, that Contractor shall not make any capital expenditures pursuant to the foregoing clauses (i) and (ii) unless Continental has specifically approved such capital expenditure, which approval shall not be unreasonably withheld if such capital expenditures are required by an applicable Airport Authority or if required under the terms of an applicable lease or other applicable agreement in effect as of the date hereof or to which Continental shall have consented pursuant to Section 2(e); and provided, further, that Contractor shall not be required to make any capital expenditures in respect of ground handling equipment of the type described in Paragraph 1.1.3 of the Contractor Ground Handling Agreement as being supplied by the Contractor (as defined therein).

(b)    Continental Funded. Continental shall fund all capital expenditures required to be made by Continental or Contractor under any lease or other appropriate agreement pertaining to Terminal Facilities to which either of them is a party:

(i)    in respect of any Terminal Facility used for the provision of Contractor Services as required in connection with a change to the Continental Marks or the other Identification, except for such capital expenditures made as a part of Contractor's customary refurbishment expenditures;

(ii)    in respect of any Terminal Facility used for the provision of Contractor Services at any Continental Airport; provided, that Continental shall not be required to fund any expenditures that are subject to the provisions of Section 5(a)(ii); and

(iii)    in respect of ground handling equipment of the type described in Paragraph 1.1.3 of the Contractor Ground Handling Agreement as being supplied by the Contractor (as defined therein);

provided, however, that Continental shall not be required to make any capital expenditures in respect of ground handling equipment of the type described in Paragraph 1.1.3 of the Continental Ground Handling Agreement as being supplied by the Contractor (as defined therein).

(c)    Airport Conversion. If during the Term a Contractor Airport becomes a Continental Airport, then Continental shall purchase from Contractor at their book value at such time (as reflected on Contractor's books) all fixtures and other unremovable capitalized items located at the Contractor Terminal Facilities at such Airport that have been paid for by Contractor pursuant to clause (i) of Section 5(a) and approved by Continental pursuant to the proviso to Section 5(a); provided that any payment under this Section 5(c) shall not be in duplication of any payment made under Section 6. If a Continental Airport becomes a Contractor Airport, then Contractor shall have no obligation to Continental in respect of expenditures that have been made prior to such conversion pursuant to Section 5(b).

(d)    Reimbursements. Any reimbursement (whether or not made in the form of a rental credit) by any Airport Authority of any capital expenditures made by Contractor or Continental and referenced in this Section 5 shall be remitted to the party (Contractor or Continental) that funded such capital expenditures, except that any such reimbursement in respect of fixtures or other capitalized items purchased by Continental pursuant to Section 5(c) shall be remitted to Continental, and provided that any such reimbursement to Contractor shall be applied, for all purposes relating to the Capacity Purchase Agreement, as a reduction of book value of the asset or assets in respect of which such capital expenditure was made.

(e)    Modification Designs. The designs (including the design and construction specifications and scope of work) for any modification of Contractor Terminal Facilities, including without limitation all modifications funded by capital expenditures pursuant to Section 5, shall be generated by Continental and shall be consistent with the Continental Marks and other Identification. The contractors hired to make such modifications shall be selected by Continental. All such modifications, including without limitation all modifications funded by capital expenditures pursuant to Section 5, shall be consistent with the requirements of the applicable leases or other relevant agreements in respect of such Terminal Facilities.

Section 6.    Transfer of Terminal Facilities.

(a)    Except as otherwise provided in Section 2(a), Section 5(c) or this Section 6, during the Term Contractor shall not Transfer all or any portion of its interest in any Contractor Terminal Facility. Any purported Transfer of an interest in a Contractor Terminal Facility in violation of Section 2(a), Section 5(c) or this Section 6 shall be void and ineffectual ab initio.

(b)    Upon the termination or other non-temporary cessation of all Scheduled Flights into or out of any Applicable Airport at which there are any Contractor Terminal Facilities (including in connection with the termination of the Capacity Purchase Agreement), Continental shall provide written notice as soon as practicable (but in no event later than [*] after such termination or other non-temporary cessation) to Contractor of Continental's intention to retain for itself or its designee any Contractor Terminal Facilities at such Applicable Airport.

(c)    If, pursuant to a notice delivered pursuant to Section 6(b), Continental or its designee is retaining any or all of the Contractor Terminal Facilities, then Continental shall purchase from Contractor, at their book value (as reflected on Contractor's books) at the time such notice is delivered, all fixtures and other unremovable capitalized items paid for by Contractor (with Continental's approval pursuant to Section 5) in connection with the use of such Contractor Terminal Facilities; provided that any payment under this Section 6(c) shall not be in duplication of any payment made under Section 5(c). In addition, Contractor shall use commercially reasonable efforts to assign the rights and obligations of the lease or other applicable agreements with regard to such Contractor Terminal Facilities to Continental or its designee, in which event Continental shall assume such rights and obligations applicable to such Contractor Terminal Facilities, including without limitation the obligation to make all rental or similar payments from and after the date of such assignment, but not including any amounts owed in respect of any breach by Contractor of such lease or applicable agreements. Prior to the consummation of such assignment, Contactor shall continue to fulfill its obligations under such lease or other applicable agreements; provided that Continental shall promptly reimburse Contractor for all rental or similar payments applicable to such Contractor Terminal Facilities from the date of such notice until the lease or applicable agreements are assigned, but not including any amounts owed in respect of any breach by Contractor of such lease or applicable agreements.

(d)    If, pursuant to a notice delivered pursuant to Section 6(b), Continental is not retaining one or more of the Contractor Terminal Facilities (such Contractor Terminal Facilities not so retained, the “Continental Rejected Facilities”), then Contractor shall provide written notice as soon as practicable (but in no event later than 20 Business Days after receipt of a notice pursuant to Section 6(b)) to Continental of Contractor's intention to retain or reject the Continental Rejected Facilities; provided that if such termination of Scheduled Flights is pursuant to a termination of the Capacity Purchase Agreement for Cause, then, without limiting any of Continental's remedies under the Capacity Purchase Agreement, Contractor shall retain all of the Continental Rejected Facilities.

(e)    If, pursuant to a notice delivered pursuant to, or the proviso of, Section 6(d), Contractor is retaining any of the Continental Rejected Facilities, then Continental's obligations under this Agreement shall terminate with respect to those Continental Rejected Facilities as of the date of such notice.

(f)    If pursuant to a notice delivered pursuant to Section 6(d), Contractor is not retaining one or more of the Continental Rejected Facilities (such Continental Rejected Facilities not so retained, the “Contractor Rejected Facilities”), then Continental shall purchase from Contractor, at their book value (as reflected on Contractor's books) at the time such notice is delivered, all fixtures and other unremovable capitalized items paid for by Contractor (with Continental's approval pursuant to Section 5) in connection with the use of the Contractor Rejected Facilities. In addition, at Continental's direction, Contractor shall use commercially reasonable efforts to either (i) terminate the lease or other agreement applicable with respect to any such Contractor Rejected Facility, (ii) assign the rights and obligations of such leases or other applicable agreements to Continental or its designee, in which event Continental shall assume such rights and obligations applicable to such Contractor Rejected Facilities, including without limitation the obligation to make all rental or similar payments from and after the date of such assignment, including any termination payments, but not including any amounts owed in respect of any breach by Contractor of such lease or applicable agreements; provided that any payment under this Section 6(f) shall not be in duplication of any payment made under Section 5(c), or (iii) continue to fulfill its obligations under such lease or other applicable agreements; provided that Continental shall promptly reimburse Contractor for all rental or similar payments applicable to such Contractor Rejected Facilities from the date of Contractor's notice until the leases or applicable agreements terminate or are otherwise assigned, but not including any amounts owed in respect of any breach by Contractor of such lease or applicable agreements.

(g)    Notwithstanding any other provision of this Section 6, if Contractor returns to or otherwise reuses any Contractor Rejected Facility or begins the use of any other Terminal Facilities at such airport reasonably similar to any Contractor Rejected Facility (other than at the written direction of Continental pursuant to Section 2 or otherwise pursuant to the Capacity Purchase Agreement) within six months of the termination or other non-temporary cessation of all Scheduled Flights to such airport, then Contractor shall reimburse Continental for all amounts paid to Contractor pursuant to this Section 6.

(h)    For purposes of this Agreement, the parties agree that the cessation of seasonal Scheduled Flights upon the end of the relevant season shall constitute a temporary cessation if such Scheduled Flights are expected to resume in the subsequent relevant season.

7.    Term. This Agreement shall terminate at the end of the Term; provided that, any right or obligation hereunder that is specifically extended beyond the termination of this Agreement shall be so extended.

8.    Continental Inventory, Equipment and Non-Terminal Facilities. After receipt of notice by Continental from time to time of inventory or equipment available for acquisition from Continental, Contractor agrees to use commercially reasonable efforts to satisfy all of its inventory or equipment acquisition requirements by acquiring items of such inventory and equipment from Continental. After receipt of notice by Continental from time to time of any Non-Terminal Facilities available for lease or sublease from Continental, Contractor agrees to use commercially reasonable efforts to satisfy all of its Non-Terminal Facility requirements by leasing or subleasing any such Non-Terminal Facilities from Continental.

9.    Cooperation. Notwithstanding any other provision of this Agreement, each of the parties hereto shall use commercially reasonable efforts to comply in a timely manner with all reasonable requests of the other parties made from time to time that are in furtherance of this Agreement.

10.    Relationship of the Parties. Nothing in this Agreement shall be interpreted or construed as establishing among the parties a partnership, joint venture or other similar arrangement.

11.    Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by a party hereto without the prior written consent of the other parties ; provided, however, that without Contractor's prior written consent, Continental may assign this Agreement and any of its rights, interests, and obligations under this Agreement to any of its affiliates and shall assign this Agreement (to the extent such assignment does not occur by operation of law) to any entity that is the successor to Continental that results from the merger and integration of Continental and United Air Lines, Inc.

12.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Agreement may be executed by facsimile signature.

13.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (excluding Texas choice-of-law principles that might call for the application of the law of another jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

14.    Arbitration. Any Claims arising out of or related to this Agreement shall be resolved by binding arbitration pursuant to the provisions of Section 11.08 of the Capacity Purchase Agreement.

15.    Confidentiality. Except as required by law or in any proceeding to enforce the provisions of this Agreement, Continental and Contractor hereby agree not to publicize or disclose to any third party the terms or conditions of this Agreement or any exhibit, schedule or appendix hereto without the prior written consent of the other parties hereto. Except as required by law or in any proceeding to enforce the provisions of this Agreement, Continental and Contractor hereby agree not to disclose to any third party any confidential information or data, both oral and written, received from the other in connection with this Agreement and designated as such by the other, without the prior written consent of the party providing such confidential information or data. If any party is served with a subpoena or other process requiring the production or disclosure of any of such agreements or information, then the party receiving such subpoena or other process, before complying with such subpoena or other process, shall immediately notify the other parties of same and permit said other parties a reasonable period of time to intervene and contest disclosure or production. Upon termination of this Agreement, each party must return to each other any confidential information or data received from the other and designated as such by the party providing such confidential information or data which is still in the recipient's possession or control.

16.    Equitable Remedies. Each of Continental and Contractor acknowledges and agrees that under certain circumstances the breach by Continental or Contractor of a term or provision of this Agreement will materially and irreparably harm the other party, that money damages will accordingly not be an adequate remedy for such breach and that the non-defaulting party, in its sole discretion and in addition to its rights under this Agreement and any other remedies it may have at law or in equity, may apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any breach of the provisions of this Agreement.
17.    Subject to Capacity Purchase Agreement. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Agreement shall be subject in all respects to any provisions of the Capacity Purchase Agreement that require any true-up or reconciliation payment be made by Continental or Contractor.
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first written above.

CONTINENTAL AIRLINES, INC.

By:/s/ John Rainey
Name:    John Rainey
Title:     Executive VP & CFO

Republic Airline Inc.

By:/s/ Timothy P. Dooley
Name:    Timothy P. Dooley
Title:    Sr. VP & CFO

EXHIBIT A
to the Master Facility and Ground Handling Agreement

FORM OF SUBLEASE AGREEMENT

This Sublease Agreement (this “Agreement”), dated as of the __ day of __________, by and between __________, a __________ corporation (“Sublessor”), whose address is __________, and __________, a __________ corporation (“Sublessee”), whose address is __________.

WITNESSETH:

WHEREAS, Sublessor and Sublessee are parties to that certain Master Facility and Ground Handling Agreement dated as of May 1, 2012 (the “Master Facility Agreement”);

WHEREAS, Sublessor has entered into various agreements (such agreements, as the same may have been or may from time to time be amended, the “Prime Agreements”) with other parties (“Prime Lessors”) pursuant to which the Prime Lessors have conferred upon Sublessor the right to use certain premises;

WHEREAS, Sublessor desires to allow Sublessee the right to use certain portions of the premises that Sublessor has the right to use pursuant to the Prime Agreements (such portions, together with such associated rights and privileges, such as reasonable and necessary ingress and egress thereto to the extent permitted by the applicable Prime Agreement, are described on Schedule 1 attached hereto and are hereinafter referred to as the "Subleased Premises”); and,

WHEREAS, Sublessee desires to hire and take said Subleased Premises as provided herein, in accordance with the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained, Sublessor and Sublessee agree as follows:

1- Subleased Premises

a)	Sublessor hereby lets unto Sublessee and Sublessee hereby hires and takes from Sublessor the Subleased Premises in accordance with the terms and conditions hereof.

b)
Sublessee agrees and accepts the associated rights and privileges granted under the Prime Agreements, subject, however, to the following limitations and reservations, and subject to other terms and conditions set forth in this Agreement:

(1)	The Prime Agreements, insofar as they relate to the Subleased Premises, and such Prime Agreements are hereby incorporated by this reference as if fully set forth herein.

(2)
Sublessee covenants and agrees, for the benefit of Sublessor and the Prime Lessors, that it shall not, by its use and occupancy of the Subleased Premises, violate any of the provisions of the Prime Agreements relating thereto, and that it shall not knowingly permit any breach of any of the obligations of Sublessor under such Prime Agreements. Sublessee covenants and agrees that this Agreement shall be in all respects subject and subordinate to the Prime Agreements relating thereto. Nothing contained in this Agreement shall be deemed to confer upon Sublessee any rights that are not granted by or are in conflict with the applicable Prime Agreement.

(3)
Sublessor reserves the right to enter upon the Subleased Premises at any time during an emergency to take such action therein as may be required for the protection of persons or property and at other reasonable times for the purpose of inspection, maintenance, making repairs, replacements, alterations or improvements (to the Subleased Premises or to other areas), showing to prospective subtenants or other users, and for other purposes permitted elsewhere in this Agreement.

2 - CONDITION OF SUBLEASED PREMISES AND ALTERATIONS

Except to the extent that Sublessor has been granted representations or warranties under the Prime Agreements regarding the condition of the Subleased Premises the benefit of which may, pursuant to the applicable Prime Agreement and applicable law, inure to Sublessee (in which case such representations and warranties shall be deemed made by Sublessor in favor of Sublessee), Sublessee accepts the Subleased Premises AS-IS, WITH ALL FAULTS, LATENT OR KNOWN. Subject to the foregoing, Sublessor MAKES NO WARRANTIES, GUARANTEES, OR REPRESENTATIONS OF ANY KIND EITHER EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, PERTAINING TO THIS AGREEMENT OR THE PROPERTY DESCRIBED IN THIS AGREEMENT. Subject to the foregoing, SUBLESSEE HEREBY WAIVES, AND SUBLESSOR EXPRESSLY DISCLAIMS ALL WARRANTIES, GUARANTEES AND REPRESENTATIONS, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITING THE GENERALITY OF THE FOREGOING, ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE OR REGARDING THE CONDITION OF THE PROPERTY. Subject to the forgoing, IN NO EVENT SHALL SUBLESSOR'S LIABILITY OF ANY KIND UNDER THIS AGREEMENT INCLUDE ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES EVEN IF SUBLESSOR SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF POTENTIAL LOSS OR DAMAGE.

Any alterations will be the sole responsibility and expense of the Sublessee and will require the prior written approval of Sublessor and, if required under the applicable Prime Agreement, the respective Prime Lessor.

3 - TERM

The term of this Agreement shall commence as of the date of first occupancy of the Subleased Premises by Sublessee and (unless sooner terminated as hereinafter provided) shall continue in effect thereafter until terminated pursuant to the provisions of this Agreement or the Master Facility Agreement, but under no circumstances shall it continue beyond the term of the Prime Agreement (as the same may be extended) relating to such portion of the Subleased Premises.

4 - RENTAL

For the use of the Subleased Premises, Sublessee agrees to pay to Sublessor the amounts payable to the respective Prime Lessors for each separate Subleased Premises location.

5 - UTILITIES AND SERVICES

Sublessor shall not be liable for any interruptions of utilities or services arising from repairs, alterations, or improvements on or about the Subleased Premises, except (and only) to the extent that the Prime Lessor of such portion of the Subleased Premises is liable to Sublessor for such event. Sublessee shall pay Sublessor an equitably allocated pro rata share of any electrical, gas, water or other utility costs associated with the use by Sublessee of the Subleased Premises.

6 - GOVERNMENT REQUIREMENTS

Sublessee shall procure from all governmental authorities having jurisdiction over the operations of Sublessee at the Subleased Premises, all licenses, certificates, permits or other authorization which may be necessary for the conduct of its operations. Sublessee shall also at all times promptly observe, comply with, and execute the provisions of any and all present and future governmental laws, rules, regulations, requirements, orders and directives which may apply to the operations of Sublessee on the Subleased Premises or its occupancy thereof.

7 - RULES, REGULATION & ADMINISTRATION

Sublessee covenants and agrees to observe and obey the applicable rules and regulations promulgated by the applicable Prime Lessor and all reasonable rules and regulations promulgated by Sublessor for the conduct of tenants and subtenants at the Subleased Premises; and to observe and obey all present rules and regulations issued by Sublessor and/or the respective Prime Lessor for safety, health, preservation of the Subleased Premises, security and all reasonable rules and regulations promulgated in writing in the future by Sublessor and/or the respective Prime Lessor.

8 - OTHER OBLIGATIONS OF SUBLESSEE

Sublessee, in its use of all of the Subleased Premises and related facilities, and in the conduct of its operations, shall:

a)
Conduct its operations in an orderly and proper manner. Sublessee shall not create or generate or permit the creation or generation of vibrations that could reasonably be regarded as posing a material risk of damage to the Subleased Premises; unreasonably loud noises; the emission of steam, gases or unpleasant or noxious odors; nor in any other manner annoy, disturb or be offensive to other tenants or users of the premises or common areas.

b)
Comply with all applicable federal, state and local laws, ordinances, regulations and orders. Without limiting the generality of the foregoing, to the extent that the activities of Sublessee shall be subject to the same, Sublessee shall comply with the following:

1.
Compliance with Regulations. Sublessee shall comply with the regulations relative to nondiscrimination in federally assisted programs of the United States Department of Transportation (hereinafter “DOT”) Title 49, Code of Federal Regulations, Part 21, as they may be amended from time to time (“Regulations”), which are herein incorporated by reference and made a part of this Agreement.

2.
Nondiscrimination Generally. Sublessee shall not discriminate on the grounds of race, color, sex, creed or national origin in the selection and retention of subcontractors, including procurements of materials and leases of equipment.

3.
Solicitations for Subcontractors, Including Procurements of Materials and Equipment. If required by the Regulations, in all solicitations either by competitive bidding or negotiation made by Sublessee for work to be performed under a subcontract, including procurements of materials or leases of equipment, each potential subcontractor or supplier shall be notified by

Sublessee of Sublessee's obligations under the Regulations relative to nondiscrimination on the grounds of race, color, or national origin.

4.
Information and Reports. Sublessee shall provide all information and reports required by the Regulations or directives issued pursuant thereto and shall permit access to its books, records, accounts other sources of information, and its facilities as may be determined by the airport sponsor or the Federal Aviation Administration (the “FAA”) to be pertinent to ascertain compliance with such Regulations, orders, and instructions. Where any information required of Sublessee is in the exclusive possession of another who fails or refuses to furnish this information, Sublessee shall so certify to the airport sponsor or the FAA, as appropriate, and shall set forth what efforts it has made to obtain the information.

5.
Nondiscrimination Covenant. Sublessee hereby covenants and agrees, as a covenant running with the land, that in the event facilities are constructed, maintained, or otherwise operated by Sublessee on the Subleased Premises for a purpose for which a DOT program or activity is extended or for another purpose involving the provision of similar services or benefits, Sublessee shall maintain and operate such facilities and services in compliance with all other requirements imposed pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, and as said Regulations may be amended. Sublessee hereby covenants and agrees, as a covenant running with the land: (1) that no person on the grounds of race, color, sex, creed or national origin shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of the Subleased Premises, (2) that in the construction of any improvements on, over, or under such Subleased Premises and the furnishing of services thereon, no person on the grounds of race, color, sex, creed or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, (3) that Sublessee shall use the Subleased Premises in compliance with all other requirements imposed by or pursuant to 49 CFR Part 21, Nondiscrimination in Federally Assisted Programs of the Department of Transportation, and as said Regulations may be amended. Sublessee assures that it will comply with pertinent statutes, Executive Orders and such rules as are promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age, or handicap be excluded from participating in any activity conducted with or benefiting from Federal assistance.

c)
Control the demeanor and appearance of its officers, and employees so as to maintain professional standards and upon objection from Sublessor or the respective Prime Lessor concerning the conduct, demeanor, or appearance of any person, Sublessee shall immediately take all steps necessary to remove the cause of the objection.

d)
Not allow garbage, debris, or other waste materials (whether solid, liquid or gaseous) to collect or accumulate on the Subleased Premises or in access and service areas of the Subleased Premises used by Sublessee, and Sublessee shall cause to be removed from the Subleased Premises any debris and other waste material generated by Sublessee. Sublessee shall use all due care when effecting removal of all such waste and shall effect such removal pursuant to the applicable regulations existing at Subleased Premises for the removal of waste as promulgated by the respective Prime Lessor, Sublessor or others having jurisdiction. Sublessee shall keep all lobbies, vestibules and steps within the Subleased Premises free from dirt and rubbish.

e)	Sublessee is responsible to maintain at all times the Subleased Premises and all equipment, fixtures, and materials used by Sublessee thereon, or in other areas, in a clean and sanitary manner.

It is intended that the standards and obligations imposed by this section shall be maintained or complied with by Sublessee in addition to its compliance with any applicable governmental laws, ordinances and regulations currently in effect or which may be enacted.

9 - MAINTENANCE AND REPAIR

a)
Sublessee shall take good care of the Subleased Premises while they are under Sublessee's control and shall make or cause to be made at its own expense all installations, repairs, replacements, redecorating and other maintenance necessary to keep the Subleased Premises, and equipment, fixtures, furnishings and signs therein clean and in good condition and repair; all of which shall be in accordance with the standards of the facility and of a quality and class not inferior to the original material or workmanship. All maintenance and repair work undertaken by Sublessee shall be done in a good and workmanlike manner, leaving the Subleased Premises free of liens for labor and materials.

b)
Sublessee shall maintain the Subleased Premises and conduct its operations in such manner that at no time during the letting hereunder will it do or knowingly permit to be done any act or thing upon the Subleased Premises which will invalidate or conflict with any fire and casualty insurance policies covering the Subleased Premises, or any part thereof, or the Subleased Premises, or any part thereof, or which may create a hazardous condition so as to increase the risk normally attendant upon the operations contemplated hereunder, and Sublessee shall promptly observe and comply with any and all present and future rules and regulations, requirements, orders and directions of Fire Underwriters Association or of any other board or organization which may exercise similar functions. Any increase in fire or casualty insurance premiums attributable to Sublessee's acts or omissions under this Agreement shall be promptly reimbursed by Sublessee, upon receipt of Sublessor's invoice therefor.

10 - RELATIONSHIP

It is expressly understood and agreed that Sublessee is and shall be an independent contractor and operator, responsible for its acts or omissions in connection with its use and occupancy of the Subleased Premises and any related areas used by Sublessee.

11 - RELEASE AND INDEMNITY

Release

Sublessee agrees that Sublessor shall not be liable for any loss or damage to any property of any persons (including property of Sublessee, its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees), occasioned by theft, fire, acts of God, or any governmental body or authority, injunction, riot, war, other tenants of the Subleased Premises or the premises of which the Subleased Premises are a part, or any damage or inconvenience which may arise through repair, or alteration of the Subleased Premises, or failure to make repairs in a timely manner, or the unavailability of utilities, or for any other cause, except to the extent caused by the gross negligence or willful misconduct of Sublessor or the respective Prime Lessor, it being agreed that this release shall apply to claims resulting from the negligence of Sublessor or such Prime Lessor. Sublessor agrees that any waivers of claims for property damage contained in the respective Prime Agreement made by the Prime Lessor thereunder shall inure to the benefit of Sublessee to the extent permitted by the applicable Prime Agreement and applicable law.

Indemnity

Anything in this Agreement to the contrary notwithstanding, and without limiting Sublessee's obligation to provide insurance pursuant to Article 12 hereunder, Sublessee covenants and agrees that it shall indemnify, defend and save harmless Sublessor, its affiliates (other than Sublessee), any affected Prime Lessor, and their respective directors, officers, employees, agents, successors and assigns (“Indemnitees”), from and against all liabilities, losses, damages, penalties, claims, costs, charges and expenses, causes of action and judgments of any nature whatsoever, including without limitation reasonable attorney's fees, costs and related expenses that may be imposed upon or incurred by the Indemnitees by reason or arising out of any of the following, except if caused by the negligence or willful misconduct of any such Indemnitee (it being acknowledged, however, that if the indemnification obligations of Sublessor under the respective Prime Agreement requires Sublessor to indemnify such Prime Lessor (or other parties therein identified) Sublessee shall be required to indemnify such Prime Lessor and other identified parties to the same extent; and that such indemnification duties may apply even where an Indemnitee under the applicable Prime Agreement is negligent or otherwise at fault):

a)
Any occupancy, management or use of the Subleased Premises, or areas surrounding the Subleased Premises or the service areas, parking areas, or pedestrian areas in or around the Subleased Premises, by Sublessee or any of its directors, officers, agents, contractors, servants, employees, licensees, invitees, successors and assigns;

b)	Any negligence on the part of Sublessee or any of its directors, officers, agents, contractors, servants, employees, licensees, invitees, successors and assigns;

c)
Any accident, injury to or death of any person, or damage to or destruction of any property of Sublessee or its officers, directors, employees, agents, customers, concessionaires, vendors, contractors or invitees occurring in or on the Subleased Premises; or

d)	Any failure on the part Sublessee to comply with any of the covenants, agreements, terms or conditions contained in this Agreement.

12 - INSURANCE

Without limiting Sublessee's obligation to indemnify Sublessor as provided for in this Agreement, Sublessee shall procure and maintain, at its own cost and expense, at all times during the term of this Agreement, insurance of the following types in amounts not less than those indicated with insurers satisfactory to Sublessor:

Comprehensive public liability insurance with limits of not less than [*] per occurrence for death or bodily injury (or such higher amount as may be required under any agreement entered into by Sublessor and Sublessee in connection with the Master Facility Agreement); War Risk hull and liability insurance as provided by the Federal Aviation Administration program with a combined single limit of not less than [*] per occurrence; workers compensation insurance with statutory limits; and employer's liability insurance of not less than [*] in limits.

Such insurance shall contain the following endorsements:

(1)
Other than with respect to the War Risk hull and liability insurance as provided by the FAA and the worker's compensation and employer's liability insurance, name Sublessor and the respective Prime Lessor, its parents and subsidiaries, their respective directors, officers, employees, agents, successors and assigns, as Additional Insureds as it pertains to this Agreement and the respective Subleased

Premises. Upon written notice from Sublessor, Sublessee shall promptly cause any other party required to be named by as an Additional Insured under the Prime Agreement to be so named.

(2)	Include a Severability of Interest (Cross Liability) provision whereby such insurance applies separately to each insured to the extent of Sublessee's indemnity obligations hereunder.

(3)	Include a breach of warranty clause in favor of the Additional Insureds, whereby such insurance shall not be invalidated by any breach of warranty by Sublessee.

(4)	Include a blanket contractual liability clause to cover the liability and indemnity assumed by the Sublessee under this Agreement.

(5)	Provide that such insurance is primary without right of contribution from Sublessor's insurance.

(6)	Provide that Sublessor is not obligated for payment of any premiums, deductibles, retention or other self-insurances thereunder.

(7)	Provide for 30 days advance notice to Sublessor and the respective Prime Lessor, by registered or certified mail, of any cancellation, reduction, lapse or other material change.

(8)	Include a Waiver of Subrogation clause in favor of the Additional Insureds.

The indemnities and insurance provisions contained or referred to herein shall survive the expiration or other termination of this Agreement.

13 - ASSIGNMENT

This Agreement and the rights and obligations created hereunder may not be assigned, transferred, subleased or delegated by Sublessee without the prior written consent of Sublessor and, if required of Sublessor under the applicable Prime Agreement, the applicable Prime Lessor; but subject to the foregoing, this Agreement and the rights and obligations of the parties hereby created, shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives. Sublessor reserves the right to assign or transfer its interest hereunder without notice.

14 - WAIVER

The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

15 - FORCE MAJEURE

Neither party shall be deemed in violation of this Agreement if it is prevented from performing any of its non-monetary obligations hereunder by any labor or industrial dispute; civil disturbance; vandalism or act of a public enemy; shortage of labor, energy or material; court order, regulation, action or non-action of any governmental authority; weather condition; natural disaster; act of God; or other circumstances not reasonably within its control, and which, with the exercise of due diligence, it is unable to overcome; provided that, the provisions of this Article 15 shall not apply where the time period for Sublessor to perform its obligations under the Prime Agreement would not be extended upon the occurrence of any of the foregoing. Each party shall give the other immediate notice of such interruption, shall make all reasonable efforts to eliminate it as soon as possible, and at its conclusion, shall resume performance in accordance with its obligations hereunder; provided that, neither party shall be required to settle or compromise any strike or other labor dispute to so eliminate such interruption.

16 - NOTICE

All notices made pursuant to this Agreement shall be in writing and shall be deemed given upon (a) a transmitter's confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery of a standard overnight courier the following Business Day or if delivered by hand the following Business Day), or (b) confirmed delivery of a standard overnight courier or delivered by hand, to the parties at the following addresses:

if to Sublessor:

[insert]

if to Sublessee:

[insert]

or to such other address as either party hereto may have furnished to the other party by a notice in writing in accordance with this Article 16.

17 - TERMINATION

Without limiting any rights of Sublessor, either at law or in equity, to exercise any remedies available to Sublessor as may be afforded by operation of law, this Agreement may be terminated as follows:

a)
Immediately upon termination or expiration of the respective Prime Agreement (notwithstanding that such agreement may remain in effect as to space other than the Subleased Premises), or upon expiration or termination of Sublessor's right to grant Sublessee the right to occupy and use the applicable portion of the Subleased Premises.

b)
Immediately without notice to Sublessee if Sublessee files a voluntary petition in bankruptcy or if proceedings in bankruptcy shall be instituted against it and not dismissed within 30 days, or that a court shall take jurisdiction of Sublessee or its assets pursuant to proceedings brought under the provisions of any Federal Reorganization Act, or that a receiver of Sublessee's assets shall be appointed and such taking or appointment shall not be stayed or vacated within a period of 30 days.

c)	Immediately upon written notice to Sublessee, if Sublessee fails to pay any installment of rent or additional rent within 10 days after receipt of written notice that the same was not paid when due.

d)
Immediately upon written notice to Sublessee, if Sublessee fails to perform, keep, and observe any of the terms, covenants or conditions herein contained on the part of Sublessee to be performed, kept, or observed and such failure continues for 30 days after the date of written notice thereof is sent to Sublessee; provided that, if Sublessor would have a lesser period of time to cure such default under the applicable Prime Agreement, then Sublessee shall only be permitted the time period that Sublessor would be permitted to cure such default, less 48 hours; it being further agreed that Sublessor may, but shall not be obligated to, take any action it reasonably deems necessary or advisable at Sublessee' expense to cure such default if such default causes interference with Sublessor's operations or if it is determined by Sublessor, acting reasonably, that such default is likely to result in Sublessor's loss of the use of the Subleased Premises pursuant to the Prime Agreement.

e)
Immediately by either party upon the acquisition or condemnation of the Subleased Premises by eminent domain, in which event Sublessee shall have no claim for the unexpired term nor a claim for any part of the award made for the Subleased Premises.

In the event that this Agreement is terminated in accordance with the foregoing provisions prior to the expiration of the term after a default by Sublessee hereunder, Sublessor may (but shall not be obligated to) relet the Subleased Premises for a term and upon any conditions it may deem proper. In no event will Sublessee be entitled to receive any payment from Sublessor if the profits from such reletting exceed the rental reserved to be paid hereunder by Sublessee. Any termination by Sublessor under this section shall not affect or impair the right of Sublessor to recover actual damages occasioned by any default by Sublessee that may be recoverable under applicable law.

18 - SURRENDER OF SUBLEASED PREMISES

Upon expiration or other termination of this Agreement, Sublessee shall remove all its signs, trade fixtures and any other personal property, repair all damage caused by removal, and surrender the Subleased Premises in good order and condition, reasonable wear and tear excepted. If Sublessee fails to surrender possession as aforestated, Sublessor may re-enter and repossess the Subleased Premises without further notice (any personal property therein being deemed abandoned by Sublessee) and Sublessee hereby waives service of any notice of intention to re-enter and/or right to redeem that may be granted by applicable laws.

Sublessor agrees that on payment of the rents and any other payments due, and performance of the covenants and agreements on the part of Sublessee to be performed hereunder, Sublessee shall peaceably have and enjoy the Subleased Premises for the uses granted to Sublessee hereunder, subject to Sublessor's continued rights under the applicable Prime Agreement and any limitations otherwise stated herein.

20 - CONDITIONS

It is agreed that if required under the terms of the applicable Prime Agreement, the use of the Subleased Premises by Sublessee is subject to the consent and approval of the applicable Prime Lessor. If written consent by any Prime Lessor is denied after reasonable efforts by the parties hereto to obtain such consent, then either party may, at its option (but without limiting any of Sublessor's rights in respect of any breach of the terms hereof prior to such rescission) rescind its signature hereon and thereafter this Agreement shall become null and void (but only as to the portion of the Subleased Premises covered by such Prime Agreement), and the parties shall become discharged from all further unaccrued liabilities hereunder. If the consent of any Prime Lessor is required, then for purposes of submittal of this Agreement for the consent of such Prime Lessor, it is agreed that Schedule 1 may be redacted so as to describe only the portion of the Subleased

Premises as are leased by Sublessor from such Prime Lessor and so as to set forth only the respective Prime Agreements that pertain to the Subleased Premises.

21 - TAXES

If Sublessor shall be assessed for taxes on any of the Sublessee's leasehold improvements, equipment, furniture, fixtures, personal property or business operations, Sublessee shall pay to Sublessor the amount of such taxes within 10 days after delivery of a written statement thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SUBLESSOR                    SUBLESSEE

BY: __________________________        BY: ___________________________

_______________                _____________________
_______________                _____________________
_______________                _____________________

DATE: _______________________            DATE: _________________________

Schedule to be added:

Schedule 1 - Description of Subleased Premises

EXHIBIT B
to the Master Facility and Ground Handling Agreement

FORM OF ASSIGNMENT
[Bracketed text to be included/excluded in final as appropriate]

This Agreement (this “Agreement”) is made and entered into, and is to be effective on, this the ____ day of ____________ (the “Effective Date”), by ____________, a ____________ corporation (“Assignor”) and ____________, a ____________ corporation (“Assignee”), [and if required, the ____________ (“Airport Lessor”)].

W I T N E S S E T H:

WHEREAS, Assignor leases space], designated on Exhibit(s) _____ attached hereto and made a part hereof (together the “Premises”), at ____________ at the ____________ Airport, ____________ (the “Airport”) under a certain [Airport Use and Lease Agreement dated ____________, (as amended, hereinafter referred to as the “Lease”)] between Assignor and the Airport Lessor;

WHEREAS, a copy of the Lease has been provided to Assignee and is incorporated herein by reference;

WHEREAS, Assignee operates at the Airport and from portions of the Premises;

WHEREAS, Assignor desires to assign to Assignee [all] [a portion] of Assignor's remaining right, title and interest in the Lease [insofar (and only insofar) as the Lease pertains to certain leased premises and improvements described on the attached Annex 1], such space herein called the “Assigned Space” and the improvements located within the Assigned Space are herein called the “Assigned Space Improvements”. The Assigned Space and Assigned Space Improvements are herein called the “Assigned Premises”;

WHEREAS, Assignee desires to accept such assignment from Assignor;

[WHEREAS, such assignment requires the prior written consent of the Airport Lessor];

[WHEREAS, pursuant to the Lease, such assignment does not require the consent of the Airport Lessor (but written notice of such assignment is required to be given to the Airport Lessor)].

NOW, THEREFORE, in consideration of the assignment herein made and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

1.    DEMISE AND USE

Effective on the Effective Date, Assignor hereby assigns to Assignee all of the interest of the lessee under the Lease [insofar (and only insofar) as the Lease pertains to the Assigned Premises].

2.    ACCEPTANCE OF ASSIGNMENT

Assignee accepts the foregoing assignment of the Lease [insofar (and only insofar) as the Lease pertains to the Assigned Premises] and covenants with Assignor, from and after the Effective Date, to pay all rent and other charges provided for in the Lease, as amended and to perform and observe all of the other covenants, conditions and provisions in the Lease, as amended, to be performed or observed by or on the part of Assignor as tenant under the Lease [in respect of the Assigned Premises].

3.    WARRANTIES

Assignor hereby warrants and covenants that (i) except for the rights and interests of the Airport Lessor under the Lease, Assignor is now the sole owner of all rights and interests in and to the Assigned Premises, (ii) the Lease[, as it relates to the Assigned Premises,] is in full force and effect, (iii) Assignor has complied with all terms and provisions of the Lease [as it relates to the Assigned Premises] and same is not currently in default and Assignor knows of no condition which with the passage of time or giving of notice might constitute a default under the Lease by any party, and (iv) the Assigned Premises and the Lease [, insofar as it relates to the Assigned Premises,] are free from all liens and encumbrances. A copy of the Lease (and all amendments thereto) are attached as Annex 2.

Subject to the foregoing, Assignee accepts the Assigned Premises and equipment thereon “AS IS” and acknowledges that there is, with respect to the Assigned Premises and equipment thereon, NO WARRANTY, REPRESENTATION, OR CONDITION OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING THE WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE, and that none shall be implied by law. Except as stated in this Agreement, Assignee acknowledges that Assignor has made no representations with respect to the Assigned Premises or equipment. Final determination of the suitability of the Assigned Premises or equipment for the use contemplated by Assignee is the sole responsibility of Assignee, and Assignor shall have no responsibility in connection with such suitability.

4.    ASSIGNEE TO COMPLY WITH LEASE TERMS

Assignee agrees to perform and observe all of the covenants, conditions and terms of the Lease relating to the period of time from and after the Effective Date [(insofar, but only insofar, as the same related to the Assigned Premises)], and to protect, defend, indemnify and hold harmless Assignor from and against all claims, damages, and expenses of any kind asserted by any person or entity, including the Lessor, arising out of the nonperformance, nonobservance or improper performance or observance of the covenants, conditions or terms of the Lease [(insofar, but only insofar, as the same relates to the Assigned Premises)]. Assignor shall comply with all remaining terms of the Lease, to the extent any non-compliance could adversely affect Assignee rights in or to the Assigned Premises. Assignor agrees to protect, defend, indemnify and hold harmless Assignee from and against all claims, damages, and expenses of any kind asserted by any person or entity, including the Airport Lessor, arising out of the nonperformance, nonobservance or improper performance or observance prior to the Effective Date of the covenants, conditions or terms of the Lease [(insofar, but only insofar as the same relates to or effects the Assigned Premises)]. As between Assignor and Assignee, nothing herein shall be construed as to obligate Assignee to be responsible in any way for any hazardous material located in, or the environmental condition of, the Assigned Premises as of the Effective Date to the extent not caused by or arising from Assignee's operations.

5.    APPROVALS

[This Agreement shall not become effective unless and until the consent of the Airport Lessor is given by execution of consents for the assignments herein made.] Assignor and Assignee hereby mutually agree to expeditiously take any and all actions, and to cooperate fully with each other, with respect to obtaining any approvals (including any Airport Lessor consent), authorizations, licenses or similar items that may be necessary or desirable in order to carry out the agreements set forth herein or contemplated hereby.

[Consent by Airport Lessor. Airport Lessor, as evidenced by its execution below, does hereby consent to this Assignment [as it relates to the Assigned Premises].]

6.    APPLICABLE LAW

The laws of the State where the Assigned Premises are located shall be used in interpreting this Agreement and in determining the rights of the parties under it.

7.    SEVERABILITY

If any part of this Agreement is held to be invalid by final judgment of any court of competent jurisdiction, the part held invalid shall be modified to the extent necessary to make it valid or, if necessary, excised, and the remainder of the Agreement shall continue to remain effective.

8.    ENTIRE AGREEMENT

This Agreement contains the entire agreement between the parties with respect to its subject matter and may not be changed in any way, except by a written instrument executed by the parties and, if necessary, approved by the Airport Lessor.

9.    SUCCESSORS AND ASSIGNS

The provisions of this Agreement shall be binding on the parties, their successors and assigns.

IN WITNESS WHEREOF, the parties have properly executed this Agreement effective the date first above written.

ATTEST:                        [ASSIGNOR]

____________________________            BY:_____________________________

TITLE:__________________________

DATE:__________________________

ATTEST:                        [ASSIGNEE]

____________________________            BY:_____________________________

TITLE:__________________________

DATE:

[Consent of Airport Lessor

By: _________________________
Name:
Title:

Date: _______________________]

Attachments:

Annex 1 - Description of Assigned Space
Annex 2 - Copy of Lease

ANNEX 1
to the Form of Assignment

DESCRIPTION OF ASSIGNED SPACE

ANNEX 2
to the Form of Assignment

COPY OF LEASE

\
EXHIBIT C
to the Master Facility and Ground Handling Agreement

FORM OF CONTINENTAL GROUND HANDLING AGREEMENT
(Continental as Handling Company, Contractor as Carrier)

AHM 810 - Annex B
STANDARD GROUND HANDLING AGREEMENT
SIMPLIFIED PROCEDURE
ANNEX B.SYS.0 - LOCATIONS AGREED SERVICES, FACILITIES AND CHARGES
to the Standard Ground Handling Agreement (SGHA) of April 1993
Between:    Republic Airline Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
(hereinafter referred to as the “Carrier”)

And:	Continental Airlines, Inc.
1600 Smith Street
Mail Stop HQSLG
Houston, Texas 77002
(hereinafter referred to as the “Handling Company”)

effective from:	May 1, 2012

This Annex	B.SYS.0

for the location :	The Handling Company shall provide ground handling services as provided herein for Scheduled Flights at the airports set forth on Schedule 1 hereto.
In addition to the airports on Schedule 1, the Handling Company shall also provide ground handling services to the Carrier for Scheduled Flights pursuant to the terms hereof at each additional airport to which Scheduled Flights are scheduled to fly after the date hereof (each, a “New Airport”) unless the Handling Company gives at least 90 days' prior written notice (or such shorter period of time as is reasonably practicable) before the commencement of Scheduled Flights to such New Airport that the Handling Company will not provide ground handling services at such airport. Schedule 1 shall be amended to reflect each such addition. The Handling Company may also elect, upon at least 90 days' prior written notice to the Carrier, to provide ground handling services as provided herein to the Carrier for Scheduled Flights at any airport to which Scheduled Flights fly at the time of such election. Schedule 1 shall be amended to reflect each such addition.
            Notwithstanding the foregoing, the Handling Company may elect to terminate the provision of services by the Handling Company pursuant hereto at any airport upon at least 90 days' prior written notice to the Carrier and in any event only at such time as the Carrier, using its commercially reasonable efforts, is able to provide the ground handling services provided by the Handling Company hereunder with respect to Scheduled Flights at such airport.
In addition, the provisions of this agreement shall terminate with respect to any airport to which Scheduled Flights cease to be scheduled (other than a temporary cessation, it being understood that the cessation of seasonal Scheduled Flights upon the end of the relevant season shall constitute a temporary cessation if such Scheduled Flights are expected to resume in the subsequent relevant season). Schedule 1 shall be amended to reflect each such termination.

is valid from:	May 1, 2012
and replaces:
Capitalized terms used herein that are not defined herein or in the Standard Ground Handling Agreement of April 1993 as published by the International Air Transport Association (the “Main Agreement”) or in Annex A thereto, shall have the meanings given to such terms in the Q300 Capacity Purchase Agreement among Carrier and Handling Company as amended from time to time (the “Capacity Purchase Agreement”) or the Master Facility and Ground Handling Agreement among Carrier and Handling Company as amended from time to time.
This Annex B is prepared in accordance with the simplified procedure whereby the Carrier and the Handling Company agree that the terms and conditions of the Main Agreement and Annex A to the Main Agreement shall apply as if such terms were repeated here in full, except as otherwise modified pursuant to this Annex B. By signing this Annex B, the parties confirm that they are familiar with the aforementioned Main Agreement and Annex A. The Main Agreement and Annex A, as modified pursuant to this Annex B shall be referred to herein as the “Agreement.”

F.	PARAGRAPH 1 - HANDLING CHARGES

1.1	The Handling Company shall provide the services of Annex A enumerated below for the Carrier's Scheduled Flights at the locations set forth above:
1.1.1.    For services of the Annex A in its:

SECTION 1 - REPRESENTATION AND ACCOMMODATION:
1.1.2., 1.1.3., 1.1.4.
1.2.1., 1.2.2, 1.2.3.
SECTION 2 - LOAD CONTROL AND COMMUNICATION:
2.1.3.
2.2.1., 2.2.2., 2.2.3.
SECTION 4 - PASSENGERS AND BAGGAGE:
4.1.1., 4.1.2., 4.1.3., 4.1.4., 4.1.5., 4.1.6, 4.1.7.(in accordance with the Baggage Resolution System Agreement, 4.2., 4.3., 4.4.1., 4.4.2. (a), 4.4.4. (a)(c), 4.4.5., 4.4.6., 4.4.7.
SECTION 5 - CARGO AND MAIL:
5.1. thru 5.5 (CO's cargo products)

SECTION 6 - RAMP:
6.1., 6.2.1., 6.2.2. (a), 6.2.3. (on request at ad hoc rate), 6.3., 6.4.3., 6.4.4., 6.4.5., 6.4.6. (a)(b), 6.4.7., 6.4.8., 6.4.9., 6.4.12., 6.5.1. (on request at ad hoc rate), 6.6.1., 6.7.1.
SECTION 7 - AIRCRAFT SERVICING:
7.2.2., 7.3., 7.6.2. (ad hoc rates apply)

1.1.2.	FEES FOR SERVICES COVERED UNDER THE SECTIONS LISTED ABOVE:
The charges set forth below do not include airport landing fees, or any other airport taxes or charges. Carrier will be responsible for such charges at its own expense and shall make payment directly therefor. Carrier shall pay to Handling Company a Base Per Flight Fee for all ground handling services listed above to be provided hereunder, which fee shall equal [*] per flight at each airport listed on Schedule 1 attached hereto.

1.1.3	EQUIPMENT PROVIDED BY CARRIER:
Notwithstanding anything contained in Paragraph 1.1.1 to the contrary, at each airport that does not constitute a Hub Airport, the Carrier shall be responsible for supplying all ground handling equipment that is usable only for turboprops of the type used by Contractor for Scheduled Flights (as opposed to other types of aircraft flown by the Handling Company), which, as of the date hereof, is the equipment set forth on Schedule 2 hereto, and which equipment shall not be used by Handling Company for any purpose other than providing ground handling services to Carrier. At all Hub Airports, the Handling Company shall be responsible for supplying such equipment. As between Handling Company and Carrier, Handling Company shall be responsible for supplying all other ground handling equipment necessary for the provision of ground handling services hereunder.

G.	PARAGRAPH 2 - ADDITIONAL CHARGES

2.1	Services in Annex A which are not included in Paragraph 1 of this Annex and all other additional services when available will be charged for as follows:

2.1.1.
Overtime. If, upon Carrier's request, the Handling Company agrees to provide additional personnel in order to handle a flight outside of the scheduled arrival and departure times or for any other reason, the Handling Company will not charge Carrier more than the Handling Company's actual cost of providing such additional personnel.

2.1.2.
Supplies.  The Carrier will furnish the Handling Company those items specific to its operation, such as, but not limited to, cabin appearance supplies, (i.e. safety cards, pillows and blankets), baggage tags, forms, ticket envelopes, tariffs, timetables, etc. Any materials or supplies provided to the Carrier by the Handling Company will not be charged back to the Carrier at more than the Handling Company's replacement cost.

2.1.3.
Third Party Services. The Carrier shall, at the Handling Company's discretion, be responsible for the cost and/or a pro-rata share of the cost, whichever is applicable, incurred by the Handling Company for outside vendor services, such as, but not limited to, water/lavatory services, cabin appearance, ramp handling services, bussing services, aircraft de-icing, aircraft washing and aircraft maintenance services, skycaps, security screening, armed guard and armored car services, baggage claim security, janitorial services, baggage delivery services, wheel chair services, electric cart services, denied boarding compensation, distressed passenger meals and overnight accommodation, etc.

2.1.4.
De-Icing. For de-icing services provided by the Handling Company, the Handling Company shall not charge the Carrier more than the procurement cost of fluids and all other actual costs of the Handling Company for providing such de-icing services including the Handling Company's actual labor costs associated with such services.

2.1.6.
Training. At the Handling Company's request, the Carrier agrees to reimburse the Handling Company for all associated out-of-pocket expenses required to train the Handling Company's employees in the Carrier's procedures and administrative requirements.

H.	PARAGRAPH 3 - DISBURSEMENTS

3.1	At the Handling Company's request, disbursements made on behalf of the Carrier shall be reimbursed to the Handling Company at cost.

I.	PARAGRAPH 4 -SETTLEMENT OF ACCOUNT

4.1
All payments to be made pursuant to this Agreement shall be subject to the setoff provisions of the Capacity Purchase Agreement. Notwithstanding Article 7.2 of the Main Agreement, and subject to such setoff provisions of the Capacity Purchase Agreement, settlement of account shall be effected through the IATA Clearing House via the Airlines Clearing House in accordance with the Rules and Regulations of the IATA Clearing House and the Airlines Clearing House.

J.	PARAGRAPH 5 - TERMINATION OF AGREEMENT

5.1
This Agreement may be terminated by either party at any time following the termination of the Capacity Purchase Agreement; provided, that this Agreement may not be terminated pursuant to this sentence during the Wind-Down Period with respect to any location to which Scheduled Flights continue to fly during such Wind-Down Period. If the Carrier fails to make payments as agreed upon in Paragraph 4.1., the Handling Company may terminate the Agreement upon twenty-four (24) hours notice by letter, teletype or facsimile.

K.	PARAGRAPH 6 - TRANSFER OF SERVICES

6.1	In accordance with Article 3.1 of the Main Agreement, the Handling Company may subcontract the services of Annex A as necessary in order to support the Carrier's operation.

L.	PARAGRAPH 7 - OTHER MODIFICATIONS TO MAIN AGREEMENT

7.1	Sections 2.2, 3.2, 11.4, 11.5, 11.6, 11.7 and 11.10 and Article 9 of the Main Agreement shall not apply to this Agreement.

7.2
Handling Company and Carrier agree that all third-parties engaged by Carrier or Handling Company as of the date hereof, or engaged by Handling Company after the date hereof, to provide ground handling services to Carrier at any of the airports listed on Schedule 1 hereto are hereby approved for all purposes of Section 3.1 and Section 3.2, as appropriate, of the Main Agreement.

7.3
Carrier specifically acknowledges that Article 8 of the Main Agreement provides that Handling Company is not to be responsible for, and that Carrier is to indemnify Handling Company in respect of, legal liability for certain claims arising out of the provision of ground handling services even in circumstances where Handling Company is negligent, and Carrier agrees not to contend otherwise.

7.4	This Agreement shall be governed by and construed in accordance with the laws of the State of Texas as provided in Section 10.13 of the Capacity Purchase Agreement.

7.5	Any Claims arising out of or related to this Agreement shall be resolved by binding arbitration pursuant to the provisions of Section 10.07 of the Capacity Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized thereunto, as of the date set forth below.

Handling Company:                    Carrier:
Continental Airlines, Inc.                Republic Airline Inc.

BY:/s/ John Rainey                    BY:/s/ Timothy P. Dooley

TITLE:    Executive VP and CFO        TITLE:    Senior VP & CFO

DATE:                            DATE:

Schedule 1    Airports

Schedule 2     Carrier Equipment

AHM 810 - Annex B

Schedule 1
CONTINENTAL AIRPORTS [to be updated]

DOMESTIC

AHM 810 - Annex B

Schedule 2
CARRIER EQUIPMENT

[to be added]

EXHIBIT D
to the Master Facility and Ground Handling Agreement

FORM OF CONTRACTOR GROUND HANDLING AGREEMENT
(Contractor as Handling Company, Continental as Carrier)

AHM 810 - Annex B
STANDARD GROUND HANDLING AGREEMENT
SIMPLIFIED PROCEDURE
ANNEX B.SYS.0 - LOCATIONS AGREED SERVICES, FACILITIES AND CHARGES
to the Standard Ground Handling Agreement (SGHA) of April 1993

Between:	Continental Airlines, Inc.
1600 Smith Street
Mail Stop HQSLG
Houston, Texas 77002
(hereinafter referred to as the “Carrier”)
And:    Republic Airline Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
(hereinafter referred to as the “Carrier”)

effective from:	May 1, 2012

This Annex	B.SYS.0

for the location:	The Handling Company shall provide ground handling services as provided herein at the airports set forth on Schedule 1 hereto.
The Carrier may elect, at its sole discretion and upon at least 90 days notice to the Handling Company, to require the Handling Company to provide ground handling services to the Carrier at any airport other than a Hub Airport. Schedule 1 shall be amended to reflect each such addition.
Notwithstanding the foregoing, the Carrier may elect, at its sole discretion and upon at least 90 days' prior written notice to the Handling Company, to terminate the provision of services covered hereunder by the Handling Company at any airport. In addition, the provisions of this agreement shall terminate with respect to any airport to which Scheduled Flights cease to be scheduled (other than a temporary cessation, it being understood that the cessation of seasonal Scheduled Flights upon the end of the relevant season shall constitute a temporary cessation if such Scheduled Flights are expected to resume in the subsequent relevant season). Schedule 1 shall be amended to reflect each such termination.

is valid from:	May 1, 2012
and replaces:
Capitalized terms used herein that are not defined herein or in the Standard Ground Handling Agreement of April 1993 as published by the International Air Transport Association (the “Main Agreement”) or in Annex A thereto, shall have the meanings given to such terms in the Q300 Capacity Purchase Agreement as amended from time to time (the “Capacity Purchase Agreement”) or the Master Facility and Ground Handling Agreement between Carrier and Handling Company, as amended from time to time.
This Annex B is prepared in accordance with the simplified procedure whereby the Carrier and the Handling Company agree that the terms and conditions of the Main Agreement and Annex A to the Main Agreement shall apply as if such terms were repeated here in full, except as otherwise modified pursuant to this Annex B. By signing this Annex B, the parties confirm that they are familiar with the aforementioned Main Agreement and Annex A. The Main Agreement and Annex A, as modified pursuant to this Annex B shall be referred to herein as the “Agreement.”

M.	PARAGRAPH 1 - HANDLING CHARGES

1.1	The Handling Company shall provide the services of Annex A enumerated below for the Carrier's scheduled flights at the locations set forth above:

1.1.1.	For services of the Annex A in its:
SECTION 1 - REPRESENTATION AND ACCOMMODATION:
1.1.2., 1.1.3., 1.1.4.
1.2.1., 1.2.2, 1.2.3.
SECTION 2 - LOAD CONTROL AND COMMUNICATION:
2.1.3.
2.2.1., 2.2.2., 2.2.3.
SECTION 4 - PASSENGERS AND BAGGAGE:
4.1.1., 4.1.2., 4.1.3., 4.1.4., 4.1.5., 4.1.6, 4.1.7.(in accordance with the Baggage Resolution System Agreement, 4.2., 4.3., 4.4.1., 4.4.2. (a), 4.4.4. (a)(c), 4.4.5., 4.4.6., 4.4.7.
SECTION 5 - CARGO AND MAIL:
5.1. thru 5.5 (CO's cargo products)
SECTION 6 - RAMP:
6.1., 6.2.1., 6.2.2. (a), 6.2.3. (on request at ad hoc rate), 6.3., 6.4.3., 6.4.4., 6.4.5., 6.4.6. (a)(b), 6.4.7., 6.4.8., 6.4.9., 6.4.12., 6.5.1. (on request at ad hoc rate), 6.6.1., 6.7.1.
SECTION 7 - AIRCRAFT SERVICING:
7.2.2., 7.3., 7.6.2. (ad hoc rates apply)

1.1.2.	FEES FOR SERVICES COVERED UNDER THE SECTIONS LISTED ABOVE:
The charges set forth below do not include airport landing fees, or any other airport taxes or charges. The Carrier will be responsible for such charges at its own expense and shall make payment directly therefor.

Flight Fee:
The Carrier shall pay to the Handling Company a Base Per Flight Fee for the ground handling services listed above to be provided hereunder, which fee shall equal the Handling Company's cost of providing such services, as reasonably determined by the Handling Company and subject to the audit rights of the Carrier as set forth in Section 3.05 of the Capacity Purchase Agreement.

1.1.3	EQUIPMENT PROVIDED BY CARRIER:
Notwithstanding anything contained in Paragraph 1.1.1 to the contrary, at each airport, the Carrier shall be responsible for supplying all ground handling equipment that is usable only for jet aircraft other than regional jets, which, as of the date hereof, is the equipment set forth on Schedule 2 hereto, and which equipment shall not be used by Handling Company for any purpose other than providing ground handling services to Carrier. As between Handling Company and Carrier, Handling Company shall be responsible for supplying all other ground handling equipment necessary for the provision of ground handling services hereunder.

N.	PARAGRAPH 2 - ADDITIONAL CHARGES

2.1	Services in Annex A which are not included in Paragraph 1 of this Annex and all other additional services when available will be charged for as follows:

2.1.1.
Overtime. If, upon Carrier's request, the Handling Company agrees to provide additional personnel in order to handle a flight outside of the scheduled arrival and departure times or for any other reason, the Handling Company will charge Carrier the Handling Company's actual cost of providing such additional personnel.

2.1.2.
Supplies.  The Carrier will furnish the Handling Company those items specific to its operation, such as, but not limited to, cabin appearance supplies, (i.e. safety cards, pillows and blankets), baggage tags, forms, ticket envelopes, tariffs, timetables, etc. Any materials or supplies provided to the Carrier by the Handling Company will be charged back to the Carrier at the Handling Company's replacement cost.

2.1.3.
Third Party Services. The Carrier shall, at the Handling Company's discretion, be responsible for the cost and/or a pro-rata share of the cost, whichever is applicable, incurred by the Handling Company for outside vendor services, such as, but not limited to, water/lavatory services, cabin appearance, ramp handling services, bussing services, aircraft de-icing, aircraft washing and aircraft maintenance services, skycaps, security screening, armed guard and armored car services, baggage claim security, janitorial services, baggage delivery services, wheel chair services, electric cart services, denied boarding compensation, distressed passenger meals and overnight accommodation, etc.

2.1.4.
De-Icing. For de-icing services provided by the Handling Company, the Handling Company shall charge the Carrier the procurement cost of fluids and all other actual costs of the Handling Company for providing such de-icing services including the Handling Company's actual labor costs associated with such services.

2.1.6.
Training. The Carrier agrees to reimburse the Handling Company for all associated out-of-pocket expenses required to train the Handling Company's employees in the Carrier's procedures and administrative requirements.

O.	PARAGRAPH 3 - DISBURSEMENTS

3.1	Disbursements made on behalf of the Carrier shall be reimbursed to the Handling Company at cost.

P.	PARAGRAPH 4 -SETTLEMENT OF ACCOUNT

4.1
Notwithstanding Article 7.2 of the Main Agreement and subject to the setoff provisions of the Capacity Purchase Agreement, settlement of account shall be effected through the IATA Clearing House via the Airlines Clearing House in accordance with the Rules and Regulations of the IATA Clearing House and the Airlines Clearing House.

Q.	PARAGRAPH 5 - TERMINATION OF AGREEMENT

5.1
This Agreement may be terminated by either party at any time following the termination of the Capacity Purchase Agreement; provided, that this Agreement may not be terminated pursuant to this sentence during the Wind-Down Period with respect to any location to which Scheduled Flights continue to fly during such Wind-Down Period. If the Carrier fails to make payments as agreed upon in Paragraph 4.1., the Handling Company may terminate the agreement upon twenty-four (24) hours notice by letter, teletype or facsimile.

R.	PARAGRAPH 6 - TRANSFER OF SERVICES

6.1	In accordance with Article 3.1 of the Main Agreement, the Handling Company may subcontract the services of Annex A as necessary in order to support the Carrier's operation.
PARAGRAPH 7 - OTHER MODIFICATIONS TO MAIN AGREEMENT

7.1
Upon the request of the Carrier from time to time at its sole discretion, and for so long as requested by the Carrier during the Term of this Agreement, the Handling Company shall provide ground handling services pursuant to this Agreement, for the fees specified for such services herein, at any location covered by this Annex B to any of the Carrier's codeshare partners.

7.2	Sections 2.2, 3.2, 11.4, 11.5, 11.6, 11.7 and 11.10 and Article 9 of the Main Agreement shall not apply to this Agreement.

7.3
Handling Company and Carrier agree that all third-parties engaged by Carrier or Handling Company as of the date hereof, or engaged by Carrier after the date hereof, to provide ground handling services to Carrier at any of the airports listed on Schedule 1 hereto are hereby approved for all purposes of Section 3.1 and Section 3.2, as appropriate, of the Main Agreement.

7.4
In connection with the determination of the Base Per Flight Fee pursuant to Section 1.1.2 above and the charges pursuant to Section 2 above, Handling Company shall make available for inspection by Carrier and its outside auditors, within a reasonable period of time after Carrier makes a written request therefor, all of Handling Company's books and records (including all financial and accounting records) relating to this Agreement and the provision of services hereunder by Handling Company. Each of Carrier and its outside auditors shall be entitled to make copies and notes of such information as it deems necessary and to discuss such records with Handling Company's Chief Financial Officer or such other employees or agents of Handling Company knowledgeable about such records. Upon the reasonable written request of Carrier or its outside auditors, Handling Company will cooperate with Carrier and its outside auditors to permit Carrier and its outside auditors access to Handling Company's outside auditors for purposes of reviewing such records.

7.5
Carrier specifically acknowledges that Article 8 of the Main Agreement provides that Handling Company is not to be responsible for, and that Carrier is to indemnify Handling Company in respect of, legal liability for certain claims arising out of the provision of ground handling services even in circumstances where Handling Company is negligent, and Carrier agrees not to contend otherwise.

7.6	This Agreement shall be governed by and construed in accordance with the laws of the State of Texas as provided in Section 10.13 of the Capacity Purchase Agreement.

7.7	Any Claims arising out of or related to this Agreement shall be resolved by binding arbitration pursuant to the provisions of Section 10.07 of the Capacity Purchase Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized thereunto, as of the date set forth below.
Carrier:                        Handling Company:
Continental Airlines, Inc.                Republic Airline Inc.

BY: /s/ John Rainey                    BY: /s/ Timothy P. Dooley__________

TITLE:    Executive VP and CFO        TITLE:    Senior VP & CFO

DATE:                            DATE:

Schedule 1    Airports
Schedule 2    Carrier Equipment

AHM 810 - Annex B

Schedule 1
CONTRACTOR AIRPORTS [to be updated]

AHM 810 - Annex B

Schedule 2
CARRIER EQUIPMENT

[heavy duty pushback tug]

EXHIBIT D
Terms of Codeshare Arrangements

1.Contractor's use of Continental designated code. During the Term of the Agreement, Continental shall place its designator code, “UA”, on all Scheduled Flights operated by Contractor. Continental may suspend the display of its code on flights operated by Contractor if Contractor is in breach of any of its safety-related obligations, or material breach of any of its operational obligations, under the Agreement during the period that such breach continues. All Contractor operated flights that display the Continental designated code are referred to herein as “UA* Flights”.

2.    Contractor's display of Continental designated code.

(a)
All UA* Flights will be included in the schedule, availability and fare displays of all computerized reservations systems in which Continental and Contractor participate, the Official Airline Guide (to the extent agreed upon) and Continental's and Contractor's internal reservation systems, under the UA code, to the extent possible. Continental and Contractor will take the appropriate measures necessary to ensure the display of the schedules of all UA* Flights in accordance with the preceding sentence.

(b)	Continental and Contractor will disclose and identify the UA* Flights to the public as actually being a flight of and operated by Contractor, in at least the following ways:

(i)	a symbol will be used in timetables and computer reservation systems indicating that UA* Flights are actually operated by Contractor;

(ii)	to the extent reasonable, messages on airport flight information displays will identify Contractor as the operator of flights shown as UA* Flights;

(iii)	Continental and Contractor advertising concerning UA* Flights and Continental and Contractor reservationists will disclose Contractor as the operator of each UA* Flight; and

(iv)    in any other manner prescribed by law.

3.Terms and Conditions of Carriage. In all cases the contract of carriage between a passenger and a carrier will be that of the carrier whose code is designated on the ticket. Continental and Contractor shall each cooperate with the other in the exchange of information necessary to conform each carrier's contract of carriage to reflect service offered by the other carrier.

4.    Notification of irregularities in operations. Contractor shall promptly notify Continental of all irregularities involving a UA* Flight which result in any material damage to persons or property as soon as such information is available and shall furnish to Continental as much detail as practicable. For purposes of this section, notification shall be made as follows:

Continental Airlines System Operations Control Center (SOCC)
233 South Wacker Drive, 27th Floor Chicago, IL 60606
Attention: Operations Director
Phone no. [TBD]
Fax no. [TBD]
Ops Spec A008

5.        Code Sharing License.

(a)Grant of License. Subject to the terms and conditions of the Agreement, Continental hereby grants to Contractor a nonexclusive, nontransferable, revocable license to use the UA* designator code on all of its flights operated as a UA* Flight.

(b)Control of UA* Flights. Subject to the terms and conditions of the Agreement, Contractor shall have sole responsibility for and control over, and Continental shall have no responsibility for, control over or obligations or duties with respect to, each and every aspect of Contractor's operation of UA* Flights.

6.    Display of other codes. During the Term of the Agreement, Continental shall have the exclusive right to determine which other airlines (“Alliance Airlines”), if any, may place their two letter designator codes on flights operated by Contractor with Covered Aircraft and to enter into agreements with such Alliance Airlines with respect thereto. Contractor will cooperate with Continental and any Alliance Airlines in the formation of a code share relationship between Contractor and the Alliance Airlines and enter into reasonably acceptable agreements and make the necessary governmental filings, as requested by Continental, with respect thereto.

7.    Customer First. During the period that Continental places its designator code on flights operated by Contractor, Contractor will adopt and follow plans and policies comparable (to the extent applicable and permitted by law and subject to operational constraints) to Continental's Customer First Commitments as presently existing and hereafter modified. Contractor acknowledges that it has received a copy of Continental's presently existing Customer First Commitments. Continental will provide Contractor with any modifications thereto promptly after they are made.

EXHIBIT E
Non-Revenue Pass Travel

Continental will have the sole right to design, implement and oversee a pass travel program for the Regional Air Services, including jump seat policies.

Continental will support participation by Contractor and its employees in the Zed Associate Membership travel program.

EXHIBIT F
Fuel Purchasing Agreement

THIS FUEL PURCHASING AGREEMENT (this “Agreement”) is made as of the 1st day of May, 2012, by and between CONTINENTAL AIRLINES, INC., a Delaware corporation (“Continental”), and Republic Airline Inc. an Indiana corporation (“Contractor”).

WHEREAS, Continental, Contractor and Republic Airways Holdings Inc., Contractor's parent (“Parent”), are entering into a Capacity Purchase Agreement contemporaneously with the execution of this Agreement (the “Capacity Purchase Agreement”);

WHEREAS, Contractor has requested that Continental purchase on Contractor's behalf and supply it with all of the jet fuel needed to provide the Regional Airline Services, and Continental is willing to do so on the terms and subject to the conditions of this Agreement;

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.    Definitions. All capitalized terms that are used and not otherwise defined herein shall have the meanings given to such terms in the Capacity Purchase Agreement.

2.    Products Covered. The product covered by this Agreement shall be aviation jet fuel meeting ASTM Specification D 1655-99 (such fuel being referred to herein as “Fuel”). The definition of future products and the scope of this Agreement may be revised from time to time upon mutual consent of the parties.

3.    Services to Be Provided. Continental shall supply or cause to be supplied to Contractor all Fuel that Contractor shall require to provide the Regional Airline Services, and Contractor shall purchase and pay for such Fuel in accordance with the terms and conditions of Section 5 of this Agreement. In connection with the provision of Fuel to Contractor pursuant to this Agreement, Continental shall manage all aspects of procuring, transporting and delivering Fuel to Contractor in respect of Regional Airline Services, including without limitation selecting the source of Fuel, negotiating and consummating agreements with fuel suppliers and into-plane service providers, providing consortium representation and furnishing day-to-day management pertaining to any fuel-related services. Where Continental has engaged a Fuel Vendor Contracted by Continental (as defined in the Agreement) to provide into plane fueling services for Contractor, title to and risk of loss of the Fuel shall pass to Contractor after the Fuel passes through the inlet coupling of the applicable receiving Covered Aircraft. Continental shall be the exclusive provider of Fuel and fuel-related services used to provide Regional Airline Services during the term of this Agreement.

4.    Planning. Contractor will provide Continental each month with a rolling twelve-month forecast of fuel needs not later than the 5th day of such month, which forecast shall reflect the Final Monthly Schedule for such month, Continental's proposed schedule for Scheduled Flights for the two months following such month as presented to Contractor pursuant to Section 2.01(b) of the Capacity Purchase Agreement and such other information published by Continental regarding scheduled Contractor flights over the next twelve-month period.

5.    Price and Payment. In consideration of Continental providing Fuel and other services to Contractor pursuant to this Agreement, Contractor, in addition to other consideration as set forth on Paragraph A of Schedule 3 to the Capacity Purchase Agreement, shall pay Continental [*] per calendar month. This amount shall be included in the Invoiced Amount pursuant to Section 3.06(a) of the Capacity Purchase Agreement. For the avoidance of doubt, the parties agree that all of Continental's costs, gains or losses resulting from engaging in any fuel-price hedging transactions with respect to Fuel provided to Contractor under this Agreement shall be for Continental's account. Upon Continental's request, Contractor agrees to execute promptly a written statement (on an Internal Revenue Service certificate entitled “Waiver For Use By Ultimate Purchasers Of Aviation-Grade Kerosene Used In Nontaxable Uses” or such other certificate or document as may be reasonably requested by Continental) stipulating that Continental is the ultimate vendor of the fuel sold to Contractor by Continental hereunder.

6.    Fuel Consortia. Continental may, in its sole discretion and at its sole expense, direct Contractor to do any of the following (in which event Contractor shall comply with Continental's directions): (i) join any fuel consortium selected by Continental at any airport at which Continental provides Fuel to Contractor, (ii) terminate any membership that it has or may have in any such consortium or (iii) not join any such consortium at any such airport and, in lieu thereof, pay a non-member fee to such consortium for the right to use fuel stored at such consortium's storage facilities, in each case of clauses (i) through (iii), with respect only to Contractor's provision of Regional Airline Services.

7.    Term. This agreement is coterminous with the Capacity Purchase Agreement and may be terminated by either party upon the termination of the Capacity Purchase Agreement; provided, however, that if a party hereto elects to terminate this Agreement as a result of the Capacity Purchase Agreement being terminated, the terms of this Agreement shall continue with respect to any locations to which Scheduled Flights are flown during the Wind-Down Period.

8.    Authority. Each of the parties hereto represents to the other that (a) it has the corporate power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary corporate action, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

9.    Arbitration of Disputes. Any dispute arising hereunder shall be resolved in accordance with the provisions of Section 10.08 of the Capacity Purchase Agreement.

10.    Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon the parties hereto and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party. Notwithstanding the foregoing, without Contractor's prior written consent, Continental may assign this Agreement and any of its rights, interests, and obligations under this Agreement to any of its affiliates and shall assign this Agreement (to the extent such assignment does not occur by operation of law) to any entity that is the successor to Continental that results from the merger and integration of Continental Airlines and United Air Lines, Inc.

11.    Employees of Continental. The employees, agents and independent contractors of Continental engaged in performing any of the services Continental is to perform pursuant to this Agreement are employees, agents and independent contractors of Continental for all purposes, and under no circumstances will be deemed to be employees, agents or independent contractors of Contractor. In its performance under this

Agreement, Continental will act, for all purposes, as an independent contractor and not as an agent for Contractor. Contractor will have no supervisory power or control over any employees, agents or independent contractors engaged by Continental in connection with its performance hereunder.

12.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas (other than laws regarding conflicts of laws) as to all matters, including matters of validity, construction, effect, performance and remedies.

13.    Notices. All notices shall be in writing and shall be deemed given upon (a) a transmitter's confirmation of a receipt of a facsimile transmission (but only if followed by confirmed delivery of a standard overnight courier the following Business Day or if delivered by hand the following Business Day), or (b) confirmed delivery of a standard overnight courier or delivered by hand, to the parties at the following addresses:

if to Continental:

Continental Airlines, Inc.
233 South Wacker Drive
Chicago, IL 60606
Attention: Alexandria P. Marren
Facsimile No.: [*]

with a copy to:

Continental Airlines, Inc.
77 West Wacker Drive
Chicago, IL 60601
Attention: VP and Deputy General Counsel - Commercial
Facsimile No.: [*]

if to Contractor:

Republic Airline, Inc.
8909 Purdue Road
Suite 300
Indianapolis, IN 46268
Attention: Chief Financial Officer
Telecopy No.: [*]

with a copy to:

Republic Airline, Inc.
8909 Purdue Road
Suite 300
Indianapolis, IN 46268
Attention: Vice President, General Counsel
Telecopy No.: [*]

or to such other address as either party hereto may have furnished to the other party by a notice in writing in accordance with this Section 13.

14.     Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.    Entire Agreement. Except as otherwise set forth in this Agreement, this Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

16.    Amendment and Modification. This Agreement may not be amended or modified in any respect except by a written agreement signed by both of the parties hereto that specifically states that it is intended to amend or modify this Agreement.

17.    Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, and no Person shall be deemed a third party beneficiary under or by reason of this Agreement.

18.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Agreement may be executed by facsimile signature.

19.    Waiver. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party entitled to enforce such term, but such waiver shall be effective only if it is in writing signed by the party against which such waiver is to be asserted that specifically states that it is intended to waive such term. Unless otherwise expressly provided in this Agreement, no delay or omission on the part of any party in exercising any right or privilege under this Agreement shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right or privilege under this Agreement operate as a waiver of any other right or privilege under this Agreement nor shall any single or partial exercise of any right or privilege preclude any other or further exercise thereof or the exercise of any other right or privilege under this Agreement. No failure by either party to take any action or assert any right or privilege hereunder shall be deemed to be a waiver of such right or privilege in the event of the continuation or repetition of the circumstances giving rise to such right unless expressly waived in writing by the party against whom the existence of such waiver is asserted.

20.    References; Construction. The section and other headings and subheadings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement. All references to days or months shall be deemed references to calendar days or months. Unless the context otherwise requires, any reference to a “Section” shall be deemed to refer to a section of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, unless otherwise specifically provided, they shall be deemed to be followed by the words “without limitation.” This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing the document to be drafted.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized thereunto, as of the date first above written.

CONTINENTAL AIRLINES, INC.        REPUBLIC AIRLINE, INC.

By:    /s/ John Rainey_____            By:    /s/ Timothy P. Dooley_________
Name:    John Rainey                Name:    Timothy P. Dooley
Title:    Executive VP & CFO            Title:    Senior VP & CFO

EXHIBIT G
Use of Continental Marks and Other Identification

1.
Grant. Continental hereby grants to Contractor, and Contractor accepts, a non-exclusive, personal, non-transferable, royalty-free right and license to adopt and use the Continental Marks and other Identification in connection with the rendering by Contractor of Regional Airline Services, subject to the conditions and restrictions set forth herein.

2.	Ownership of the Continental Marks and Other Identification.

a.
Continental shall at all times remain the owner of the Continental Marks and the other Identification and any registrations thereof and Contractor's use of any Continental Marks or other Identification shall clearly identify Continental as the owner of such marks (to the extent practical) to protect Continental's interest therein. All use by Contractor of the Continental Marks and the other Identification shall inure to the benefit of Continental. Nothing in this Agreement shall give Contractor any right, title, or interest in the Continental Marks or the other Identification other than right to use the Continental Marks and the other Identification in accordance with the terms of this Agreement.

b.
Contractor acknowledges Continental's ownership of the Continental Marks and the other Identification and further acknowledges the validity of the Identification. Contractor agrees that it will not do anything that in any way infringes or abridges Continental's rights in the Identification or directly or indirectly challenges the validity of the Identification

3.	Use of the Continental Marks and the Other Identification.

a.	Contractor shall use the Continental Marks and other Identification only as authorized herein by Continental and in accordance with such standards of quality as Continental may establish.

b.
Contractor shall use the Identification on all Covered Aircraft (other than the Spare Aircraft) and all facilities, equipment and printed materials used in connection with the Regional Airline Services.

c.
Contractor shall not use the Identification for any purpose other than as set forth in this Exhibit G, and specifically shall have no right to use the Continental Marks or other Identification on or in any aircraft other than Covered Aircraft or in connection with any other operations of Contractor.

d.
Continental shall have exclusive control over the use and display of the Continental Marks and other Identification, and may change the Identification at any time and from time to time (including by adding or deleting marks from the list specified in this Exhibit G), in which case Contractor shall as soon as practicable make such changes as are requested by Continental to utilize the new Identification; provided that Continental shall either pay directly the reasonable costs of making such changes to the Identification or shall promptly reimburse Contractor for its reasonable expenses incurred in making such changes.

e.
Nothing shall abridge Continental's right to use and/or to license the Identification, and Continental reserves the right to the continued use of all the Identification, to license such other uses of the Identification and to enter into such agreements with other carriers providing for arrangements similar to those with Contractor as Continental may desire. No term or provision of this Agreement shall be construed to preclude the use of the Continental Marks or other Identification by other persons or for similar or other uses not covered by this Agreement.

4.
Continental-Controlled Litigation. Continental at its sole expense shall take all steps that in its opinion and sole discretion are necessary and desirable to protect the Continental Marks and other Identification against any infringement or dilution. Contractor agrees to cooperate fully with Continental in the defense and protection of the Continental Marks and other Identification as reasonably requested by Continental. Contractor shall report to Continental any infringement or imitation of, or challenge to, the Continental Marks and other Identification, immediately upon becoming aware of same. Contractor shall not be entitled to bring, or compel Continental to bring, an action or other legal proceedings on account of any infringements, imitations, or challenges to any element of the Continental Marks and other Identification without the written agreement of Continental. Continental shall not be liable for any loss, cost, damage or expense suffered or incurred by Contractor because of the failure or inability to take or consent to the taking of any action on account of any such infringements, imitations or challenges or because of the failure of any such action or proceeding. If Continental shall commence any action or legal proceeding on account of such infringements, imitations or challenges, Contractor agrees to provide all reasonable assistance requested by Continental in preparing for and prosecuting the same.

5.
Revocation of License. Continental shall have the right to cancel the license provided herein in whole or in part at any time and for any reason, in which event all terminated rights to use the Identification provided Contractor herein shall revert to Continental and the Continental Marks and the other Identification shall not be used by Contractor in connection with any operations of Contractor. The following provisions shall apply to the termination of the license provided herein: (i) in the case of a termination of the license to use the globe element of the Continental Marks, Contractor shall cease all use of the globe element of the Continental Marks with respect to each Covered Aircraft within 90 days of such aircraft being withdrawn from the capacity purchase provisions of the Agreement, and shall cease all use of the globe element of the Continental Marks in all other respects within 90 days of last Covered Aircraft being withdrawn from this Agreement (unless this Agreement is terminated for Cause or pursuant to Section 9.02(a) or the first sentence of Section 9.02(b), in which case Contractor shall cease all use of the globe element of the Continental Marks within 45 days of the Termination Date); (ii) in the case of a termination of the license to use any other Continental Marks and Identification, Contractor shall cease all use of such other Continental Marks and Identification within 45 days of the termination of the license for such other Continental Marks and other Identification. Within such specified period, Contractor shall cease all use of such other Continental Marks and Identification, and shall change its facilities, equipment, uniforms and supplies to avoid any customer confusion or the appearance that Contractor is continuing to have an operating relationship with Continental, and Contractor shall not thereafter make use of any word, words, term, design, name or mark confusingly similar to the Continental Marks or other Identification or take actions that otherwise may infringe the Continental Marks and the other Identification.

6.
Assignment. The non-exclusive license granted by Continental to Contractor is personal to Contractor and may not be assigned, sub-licensed or transferred by Contractor in any manner without the written consent of a duly authorized representative of Continental.

7.	Continental Marks. The Continental Marks are as follows:

UNITED EXPRESS
UNITED EXPRESS'S LOGO (DESIGN) IN COLOR
UNITED EXPRESS'S LOGO (DESIGN) IN BLACK AND WHITE

8.
Aircraft Livery. The colors blue, gray, white and gold are used on the aircraft. The color white appears on the top approximate 2/3 of the body of the aircraft; the color gray appears below the color white on the remainder of the bottom portion of the body of the aircraft; the color gold is used as a stripe or band dividing the white and gray colors. The tail of the aircraft is primarily blue with the globe logo design in a gold and white combination and the trade name is written in blue on the white portion of the body of the aircraft. The color blue is the dominant aircraft interior color.

9.	Survival. The provisions of this Exhibit G shall survive the termination of this Agreement for a period of six years.

EXHIBIT H
Use of Contractor Marks

1.
Grant. Contractor hereby grants to Continental, and Continental accepts, a non-exclusive, personal, non-transferable, royalty-free right and license to adopt and use the Contractor Marks (as defined below) in connection with Continental's entering into this Agreement, subject to the conditions and restrictions set forth herein.

2.	Ownership of the Contractor Marks.

a.
Contractor shall at all times remain the owner of the Contractor Marks and any registrations thereof and Continental's use of any Contractor Marks shall clearly identify Contractor as the owner of such marks (to the extent practical) to protect Contractor's interest therein. All use by Continental of the Contractor Marks shall inure to the benefit of Contractor. Nothing in this Agreement shall give Continental any right, title, or interest in the Contractor Marks other than right to use the Contractor Marks in accordance with the terms of this Agreement

b.
Continental acknowledges Contractor's ownership of the Contractor Marks and further acknowledges the validity of the Contractor Marks. Continental agrees that it will not do anything that in any way infringes or abridges Contractor's rights in the Contractor Marks or directly or indirectly challenges the validity of the Contractor Marks.

3.	Use of the Contractor Marks.

a.	Continental shall use the Contractor Marks only as authorized herein by Contractor and in accordance with such standards of quality as Contractor may establish.

b.
Continental shall use the Contractor Marks as necessary or appropriate in Continental's sole discretion in connection with the Regional Airline Services, including without limitation the sale or disposition by Continental of the seat inventory of the Scheduled Flights.

c.
Continental shall not use the Contractor Marks for any purpose other than as set forth in this Exhibit H, and specifically shall have no right to use the Contractor Marks in connection with any other operations of Continental.

d.
Contractor may change the Contractor Marks at any time and from time to time (including by adding or deleting marks from the list specified in this Exhibit H), in which case Continental shall as soon as practicable make such changes as are requested by Contractor to utilize the new Contractor Marks; provided that Contractor shall either pay directly the reasonable costs of making such changes to the Contractor Marks or shall promptly reimburse Continental for its reasonable expenses incurred in making such changes.

e.
Nothing shall abridge Contractor's right to use and/or to license the Contractor Marks, and Contractor reserves the right to the continued use of all the Contractor Marks, to license such other uses of the Contractor Marks and to enter into such agreements with other carriers providing for arrangements similar to those with Continental as Contractor may desire. No term or provision of this Agreement shall be construed to preclude the use of the Contractor Marks by other persons or for other similar uses not covered by this Agreement.

4.
Contractor-Controlled Litigation. Contractor at its sole expense shall take all steps that in its opinion and sole discretion are necessary and desirable to protect the Contractor Marks against any infringement or dilution. Continental agrees to cooperate fully with Contractor in the defense and protection of the Contractor Marks as reasonably requested by Contractor. Continental shall report to Contractor any infringement or imitation of, or challenge to, the Contractor Marks, immediately upon becoming aware of same. Continental shall not be entitled to bring, or compel Contractor to bring, an action or other legal proceedings on account of any infringements, imitations, or challenges to any element of the Contractor Marks without the written agreement of Contractor. Contractor shall not be liable for any loss, cost, damage or expense suffered or incurred by Continental because of the failure or inability to take or consent to the taking of any action on account of any such infringements, imitations or challenges or because of the failure of any such action or proceeding. If Contractor shall commence any action or legal proceeding on account of such infringements, imitations or challenges, Continental agrees to provide all reasonable assistance requested by Contractor in preparing for and prosecuting the same.

5.
Revocation of License. Contractor shall have the right to cancel the license provided herein in whole or in part at any time and for any reason, in which event all terminated rights to use the Contractor Marks provided Continental herein shall revert to Contractor and the Contractor Marks shall not be used by Continental in connection with any operations of Continental. Continental shall cease all use of the Contractor Marks in all respects upon the last Covered Aircraft being withdrawn from this Agreement. Continental shall not thereafter make use of any word, words, term, design, name or mark confusingly similar to the Contractor Marks or take actions that otherwise may infringe the Contractor Marks

6.
Assignment. The non-exclusive license granted by Contractor to Continental is personal to Continental and may not be assigned, sub-licensed or transferred by Continental in any manner without the written consent of a duly authorized representative of Contractor. Notwithstanding the foregoing, without Contractor's written consent, Continental may assign this agreement and any of its rights, interests, and obligations under this agreement to any of its affiliates and shall assign this Agreement (to the extent such assignment does not occur by operation of law) to any entity that is the successor to Continental that results from the merger and integration of Continental and United Air Lines, Inc.

7.	Contractor Marks. The Contractor Marks are as follows:

8.	Survival. The provisions of this Exhibit H shall survive the termination of this Agreement for a period of six years.

EXHIBIT I
Catering Standards

Station Services

•
Contractor will provide caterer oversight at Contractor Airports that are non-Chelsea Catering locations. Continental will provide caterer oversight at Continental Airports that are non-Chelsea Catering locations.

•
At Contractor Airports without contract catering, Contractor will provide supplies and beverage uplift as necessary and will remove, store and re-board perishable supply and beverage items on RON/originating flights. At Continental Airports without contract catering, Continental will provide supplies and beverage uplift as necessary and will remove, store and re-board perishable supply and beverage items on RON/originating flights.

•
Contractor will provide meal ordering services at Contractor Airports that are non-Chelsea Catering locations or where catering is downlined by Chelsea Catering. Continental will provide meal ordering services at Continental Airports that are non-Chelsea Catering locations or where catering is downlined by Chelsea Catering.

•
Contractor will provide trained catering truck guide person for all Contractor Airports that are Chelsea Catering locations to assist with backing off the aircraft. Continental will provide trained catering truck guide person for all Continental Airports that are Chelsea Catering locations to assist with backing off the aircraft.

•	Contractor will coordinate and communicate with Chelsea Catering regarding all flight activity, cancellations and irregular operations providing necessary information in a timely manner.

Onboard Services

•	Continental has right to determine meal/beverage service parameters and scheduling for Scheduled Flights.

•	Continental has right to conduct onboard service audits on Scheduled Flights to ensure service standards are being met.

•
Contractor flight attendants providing Regional Airline Services will be trained on meal and beverage service procedures, including liquor and duty-free sales and cash handling, and will collect all on-board revenue for liquor and duty-free sales.

•	Contractor will provide sufficient galley service ship's equipment to operate, such as hot jugs, coffee makers and trash bins.

•	Continental will provide all liveried catering items, including cups, napkins, etc.

EXHIBIT J
Reasonable Operating Constraints

The weekly schedules for the Covered Aircraft shall meet all of the following requirements:

1.	Minimum & Maximum Scheduling Parameters:

Minimum        Maximum
[*]                            [*]            [*]
[*]                             [*]            [*]

Note: the above minimum and maximum schedule parameters apply only to those Covered Aircraft in revenue service, not to Spare Aircraft.

2.	Aircraft Maintenance Requirements.

At least [*] of the Covered Aircraft (rounded up to the nearest whole number excluding Spare Aircraft) shall be scheduled for a minimum of [*] of overnight maintenance per aircraft per day.

3.	Maintenance Bases.

Contractor and Continental will meet and confer on maintenance bases and maintenance base operations as they related to the Covered Aircraft.

4.	[*].

EXHIBIT K
Ticket Handling Terms

1.    Passenger Ticket Stock and Accounting Procedures. Continental will provide Contractor with Continental passenger ticket stock in accordance with the following procedures:

A.    Continental will supply Contractor with adequate supplies of all necessary passenger ticket forms, bag tags, boarding passes, validator plates and other documents and materials necessary to enable Contractor to operate in a manner consistent with Continental procedures, upon request to the office designated by Continental from time to time. A receipt for all ticket forms delivered to Contractor shall be signed by an appropriate representative of Contractor, and Contractor shall comply with Continental's procedures with respect to the control of, safeguarding of and accounting for ticket stock and validator plates. All tickets and other documents and materials supplied by Continental for use in connection with the Agreement shall be and remain the property of Continental and shall be held in trust for Continental by Contractor and issued or otherwise utilized only as provided in the Agreement.

B.    Contractor shall be responsible for the safe and secure custody and care of all tickets and other documents and materials furnished by Continental. The tickets and other documents of Continental shall be secured in a manner satisfactory to Continental and consistent with any applicable IATA standards and specifications. Such tickets and documents and all records relating to them and to the sale of transportation on Continental shall at all times be made available for inspection by Continental or its designated representative.

C.    All tickets shall be issued by Contractor in accordance with the currently effective tariffs and contract of carriage applicable to the transportation being purchased and applicable trade manuals, all in accordance with appropriate instructions, which may be issued from time to time by Continental.

D.    All tickets shall be issued by Contractor in numerical sequence and all must be accounted for at each reporting period. All auditors' coupons for tickets issued by Contractor and all coupons of voided tickets shall be sent to the office or offices designated by Continental from time to time on the workday following issuance.

E.    All checks accepted for the sale of tickets on Continental ticket stock shall be payable to Continental and acceptance of checks shall conform to Continental's acceptance procedures. Any losses resulting from returned checks where Contractor has failed to follow Continental's acceptance procedures, will be charged to Contractor after Continental exhausts reasonable efforts to collect.

F.    All tickets issued for a form of payment other than cash or check shall be supported by such documents as shall be specified by Continental.

G.    Contractor shall assume full liability for and agrees to defend, indemnify and hold Continental harmless from and against any and all claims, demands, liability, expenses, losses, costs or damages whatsoever in any manner arising out of or attributed to Contractor' possession, issuance, loss, misapplication, theft, or forgery of tickets, other travel documents, or supplies furnished by Continental to Contractor including but not limited to lost ticket forms, bag tags, boarding passes or other documents and errors in ticket issuance. In the event Contractor loses or has stolen any ticket, fails to return tickets or other documents to Continental upon demand, fails to remit pursuant to the Agreement the monies to which Continental is entitled from the sale of any such ticket or document, or fails to account properly for any such tickets or document, Contractor shall be liable to Continental for the agreed value of any such ticket or document, which is agreed to be the actual damages or loss sustained by Continental from usage of any such ticket or document, as measured by the then current, non-discounted retail price of the transportation or other service obtained with the ticket or document or, if such value cannot be determined, US [*] per ticket.

H.    Contractor may accept all credit cards honored by Continental and is appointed Continental's agent for such purpose, provided:

(i)    Contractor observes the floor limits for each credit card set by the issuer of the credit card (the “Card Issuer”) as amended by the Card Issuer from time to time;

(ii)    Contractor accepts each credit card within the terms of the contracts between Continental and Card Issuer;

(iii)    Contractor complies with 14 CFR, Part 374;

(iv)    Contractor does not accept blacklisted cards;

(v)    Contractor shall reimburse Continental for any losses incurred by Continental as a result of Contractor' failure to observe the terms of this section or of the contracts between Continental and the Card Issuer;

(vi)    Contractor complies with all of Continental's established procedures relating to credit cards; and

(vii)    For tickets that are not for transportation on Scheduled Flights, Contractor shall reimburse Continental for all charge backs, returns and other direct charges attributable to or arising from Contractor' acceptance of credit cards, unless either (a) Continental has realized an offsetting credit (including through the return and cancellation of a previously issued ticket) or (b) such charge back, return or other charge resulted from the gross negligence, recklessness, or willful misconduct of Continental.

I.    Contractor shall prepare and furnish to Continental all written reports, accounts, and documentation with regard to ticket handling that Continental may require daily or at such lesser frequency as Continental may prescribe, at its sole discretion, from time to time during the life of the Agreement. Contractor will comply with all reasonable procedures specified by Continental with regard to ticket handling.

J.    Within two business days after the termination of the Agreement for any reason, Contractor will return to Continental all passenger ticket forms, bag tags, boarding passes and other documents provided to Contractor by Continental pursuant to the Agreement.

2.    Deposits. Contractor shall deposit all funds, both cash and checks, realized from the sale of tickets on Continental ticket stock by it in Continental accounts maintained at depositories from time to time designated by Continental on or before the first banking day following receipt of such funds.

3.    Ticket Acceptance. For the term of the Agreement, Continental hereby authorizes Contractor to accept flight coupons written for UA* Flights in accordance with any applicable restrictions. Contractor shall not endorse or refund any such coupons without Continental's written consent, except in accordance with Continental's contract of carriage.

EXHIBIT L
Fuel Efficiency Program

Contractor shall use commercially reasonable efforts to develop and maintain a comprehensive fuel efficiency program, acceptable to Continental, in a timely manner and with the overall objective of operating and maintaining the Covered Aircraft in a manner that maximizes fuel efficiency, with due consideration to other performance objectives. The program will include applicable data collection and trend analysis, and will set and track target metrics. Continental shall audit Contractor's program at its discretion, but at no less than annual intervals. Such audits will be based on the IATA Fuel and Emissions Efficiency Checklist, supplemented by the IATA Guidance Material and Best Practices for Fuel and Environmental Management, any applicable manufacturer material, Continental's own fuel efficiency program applicable to its own fleet, and any other material standard in the industry.

Contractor's fuel efficiency program shall emphasize at least the following:

1.
A “cost index” (CI) based flight planning system, or as an alternative a flight planning system that adequately balances the cost of fuel versus the cost of time on a segment specific basis. If capable, dynamic cost indexing will be utilized. The ability to provide the system with current and accurate applicable costs is required. Cost Index values will be updated monthly and will include delay cost if provided by Continental.

2.
Flight planning technology that accurately predicts fuel burn and optimizes lateral and vertical profiles for takeoff and landing runway, climb and descent, crossing restrictions, special use airspace, preferred routings, enroute altitude agreements, etc. Continental periodically evaluates city pair routings and provides optimized routes which shall be incorporated into the flight planning software to provide greater flexibility to determine the least cost routes. Contractor commits to work in good faith with Continental to establish an audit process to ensure that least cost routing option is selected, provided such actions do not impose any additional burden or cost on Contractor.

3.
Develop a comprehensive Fuel Policy which is appropriate, well documented, implemented, and thoroughly trained for dispatchers, pilots, load planners, station agents, mechanics and management that maximize opportunities for fuel efficiency. Policy shall be reviewed with Continental Airlines annually.

4.	An active interface with appropriate Air Traffic Control (ATC) facilities, management, and other personnel to minimize operational restrictions, and improve ATC handling of Contractor flights.

5.
Well-defined and fully integrated flight planning fuel policies, including statistical tracking of fuel added by pilots and dispatchers, efficient reserves, guidelines for efficient alternate selection, a “no-alternate” policy, and target “fuel on deck”.

6.
Thorough and effective pilot and dispatcher training on aerodynamics, cruise performance and overall fuel efficient flying in initial, transition, upgrade, and recurrent programs, with an emphasis on operating the aircraft at the most efficient speeds and altitudes as well as correct descent and approach planning.

7.	Maximized use of on-board Flight Management Systems (FMS) or performance management computers as an in-flight fuel efficiency tool. Applicable thorough and effective training is required.

8.	An effective fuel tankering program, including automated tankering suggestions and calculations, using validated methods and formulas. Tankered flights to be identified and supplied to Continental.

9.
Thorough statistical tracking, analysis and measurement of fuel efficiency using actual data, data from flight plans, and FOQA data with a comprehensive plan to identify and correct deficiencies, including individual pilot and dispatcher issues. Data will be provided to Continental.

10.
A designated manager charged with overall responsibility for fuel efficiency either as a stand alone position, or as a substantial element of an individual job description. The fuel efficiency manager should have team members from Dispatch and Flight Operations as these are the primary decision making group concerning fuel usage. Manager will audit carriers efficiency and provide fuel synopsis similar to Continental. Manager will discuss audit results and fuel efficiency initiatives monthly with Continental.

11.
The inclusion of fuel efficiency issues and targets in appropriate job descriptions and performance objectives. Applicable work groups include, but are not limited to, pilots, dispatchers, SOCC managers, and gate and ramp personnel.

12.	A weight management program that prevents the carriage of unnecessary galley supplies, spare parts and equipment, customer service items, etc. unless approved by Continental.

13.	A center of gravity management system that considers the most efficient center of gravity in load distribution and aircraft loaded utilizing this data.

14.	Adequate ground equipment and an APU management program that prevents unnecessary or costly operation of the APU.

15.	An engine-out taxi program both before takeoff and after landing.

16.	Fuel and operationally efficient takeoff and landing flap selection priorities.

17.
An engine maintenance program or maintenance contracts that track deterioration in Specific Fuel Consumption (SFC) and allow for cost effective early removal and repair/overhaul of high burn engines. Utilize an engine wash program on a calendar or condition basis to optimize engine fuel efficiency.

18.
An airframe maintenance program that measure airframe drag and corrects high drag airframes that exceed an agreed upon threshold as provided by Digital Performance Data or engine monitoring vendor engine fuel consumption data. An airframe maintenance program shall also include scheduled thorough aerodynamic conformity checks and corrective action.

EXHIBIT M
Form of Guarantee of Parent

THIS GUARANTEE AGREEMENT (this “Guarantee”), effective as of May 1, 2012 (the “Effective Date”) by REPUBLIC AIRWAYS HOLDINGS INC., a Delaware corporation (“Guarantor”), for the benefit of CONTINENTAL AIRLINES, INC., a Delaware corporation (“Continental”).
RECITALS
WHEREAS Continental, Guarantor and Republic Airline Inc., an Indiana corporation (“Contractor”) are prepared to enter into that certain Capacity Purchase Agreement, dated as of May 1, 2012 (“CPA”);
WHEREAS, pursuant to the CPA, Contractor is obligated, among other things, to provide Regional Airline Services to Continental and, in certain circumstances, to make certain reconciliation or indemnity payments to Continental;
WHEREAS, Continental, Guarantor and Contractor are prepared to enter into the Ancillary Agreements pursuant which Contractor is obligated, among other things, to provide ground handling and other services to Continental and, in certain circumstances, to make certain payments to Continental;
WHEREAS, Contractor is the wholly-owned subsidiary of Guarantor; and
WHEREAS, it is a condition precedent to Continental's execution and delivery of the CPA that Guarantor execute and deliver this Guarantee;
NOW, THEREFORE, for and in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which Guarantor acknowledges, Guarantor covenants and agrees for the benefit of Continental as follows:
Article XI
DEFINITIONS

a.Certain Definitions. Any terms not defined herein shall have the definition given such term in the Capacity Purchase Agreement. As used in this Agreement, the following terms have the following meanings:

“Beneficiaries” has the meaning given to that term in Section 3.07.
“Contractor” has the meaning given to that term in the Recitals.
“Continental” has the meaning given to that term in the Recitals.
“CPA” has the meaning given to that term in the Recitals.
“Default Interest” has the meaning given to that term in Section 3.06.
“Documents” has the meaning given to that term in Section 2.02(b).
“Effective Date” has the meaning given to that term in the preamble.

“Guarantee” has the meaning given to that term in the preamble.
“Guarantor” has the meaning given to that term in the preamble.

b.	Other Definitions
. Other terms defined in this Guarantee have the meanings so given them. Capitalized terms used but not defined herein shall the same meaning herein as in the CPA.

c.	Terminology
. Unless the context of this Guarantee clearly requires otherwise, (a) pronouns, wherever used herein, and of whatever gender, shall include natural persons and corporations, partnerships, limited liability companies and entities of every kind and character, (b) the singular shall include the plural wherever and as often as may be appropriate, (c) the word “includes” or “including” shall mean “including without limitation”, and (d) the words “hereof”, “herein”, “hereunder”, and similar terms in this Guarantee shall refer to this Guarantee as a whole and not any particular section or article in which such words appear. The section, article, and other headings in this Guarantee are for reference purposes and shall not control or affect the construction of this Guarantee or the interpretation hereof in any respect. Article, section, subsection, and exhibit references are to this Guarantee unless otherwise specified. All exhibits attached to this Guarantee constitute a part of this Guarantee and are incorporated herein. All references to a specific time of day in this Guarantee shall be based upon Central Standard Time or Central Daylight Time, whichever is applicable.
Article I
GUARANTEE

d.	Guarantee of Obligations
. Guarantor unconditionally, absolutely and irrevocably guarantees unto the Beneficiaries the timely payment and performance by Contractor of all of its obligations under the CPA and the Ancillary Agreements, including the obligation to provide Regional Airlines Services, to provide ground handling services, and to make all indemnification payments and reconciliation payments that Contractor is required to make pursuant to the CPA and the Ancillary Agreements.

e.	Guarantee Absolute
. This Guarantee is absolute, continuing and independent of, and in addition to, any and all rights and remedies Continental may have under the CPA or any Ancillary Agreement and any other guaranties or documents now or hereafter given in connection therewith by Guarantor or others. Except as otherwise expressly herein provided, the enforceability of Guarantor's obligations hereunder in accordance with the terms hereof shall not in any way be discharged, impaired or otherwise affected by:

i.
Any change in the time, manner or place of payment of amounts due under the CPA or any Ancillary Agreement, or any other change or modification in or of any terms, provisions, covenants or conditions of any or all of them;

ii.
The entering into, or the modification or amendment in or of, any lease or sublease of any aircraft or engine, any contract or arrangement for the maintenance or refurbishment of any aircraft or engine, any contract or arrangement for the provision of ground handling services, any lease, sublease or other agreement relating to the use of any terminal or non-terminal airport facility, or any loan agreement, note, deed of trust, assignment, contract or other document or agreement entered into by Contractor or Guarantor relating to the provision of Regional Airline Services (together with the CPa and the Ancillary Agreements, the “Documents”);

iii.	Any lack of validity or enforceability of any of the Documents;

iv.
Any release or amendment or waiver of or consent to the modification of any other guarantee of payment or performance of all or any obligations under the CPA or any Ancillary Agreement, or any sale or transfer by Contractor of any of its interest in the CPA or any Ancillary Agreement (without implying that Contractor has consented or will consent to any such sale or transfer);

v.	Any sale or transfer by Guarantor of any of its interest in Contractor (without implying that Guarantor has consented or will consent to any such sale or transfer);

vi.	Any release or waiver of or delay in the enforcement of rights against Contractor, Guarantor or any other person or entity under any of the Documents or against any security thereunder;

vii.	The exercise by Continental of any of its rights or remedies under any one or more of the Documents; or

viii.	Any other circumstance which might otherwise constitute a defense available to, or discharge of, Guarantor.

f.
Guarantee of Payment. This Guarantee is a guarantee of payment and performance and not merely a guarantee of collection, and Guarantor's liabilities and obligations under this Guarantee are and shall at all times continue to be absolute, irrevocable and unconditional in all respects in accordance with the terms of this Guarantee, and shall at all times be valid and enforceable without set off, deduction or counterclaim irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guarantee or the obligations of Guarantor under this Guarantee.

g.
Financial Statements. Not later than ninety (90) days following the end of each calendar year, Guarantor shall deliver to Continental a copy of Guarantor's audited consolidated financial statements for such calendar year, certified by Guarantor as being true, correct and complete, together with a report thereon of Guarantor's independent auditors; provided, that Guarantor shall not be required to deliver financial statements pursuant to this sentence if it is a reporting issuer pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, and such financial statements are timely filed with the Securities and Exchange Commission pursuant thereto.

h.	Representations. Guarantor represents, warrants and covenants that:

i.
All financial statements heretofore delivered to Continental with respect to Guarantor are, and all financial statements hereafter delivered to Continental by Guarantor will be, true and correct in all material respects and fair presentations of Guarantor as of the respective dates thereof;

ii.	No material adverse change has occurred in the financial condition of Guarantor since December 31, 2004;

iii.
Guarantor is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware. Guarantor has the corporate power and authority to enter into and perform its obligations under this Guarantee. Guarantor is duly qualified to do business as a foreign corporation under the laws of each jurisdiction that requires such qualification.

iv.
This Guarantee has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, fully enforceable against Guarantor in accordance with the terms hereof except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors and subject to the principles of equity;

v.
Neither the execution or delivery of this Agreement nor the performance by Guarantor of the transactions contemplated hereby will (i) violate, conflict with, or constitute a default under any of the terms of Guarantor's certificate of incorporation, by-laws, or any provision of, or result in the acceleration of any obligation under, any material contract, sales commitment, license, purchase order, security agreement, mortgage, note, deed, lien, lease or other agreement to which Guarantor is a party or by which any of them or any of their respective properties or assets may be bound, (ii) result in the creation or imposition of any lien, charge or encumbrance in favor of any third person or entity, (iii) violate any law, statute, judgment, decree, order, rule or regulation of any governmental authority or body, or (iv) constitute any event which, after notice or lapse of time or both, would result in such violation, conflict, default, acceleration or creation or imposition of liens, charges or encumbrances;

vi.
No consent of any other person and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority, bureau or agency is required in connection with the execution, delivery or performance by Guarantor, the enforceability against Guarantor, or the validity, of this Guarantee;

vii.
Guarantor has, independently and with advice of counsel of Guarantor's choice and without reliance upon Continental, and based upon such documents and information as Guarantor has deemed appropriate, made its own analysis and decision to enter into this Guarantee;

viii.
The financial statements (including the related notes and supporting schedules) of Guarantor delivered (or, if filed with the Securities and Exchange Commission, made available) to Continental immediately prior to the date hereof fairly present in all material respects the consolidated financial position of Guarantor and its results of operations as of the dates and for the periods specified therein. Since the date of the latest of such financial statements, there has been no material adverse change nor any development or event involving a prospective material adverse change with respect to Guarantor. Such financial statements have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, except to the extent disclosed therein;

ix.
Guarantor is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts and with such deductibles as are customary in the businesses in which it is engaged, and Guarantor has not received notice of cancellation or non-renewal of such insurance. All such insurance is outstanding and duly in force on the date hereof. Guarantor has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on Guarantor;

x.
No litigation, arbitration, investigation or administrative proceeding of or before any court, arbitrator or governmental authority, bureau or agency is currently pending or, to the knowledge of Guarantor, threatened: (i) with respect to this Guarantee or any of the transactions contemplated by this Guarantee; (ii) with respect to the CPA or any Ancillary Agreement or any of the transactions contemplated thereby; or (iii) against or affecting Guarantor, or any of its property or assets, which, if adversely determined, would have a material adverse effect on the ability of Guarantor to perform its obligations hereunder; and

xi.
Guarantor has filed or caused to be filed all tax returns required to be filed, and has paid all taxes due on said returns or on any assessments made against Guarantor, which if not filed or not paid would have a material adverse effect on the business, operations, assets or condition, financial or otherwise, of Guarantor (other than those being contested in good faith by appropriate proceedings for which adequate reserves have been provided for in accordance with generally accepted accounting principles).

Without limiting the other remedies of the Beneficiaries as a result of a breach of any of the foregoing representations and warranties, Guarantor hereby agrees to indemnify the Beneficiaries, their Affiliates and their respective officers, directors, partners, members, employees and agents, and hold them harmless from and against any and all losses, claims, damages, liabilities, expenses (including without limitation reasonably legal fees and expenses), judgments, fines and settlements any of them may incur as a result of any material breach of any representation or warranty contained herein.

i.
Reinstatement. This Guarantee shall continue to be effective, or be reinstated (as the case may be) if at any time payment by Contractor or Guarantor of all or any part of any sum payable pursuant to the CPA or any Ancillary Agreement, this Guarantee or the other Documents is rescinded or otherwise must be returned by Continental upon Contractor's insolvency, bankruptcy or reorganization, all as though such payment had not been made. Until all of the obligations guaranteed hereunder shall have been paid or performed in full, Guarantor shall have no right of subrogation or any other right to enforce any remedy which any of the Beneficiaries now has or may hereafter have against Contractor.

j.
Self-Help Rights. If Guarantor fails or refuses to perform any or all monetary or non-monetary obligations that are guaranteed hereunder and, in the case of any non-monetary obligations, such failure or refusal continues for twenty (20) days following written notice thereof to Guarantor, then, in addition to any other rights and remedies which any Beneficiary may have hereunder or elsewhere, and not in limitation thereof, any Beneficiary shall have the right (but without any obligation so to do) to take action (including the payment of amounts due to any third party) to satisfy such obligation either before or after the exercise of any right or remedy of Continental against Contractor or Guarantor. The amounts of any and all expenditures so made by Continental in satisfaction of such obligation (including any such expenditure arising from or in connection with continental's negligence in taking such action, but excepting any such expenditures to the extent proven to have been caused by or arising from the gross negligence or willful misconduct of Continental) shall be immediately due and payable to Continental by Guarantor.

Article II
MISCELLANEOUS

k.
Exhausting Recourse. Continental shall not be obligated to pursue or exhaust its recourse against Contractor or any other Person or guarantor, or any security it may have for satisfaction of the obligations guarantied hereunder, before being entitled to performance by Guarantor of each and every one of the obligations hereunder. No delay on the part of Beneficiaries in exercising any right or remedy under this Guarantee or failure to exercise the same shall operate as a waiver in whole or in part of any such right or remedy. No notice to or demand on Contractor or failure to give any such notice to or make any such demand on Contractor shall be deemed to be a waiver of the obligations of Guarantor hereunder or of the right of Beneficiaries to take further action without notice or demand as provided in this Guarantee. No course of dealing between Guarantor and Beneficiaries shall change, modify or discharge, in whole or in part, this Guarantee or any of the obligations of Guarantor hereunder.

l.
Guarantee Remains Effective. This Guarantee shall remain in full force and effect, notwithstanding any invalidity, irregularity, or unenforceability of any one or more of the CPA and the Ancillary Agreements. No release or discharge of Contractor in any receivership, bankruptcy, winding-up or other creditor proceedings shall affect, diminish or otherwise impair or otherwise be a defense to the enforcement of this Guarantee by the Beneficiaries. The liability of Guarantor shall not be affected by Continental causing work necessary for the provision of Regional Airline Services to be done, or by Continental's pursuing any other remedies provided for in the Documents.

m.
No Conditions. This Guarantee has been delivered free of any conditions and, except as otherwise expressly set forth herein, no representations have been made to Guarantor affecting or limiting the liability of Guarantor hereunder except as expressly provided herein.

n.
No Bar or Defense; Waiver of Defenses. No action or proceeding brought or instituted under this Guarantee and no recovery in pursuance thereof shall be a bar or defense to any further action or proceeding which may be brought under this Guarantee by reason of any further default or defaults hereunder or in the performance and observance of the terms, covenants, conditions, and provisions in the Documents.

Guarantor hereby waives all suretyship defenses and defenses in the nature thereof. Guarantor hereby further waives presentment, protest, notice, demand, or action or delinquency in respect to any obligation hereby guarantied except as expressly provided herein. Guarantor waives acceptance of this Guarantee. Without limiting the generality of the foregoing, Guarantor specifically waives any requirements imposed by or to which Guarantor may otherwise be entitled by virtue of the suretyship laws of the State of Texas, including requirements pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code and Chapter 34 of the Texas Business and Commerce Code.

o.
Liability Independent. The liability of Guarantor hereunder is independent of any other bonds or guaranties or other obligations at any time in effect with respect to the Documents and may be enforced regardless of the existence, validity, enforcement or non-enforcement of any such other guaranties or other obligations.

p.
Expenses. Any and all amounts due and owing by Guarantor to Continental hereunder that are not paid in full to Continental within ten (10) days following the earlier of the due date or demand therefor shall bear interest from the date such amounts were due hereunder until paid in full at the highest contract rate of interest permitted by applicable law (the “Default Interest”).

q.
Binding Effect. Neither this Guarantee nor any provisions hereof may be amended, modified, waived, discharged, or terminated orally, except by an instrument in writing duly signed by or on behalf of the party against whom enforcement of such amendment, modification, waiver, discharge or termination is sought. This Guarantee shall inure to the benefit of Continental and its successors and assigns (collectively, the “Beneficiaries”), and shall be binding upon

Guarantor and its successors and assigns; provided, however, that Guarantor shall in no event have the right to assign or transfer Guarantor's obligations and liabilities under this Guarantee in whole or part and any such attempted assignment or transfer without the prior written consent of Continental shall be null and void and of no force or effect. This Guarantee is intended to be for the benefit of, and shall be enforceable by, only the Beneficiaries and not by any third parties (including creditors of the Beneficiaries).

r.
Entire Agreement. This Guarantee, together with the CPA and the Ancillary Agreements, to the extent references are made thereto in this Guarantee, contain the undersigned's sole and entire understanding and agreement with respect to its entire subject matter, and all prior negotiations, discussions, commitments, representations, agreements and understandings heretofore had between Continental and Guarantor with respect thereto are merged herein.

s.	Governing Law. This instrument shall be governed by and construed in accordance with the laws of the State of Texas.

t.	Reliance. Guarantor acknowledges that Continental will rely upon this Guarantee in entering into the CPA and the Ancillary Agreements.

u.
Notices. Unless otherwise expressly permitted by the terms of this Guarantee, all notices, consents, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand personally to the addressee or sent overnight by a nationally recognized air courier, and

If directed to Guarantor, addressed to:
Republic Airways Holdings Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
Attention: President and Chief Executive Officer
Telecopy No.: [*]

with a copy to:

Republic Airways Holdings Inc.
8909 Purdue Road, Suite 300
Indianapolis, IN 46268
Attention: Vice President, General Counsel
Telecopy No.: [*]

If directed to Continental, addressed to:
Continental Airlines, Inc.
233 South Wacker Drive
Chicago, IL 60606
Attention: Senior Vice President - Network Operations & United Express
Facsimile No.: [*]

with a copy to:
Continental Airlines, Inc.

77 West Wacker Drive
Chicago, IL 60601
Attention: Vice President and Deputy General Counsel
Facsimile No.: [*]

or to such other address as last designated by a party by notice in writing to the other party hereto.

v.
Waiver of Jury Trial. Guarantor and Continental each hereby knowingly, voluntarily and intentionally waive the right to a trial by jury in respect of any litigation based hereon, arising out of, under or in connection with this Guarantee. This waiver is a material inducement for Guarantor to deliver and Continental to accept this Guarantee.

w.
Drafting of Guarantee. Guarantor represents and warrants that (i) it was represented by counsel of its choice, who has reviewed this Guarantee and advised it of the contents and meaning; (ii) it is signing this Guarantee voluntarily and with full understanding of its contents and meaning; (iii) it waives any claim or defense that this Guarantee should be construed more strictly against the other party as the drafter thereof.

x.
Severability. If any provision of this Guarantee or its application to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Guarantee and the application of that provision to other Persons or circumstances is not affected in that provision shall be enforced to the greatest extent permitted by law.

y.
Further Assurances. In connection with this Guarantee and the transactions contemplated by it, Guarantor shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Guarantee and those transactions.

z.
Multiple Counterparts. This Guarantee may be executed in any number of counterparts and with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

EXECUTED as of the Effective Date.

GUARANTOR:
REPUBLIC AIRWAYS HOLDINGS INC.

By:    /s/ Timothy P. Dooley_____________
Name:    Timothy P. Dooley

Title:	Senior VP & CFO